Exhibit 10.2

EXECUTION VERSION

This SECOND AMENDMENT TO SECURITIES PURCHASE AGREEMENT AND AMENDMENT TO SECURITY AGREEMENT (this “Second Amendment”), dated as of July 19, 2019, by and among GLOBAL EAGLE ENTERTAINMENT INC., a Delaware corporation (the “Company”), the Guarantors identified on the signature pages hereto (the “Guarantors” and, together with the Company being collectively, the “Note Parties”), the Purchasers (as defined below) party hereto, and CORTLAND CAPITAL MARKET SERVICES LLC, as collateral agent (in such capacity, the “Collateral Agent”).

RECITALS

WHEREAS, reference is made to the Credit Agreement, dated as of January 6, 2017, as amended by (i) the First Amendment and Limited Waiver to Credit Agreement dated as of May 4, 2017, (ii) the Amendment to First Amendment and Limited Waiver to Credit Agreement and Second Amendment to Credit Agreement dated as of June 29, 2017, (iii) the Third Amendment to Limited Waiver to Credit Agreement and Third Amendment to Credit Agreement dated as of October 2, 2017, (iv) the Fourth Amendment to Limited Waiver to Credit Agreement and Fourth Amendment to Credit Agreement dated as of October 31, 2017, (v) the Fifth Amendment to Limited Waiver to Credit Agreement and Fifth Amendment to Credit Agreement dated as of December 22, 2017, (vi) the Sixth Amendment to Credit Agreement dated as of March 8, 2018 and (vii) the Omnibus Incremental Term Loan and Seventh Amendment to Credit Agreement and Amendment to Security Agreement dated as of date hereof (the “Seventh Amendment to Credit Agreement”) (collectively, the “Senior Credit Agreement”), among the Company, the guarantors party thereto from time to time, CITIBANK, N.A., as administrative agent, and each lender from time to time party thereto;

WHEREAS, the Borrower has requested an additional tranche of term loans from certain of the term lenders under the Senior Credit Agreement in an aggregate principal amount of $40,000,000 which will be pari passu in right of payments, security and priority with the existing term loans under the Senior Credit Agreement (the “New Incremental Term Loans”);

WHEREAS, reference is made to the Securities Purchase Agreement, dated as of March 8, 2018, as amended and/or supplemented by (i) the First Amendment to Securities Purchase Agreement dated as of March 27, 2018 and (ii) the Joinder to Securities Purchase Agreement dated as of March 27, 2018 (collectively, the “Purchase Agreement”; and the Purchase Agreement as amended hereby, being the “Amended Purchase Agreement”), among the Company, the Guarantors party thereto from time to time, the Collateral Agent and the purchasers party thereto (collectively, the “Purchasers” and, individually, a “Purchaser”);

WHEREAS, reference is also made to the Security Agreement, dated as of March 27, 2018 (as heretofore amended, the “Security Agreement”; and the Security Agreement as amended hereby, being the “Amended Security Agreement”), among the Note Parties identified therein as “Grantors” and the Collateral Agent;

WHEREAS, pursuant to Section 13.08 of the Purchase Agreement, the Company and the Requisite Purchasers (as defined in the Purchase Agreement) may amend the Purchase Agreement and the other Note Documents for certain purposes; and

WHEREAS, the Company has requested that the Collateral Agent and the Purchasers amend the Purchase Agreement and the Security Agreement as set forth herein and, subject to the terms and conditions set forth in this Second Amendment, the Collateral Agent and the Purchasers party hereto (constituting in excess of the Requisite Purchasers) hereby agree to such request.

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1. Definitions. Each capitalized term used and not otherwise defined in this Second Amendment shall have the meaning assigned to such term in the Amended Purchase Agreement, and where not therein defined, such capitalized term shall have the meaning assigned to such term in the Amended Security Agreement.

Section 2. Consent to New Incremental Term Loans and Amendments to Intercreditor and Subordination Agreement. Subject to the satisfaction of the conditions set forth in Section 7 below, and in reliance upon the representations and warranties set forth in Section 5 below, the Purchasers party hereto hereby (i) consent to the incurrence of the New Incremental Term Loans by the Borrower under the Senior Credit Agreement and (ii) direct the Collateral Agent to execute, deliver and perform its obligations under the Amendment No. 1 to Intercreditor and Subordination Agreement and Consent and Reaffirmation attached hereto as Annex VI (the “Amendment No. 1 to Intercreditor and Subordination Agreement”) pursuant to which certain modifications to the subordination provisions shall be made.

Section 3. Amendments to Purchase Agreement.

(a) The Purchase Agreement (excluding the annexes, schedules and exhibits thereto) is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: underlined text) as set forth in the marked blacklined copy of the Amended Purchase Agreement attached as Annex I attached hereto (which shall be the Amended Purchase Agreement). Said Annex I has been blacklined to show all changes from the Purchase Agreement as in effect immediately prior to the date hereof, it being agreed that, by virtue of this Second Amendment and upon the effectiveness hereof, any amendments or other modifications to the Purchase Agreement prior to the date hereof that are not reflected in said Annex I shall cease to be in effect or, as the case may be, shall be modified as set forth in said Annex I, and Annex I shall for all purposes be deemed to constitute the Amended Purchase Agreement.

(b) Schedules to the Amended Purchase Agreement. Schedule 4.17 to the Purchase Agreement is hereby amended and restated in its entirety to read as set forth on Annex II attached hereto. References to the foregoing schedule in any of the Note Documents shall be deemed to be references to such schedule as set forth on such Annex II.

(c) Exhibits to the Amended Purchase Agreement. Exhibit A to the Purchase Agreement is hereby amended and restated in its entirety to read as set forth on Annex III attached hereto. References to the foregoing exhibit in any of the Note Documents shall be deemed to be references to such exhibit as set forth on such Annex III.

Section 4. Amendments to Security Agreement.

(a) Section 1.01 of the Security Agreement is hereby amended by inserting the following definition in appropriate alphabetical order:

““Excluded Deposit Accounts” has the meaning given to such term in the Senior Credit Agreement (as in effect on the date hereof).”

(b) Section 1.01 of the Security Agreement is hereby amended by deleting the definition of “Article 9 Collateral” appearing therein; and the Security Agreement (other than in Section 3.01(a) of the Security Agreement, which is addressed in Section 4(i) of this Second Amendment) is hereby amended to replace all references to “Article 9 Collateral” therein with references to “Collateral.”

(c) The definition of “Collateral” set forth in Section 1.01 of the Security Agreement is hereby amended and restated in its entirety to read as follows:

““Collateral” means the Collateral described in Section 3.01 and the Pledged Collateral.”

(d) The definition of “Grantor” set forth in Section 1.01 of the Security Agreement is hereby amended and restated in its entirety to read as follows:

““Grantor” means the Issuer, each Guarantor, and each Guarantor that is a wholly-owned Domestic Subsidiary that becomes or is required to become a party to this Agreement and the SPA on or after the Second Amendment Effective Date.”

(e) The definition of “Subsidiary Parties” set forth in Section 1.01 of the Security Agreement is hereby amended and restated in its entirety to read as follows:

““Subsidiary Parties” means (a) the Subsidiaries identified on Schedule I and (b) each other Subsidiary that becomes a party to this Agreement as a Subsidiary Party on or after the Second Amendment Effective Date.”

(f) Section 2.01(i) of the Security Agreement is hereby amended by amending and restating the proviso therein immediately following the reference to “(collectively, the “Pledged Equity”);” as follows:

“provided that the Pledged Equity shall not include any Excluded Assets;”

(g) Section 2.02(a) of the Security Agreement is hereby amended by (i) replacing all of the references to “Closing Date” therein with a reference to “Second Amendment Effective Date” and (ii) amending and restating the proviso therein as follows:

“provided that except as specified by the Requisite Purchasers, no Grantor shall be required to take any action under the law of any non-U.S. jurisdiction to create or perfect a security interest in any assets located outside the United States or any other assets that require such action, including any intellectual property registered in any non-U.S. jurisdiction (and no security agreements or pledge agreements governed under the laws of any non-U.S. jurisdiction shall be required).”

(h) Section 2.02(b) of the Security Agreement is hereby amended by replacing the reference therein to “$5,000,000” with a reference to “$1,000,000”.

(i) Section 3.01(a) of the Security Agreement is hereby amended by (i) replacing the reference to “(collectively, the “Article 9 Collateral”)” therein with a reference to “(collectively, with the Pledged Collateral, the “Collateral”), (ii) deleting the reference to “and” at the end of clause (xiii) therein, (iii) redesignating the current clause “(xiv)” as clause “(xviii),” and (iv) adding new clauses (xiv), (xv), (xvi) and (xvii) thereto as follows:

“(xiv) all Deposit Accounts, Securities Accounts and Commodities Accounts (other than Excluded Deposit Accounts);

(xv) all leases of real property and all proceeds thereof;

(xvi) all payment intangibles;

(xvii) all money, cash or other Cash Equivalents; and”

(j) Section 3.01(d) of the Security Agreement is hereby amended and restated in its entirety to read as follows:

“(d) The Collateral Agent is hereby authorized to file with the USPTO or the USCO (or any successor office) additional documents (including any Intellectual Property Security Agreements and/or supplements thereto) as may be necessary for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest in the Registered Intellectual Property Collateral of each Grantor in which a security interest has been granted by each Grantor, and naming any Grantor as debtor and the Collateral Agent as secured party.”

(k) Section 3.01 of the Security Agreement is hereby further amended by deleting Section 3.01(e) therein in its entirety and replacing it with a reference to “[Reserved].”.

(l) Section 3.02(d) of the Security Agreement is hereby amended by deleting the reference to “and” at the end of clause (ii) therein and adding the following at the conclusion thereof as a new clause (iv) thereto as follows:

“, and (iv) subject to the entry by the applicable Grantor, the Collateral Agent and the bank, securities intermediary or commodities intermediary, in each case, with whom such Deposit Account, Securities Account or Commodities Account is maintained (as applicable) into a customary control agreement with respect to each Deposit Account, Securities Account or Commodities Account, a perfected security interest in all such Deposit Accounts, Securities Accounts or Commodities Accounts (other than any account constituting an Excluded Deposit Account or an Excluded Asset) in which a security interest may be perfected by entering into control agreements pursuant to the Uniform Commercial Code.”

(m) Section 3.02(f) of the Security Agreement is hereby amended by replacing the reference therein to “$5,000,000” with a reference to “$500,000”.

(n) Section 3.02 of the Security Agreement is hereby further amended by adding a new clause (g) thereto as follows:

“(g) As of the Second Amendment Effective Date, Schedule IV hereto sets forth a true and complete list and description, of all Deposit Accounts, Securities Accounts, Commodities Accounts (except Excluded Deposit Accounts) and all other depositary accounts maintained by each Grantor.”

(o) Section 3.03(e) of the Security Agreement is hereby amended by replacing the reference therein to “$2,500,000” with a reference to “$1,000,000”.

(p) Section 3.03 of the Security Agreement is hereby further amended by adding a new Section 3.03(h) thereto as follows:

“(h) Deposit Accounts Covenants.

(i) In the case of any Deposit Accounts, Securities Accounts or Commodities Accounts existing on the Second Amendment Effective Date (other than any account constituting an Excluded Deposit Account or any Excluded Asset), such Grantor shall enter into a customary control agreement with the Collateral Agent and the applicable bank, securities intermediary or commodities intermediary with respect to such account in form and substance reasonably acceptable to the Collateral Agent within the same time period as the same are required to be delivered to the Senior Administrative Agent under the Senior Credit Agreement (as in effect on the Second Amendment Effective Date).

(ii) Except as provided in Section 6.23 of the Senior Credit Agreement (as in effect on the Second Amendment Effective Date), the Grantors shall deliver deposit account control agreements or other similar agreement from each financial institution at which such Grantor maintains any Deposit Account, Securities Account or Commodities Account (other than an Excluded Deposit Account) executed by and among such financial institution, the Senior Administrative Agent (acting on behalf of the Secured Parties under (and as defined in) the Senior Credit Agreement), the Collateral Agent and such Grantor sufficient to give the Collateral Agent “control” (within the meaning set forth in Section 9-104 of the Uniform Commercial Code and subject to and in accordance with the Intercreditor and Subordination Agreement) of such account and otherwise to be in form and substance acceptable to the Collateral Agent, in each case, to the extent acquired after the Second Amendment Effective Date, within 60 days after opening any such account.”

(q) Section 6.11 of the Security Agreement is hereby amended by deleting Section 6.11(b) therein in its entirety and replacing it with a reference to “[Reserved].”.

(r) Section 6.11(e) of the Security Agreement is hereby amended by replacing the reference therein to the words “(a), (b), (c) or (d) of this Section 6.11” with a reference to “(a), (c) or (d) of this Section 6.11”.

(s) Section 6.12 of the Security Agreement is hereby amended and restated in its entirety to read as follows:

“Section 6.12 Additional Grantors. Pursuant to Section 7.10 of the SPA, certain additional Subsidiaries of the Grantors may be required to enter in this Agreement as Grantors. Upon execution and delivery by the Collateral Agent and a Subsidiary of a Security Agreement Supplement, such Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of any such instrument shall not require the consent of any other Grantor hereunder, except to the extent obtained on or prior to such date and in full force and effect on such date. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.”

(t) Schedules to the Amended Security Agreement. (i) Schedules I, II and III to the Security Agreement are hereby amended and restated as set forth on Annex IV attached hereto and (ii) a new Schedule IV shall be added to the Amended Security Agreement in the form of Annex IV attached hereto. References to each such schedule shall be deemed to be references to such schedules as set forth on Annex IV attached hereto.

(u) Exhibits to the Amended Security Agreement. Exhibit II to the Security Agreement is hereby amended and restated in its entirety to read as set forth on Annex V attached hereto. References to the foregoing exhibit in any of the Loan Documents shall be deemed to be references to such exhibit as set forth on such Annex V.

Section 5. Representations and Warranties.

(a) Power; Authorization; Enforceable Obligations. The Company and each other Note Party has the requisite power and authority, and the legal right, to enter into this Second Amendment. The Company and each other Note Party has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of this Second Amendment. This Second Amendment constitutes a legal, valid and binding obligation of the Company and each other Note Party signatory hereto, enforceable against the Company and each other Note Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(b) Accuracy of Representations and Warranties. Immediately before and after giving effect to this Second Amendment on the Second Amendment Effective Date, the representations and warranties of the Company and each other Note Party set forth in the Note

Documents (including, for the avoidance of doubt, in the SPA) are true and correct in all material respects on and as of the Second Amendment Effective Date to the same extent as though made on and as of the Second Amendment Effective Date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true and correct in all material respects on and as of such earlier date; provided that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language is true and correct (after giving effect to any qualification therein) in all respects on such respective dates.

(c) No Default or Event of Default has occurred and is continuing or would result from the execution, delivery or performance of this Second Amendment.

(d) Since December 31, 2018, no Material Adverse Effect has occurred or would result from the execution, delivery or performance of this Second Amendment.

Section 6. [Reserved]

Section 7. Effectiveness; Conditions Precedent. This Second Amendment and each of the amendments to the Note Documents referenced herein shall become effective on the date (such date, the “Second Amendment Effective Date”) that the following conditions have been satisfied (except, in each case, as otherwise provided in Section 6.23 of the Senior Credit Agreement (as in effect on the date hereof)):

(a) The Purchasers shall have received, in form and substance satisfactory to the Requisite Purchasers and the Collateral Agent, each of the following:

(i) Fully-executed counterparts from all parties of this Second Amendment (and all schedules and exhibits).

(ii) The Joinder to Guaranty executed by IFE Services (USA), Inc. and MTN International, Inc.

(iii) [Reserved].

(iv) The Security Agreement Supplements executed by IFE Services (USA), Inc. and MTN International, Inc.

(v) Satisfactory evidence that stock certificates, if any, representing the Pledged Equity referred to in the Security Agreement including (x) with respect to any first-tier Foreign Subsidiary, any previously unpledged Equity Interest of such entity (to the extent it is not an Excluded Subsidiary) and (y) any other Equity Interest set forth in clause (a)(xviii) below, together in each case with executed (in blank) stock powers relating thereto, all in form and substance acceptable to the Collateral Agent and the Requisite Purchasers, have been delivered to the Senior Administrative Agent.

(vi) UCC-1 financing statements for each of IFE Services (USA), Inc. and MTN International, Inc. in appropriate form for filing in the respective filing office designated thereon.

(vii) Deposit account control agreements or other similar agreement from each financial institution at which each Grantor maintains a Deposit Account, Securities Account, Commodities Account or other similar account (other than the Excluded Deposit Accounts) executed by and among such financial institution, the Senior Administrative Agent (acting on behalf of the Secured Parties under (and as defined in) the Senior Credit Agreement), the Collateral Agent and such Grantor sufficient to give the Collateral Agent “control” (within the meaning set forth in Section 9-104 of the Uniform Commercial Code and subject to and in accordance with the Intercreditor and Subordination Agreement) of such account and otherwise to be in form and substance acceptable to the Requisite Purchasers.

(viii) [Reserved].

(ix) [Reserved].

(x) Fully-executed counterparts from all parties of the Amendment No. 1 to Intercreditor and Subordination Agreement.

(xi) Fully-executed counterparts from all parties of the Seventh Amendment to Credit Agreement, together with all other documentation relating thereto.

(xii) [Reserved].

(xiii) Lien Searches. Results of proper and customary Lien, bankruptcy, judgment, copyright, patent and trademark searches with respect to each Note Party in the applicable jurisdictions in reasonably acceptable scope and with acceptable results to the Collateral Agent and the Requisite Purchasers.

(xiv) Perfection Certificate. An updated Perfection Certificate relating to the Note Parties in form and substance satisfactory to the Collateral Agent and the Requisite Purchasers.

(xv) Resolutions. A true, correct and complete copy of resolutions duly adopted by the board of directors (or equivalent governing body) of each Note Party authorizing the execution, delivery and performance of this Second Amendment, the Amended Purchase Agreement, the Amended Security Agreement and the transactions contemplated hereby and thereby.

(xvi) Beneficial Ownership Certificates. (i) The Collateral Agent and the Purchasers shall have received, prior to the Second Amendment Effective Date, all documentation and other information regarding the Company and the Guarantors requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, to the extent requested in writing of the Company or the Guarantors at least ten (10) days prior to the Second Amendment Effective Date and (ii) to the extent any of the Company or the Guarantors qualify as a “legal entity customer” under the Beneficial Ownership Regulation, prior to the Second Amendment Effective Date, any Purchaser or the Collateral Agent that has requested, in a written notice to the Company or the Guarantors at least ten (10) days prior to the Second Amendment Effective Date, a Beneficial Ownership Certification in relation to the Company or the Guarantors shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Purchaser or the Collateral Agent of its signature page to this Second Amendment, the condition set forth in this clause (ii) shall be deemed to be satisfied).

(xvii) [Reserved].

(xviii) Additional Equity Interests. Each Grantor shall have taken any and all actions which may reasonably be necessary to pledge all Pledged Collateral (as defined in the Amended Security Agreement), including without limitation, 100% of the Equity Interests of MTN International, Inc., owned by such Grantor, including delivery of stock certificates or other instruments representing all Equity Interests to the Senior Administrative Agent, together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank, all in form and substance acceptable to the Collateral Agent and the Requisite Purchasers.

(xix) [Reserved].

(xx) Insurance. Updated certificates of insurance meeting the requirements set forth in the Amended Purchase Agreement or in the Collateral Documents or as required by the Collateral Agent, and insurance endorsements naming the Collateral Agent as lenders’ loss payable as its interest may appear, with respect of any such insurance, as applicable.

(xxi) Amendments to IP Security Agreements. (i) Fully-executed counterparts from all parties to the First Amendment to Patent Security Agreement and (ii) Fully-executed counterparts from all parties to the First Amendment to Trademark Security Agreement.

(b) Collateral and Guarantee Requirement. The Collateral and Guarantee Requirement shall have been satisfied.

(c) Fees. The Collateral Agent and the Purchasers shall have received payment (in cash) of all documented fees and expenses required to be paid or reimbursed by the Company on the Second Amendment Effective Date including (without duplication) all professional fees and expenses of the Collateral Agent and the Purchasers relating to this Second Amendment, the Amended Purchase Agreement and the transactions related thereto.

(d) Financial Analyses. The Collateral Agent and the Purchasers shall have received such forecasts, budgets and other business and financial analyses as they shall request.

(e) [Reserved].

(f) Representations and Warranties. The representations and warranties in Section 5 of this Second Amendment and in the other Note Documents shall be true and correct in all material respects (or if qualified by “materiality,” “material adverse effect” or similar language, in all respects (after giving effect to such qualification)) on the Second Amendment Effective Date (or to the extent that such representations and warranties specifically refer to an earlier date, such representations and warranties shall have been true and correct in all material respects as of such earlier date).

(g) No Default. No Default or Event of Default has occurred and is continuing or would result from the execution, delivery or performance of this Second Amendment.

(h) No Material Adverse Effect. Since December 31, 2018, no Material Adverse Effect shall have occurred or would result from the execution, delivery or performance of this Second Amendment;

(i) Other. The Note Parties shall have provided such other items and shall have satisfied such other conditions as may be reasonably required by the Requisite Purchasers.

Section 8. Post-Closing Covenant. The Note Parties, jointly and severally, covenant and agree to satisfy the requirements and/or provide to the Collateral Agent or the Senior Administrative Agent, as applicable, each of the documents, instruments, agreements and information set forth on Schedule 6.23 to the Senior Credit Agreement (as in effect on the date hereof) (each in form and substance satisfactory to the Collateral Agent and the Requisite Purchasers) in their reasonable discretion), as soon as commercially reasonable after the Second Amendment Effective Date and by no later than the date set forth on Schedule 6.23 to the Senior Credit Agreement (as in effect on the date hereof) with respect to such action (or such later date as the Collateral Agent (at the direction of the Requisite Purchasers) may reasonably agree).

Section 9. Entire Agreement. This Second Amendment, the Amended Purchase Agreement, the Amended Security Agreement, and the other Note Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

Section 10. GOVERNING LAW. THIS SECOND AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON OR ARISING OUT OF THIS SECOND AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 11. Consent to Jurisdiction; Waiver of Jury Trial. The jurisdiction and waiver of jury trial provisions set forth in Sections 13.6 and 13.7 of the Amended Purchase Agreement are hereby incorporated by reference, mutatis mutandis.

Section 12. Consent to Service of Process. Each party to this Second Amendment irrevocably consents to the service of process in the manner provided for notices in Section 13.1 of the Amended Purchase Agreement. Nothing in any Note Document will affect the right of any party to this Second Amendment to serve process in any other manner permitted by law.

Section 13. Severability. Any term or provision of this Second Amendment which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Second Amendment or affecting the validity or enforceability of any of the terms or provisions of this Second Amendment in any other jurisdiction. If any provision of this Second Amendment is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

Section 14. Note Document. This Second Amendment constitutes a “Note Document” for all purposes of the Amended Purchase Agreement and the other Note Documents.

Section 15. Reaffirmation. Each of the undersigned Note Parties (i) acknowledges all of its obligations, undertakings and liabilities under the Purchase Agreement, the Security Agreement and the other Note Documents to which it is a party in each case as amended hereby or in connection herewith and such obligations, undertakings and liabilities (as so amended hereby, where applicable), are hereby reaffirmed and remain in full force and effect on a continuous basis, (ii) agrees that its grant of security interests pursuant to the Security Agreement is hereby remade, reaffirmed and remains in full force and effect after giving effect to this Second Amendment and secures all Note Obligations (as in effect after giving effect hereto), (iii) acknowledges and agrees that the Note Obligations and the Guaranteed Obligations (as defined in the Guaranty Agreement) include, among other things and without limitation, the due and punctual payment of the principal of, interest on, and premium (if any) on, the Notes and (iv) acknowledges and agrees that the execution of this Second Amendment shall not operate as a waiver of any right, power or remedy of the Collateral Agent, the Requisite Purchasers or the other Purchasers, constitute a waiver of any provision of any of the Note Documents or serve to effect a novation of the Note Obligations.

Section 16. Expenses. The Company agrees to pay all reasonable and documented out-of-pocket costs and expenses of the Collateral Agent and the Purchasers in connection with the negotiation, preparation, execution and delivery of this Second Amendment and the Amended Purchase Agreement.

Section 17. Counterparts. This Second Amendment may be executed by the parties hereto in any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Second Amendment by fax, email or other electronic transmission (including in .pdf or .tif format) shall be effective as delivery of a manually executed counterpart of this Second Amendment.

Section 18. Headings. The headings of this Second Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 19. Effect of this Second Amendment. Except as expressly set forth herein, (i) this Second Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Purchasers or the Collateral Agent, in each case under the Purchase Agreement or any other Note Document, and (ii) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Purchase Agreement or any other Note Document. Except as expressly set forth herein, each and every term, condition, obligation, covenant and agreement contained in the Purchase Agreement or any other Note Document is hereby ratified and re-affirmed in all respects and shall continue in full force and effect and each Note Party reaffirms its obligations under the Note Documents to which it is party and the grant of its Liens on the Collateral made by it pursuant to the Security Documents. The execution, delivery and effectiveness of this Second Amendment shall not, except as expressly provided herein or as provided in the exhibits hereto, operate as a waiver of any right, power or remedy of any Purchaser or the Collateral Agent under any of the Note Documents, or constitute a waiver of any provision of any of the Note Documents. This Second Amendment shall not extinguish the obligations for the payment of money outstanding under the Purchase Agreement. Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Purchase Agreement, which shall remain in full force and effect, except to any extent modified hereby or as provided in the exhibits hereto. Nothing implied in this Second Amendment or in any other document contemplated hereby shall be construed as a release or other discharge of any of the Note Parties from the Note Documents. From and after the Second Amendment Effective Date, all references to the Purchase Agreement or the Security Agreement in any Note Document and all references in the Purchase Agreement or the Security Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Purchase Agreement and/or the Security Agreement shall, unless expressly provided otherwise, be deemed to refer to the Amended Purchase Agreement and/or the Security Agreement as amended hereby, respectively. Each of the Note Parties hereby consents to this Second Amendment and confirms that all obligations of such Note Party under the Note Documents to which such Note Party is a party shall continue to apply to the Purchase Agreement as amended hereby.

[Remainder of page left intentionally blank]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

GLOBAL EAGLE ENTERTAINMENT INC., as
Company

By:	/s/ Christian Mezger
Name: Christian Mezger
Title: Chief Financial Officer

[Signature Page to Second Amendment]

GLOBAL EAGLE SERVICES, LLC AIRLINE MEDIA PRODUCTIONS, INC. ENTERTAINMENT IN MOTION, INC.
GLOBAL EAGLE ENTERTAINMENT OPERATIONS SOLUTIONS, INC.
INFLIGHT PRODUCTIONS USA INC.
POST MODERN EDIT, INC. THE LAB AERO, INC. ROW 44, INC.
N44HQ, LLC
EMERGING MARKETS COMMUNICATIONS, LLC MARITIME TELECOMMUNICATIONS NETWORK, INC.
MTN INTERNATIONAL, INC.
MTN GOVERNMENT SERVICES, INC. MTN LICENSE CORP.
GLOBAL EAGLE TELECOM LICENSING
SUBSIDIARY LLC
IFE SERVICES (USA), INC., each as a Guarantor

By:	/s/ Christian Mezger
Name: Christian Mezger
Title: Chief Financial Officer

[Signature Page to Second Amendment]

CORTLAND CAPITAL MARKET
SERVICES LLC, as Collateral Agent

By:	/s/ Matthew Trybula
Name: Matthew Trybula
Title: Associate Counsel

[Signature Page to Second Amendment]

SEARCHLIGHT II TBO, L.P., as Purchaser

By:	Searchlight II TBO GP, LLC, its general partner

By:	/s/ Eric Sondag
Name: Eric Sondag
Title: Authorized Officer

SEARCHLIGHT II TBO-W, L.P., as Purchaser

By:	Searchlight II TBO GP, LLC, its general partner

By:	/s/ Eric Sondag
Name: Eric Sondag
Title: Authorized Officer

[Signature Page to Second Amendment]

ANNEX I

AMENDED PURCHASE AGREEMENT

[See attached]

~~Conformed through First Amendment – March 27, 2018~~

ANNEX I

SECURITIES PURCHASE AGREEMENT

AMONG

GLOBAL EAGLE ENTERTAINMENT INC.

AND

THE PURCHASERS IDENTIFIED ON SCHEDULE I HERETO

DATED AS OF MARCH 8, 2018

As Amended by (i) the First Amendment to Securities Purchase Agreement, dated as of March 27, 2018, and (ii) the Second Amendment to Securities Purchase Agreement and Amendment to Security Agreement, dated as of July 19, 2019.

TABLE OF CONTENTS

Page
ARTICLE I DEFINITIONS		2

1.1	Defined Terms	2

1.2	Terms Generally	~~39~~45

1.3	Use of Defined Terms	~~39~~46

1.4	Currency	~~40~~46

1.5	Accounting Terms	~~40~~46

1.6	Limited Condition Acquisition.	46

ARTICLE II PURCHASE AND SALE OF THE NOTES AND THE WARRANTS		~~40~~47

2.1	Purchase and Sale	~~40~~47

2.2	Purchase Price Allocation	~~40~~47

2.3	Closing	~~41~~48

ARTICLE III PROVISIONS OF THE NOTES		~~41~~48

3.1	The Notes	~~41~~48

3.2	General Provisions As To Payments	~~42~~49

3.3	Interest	~~42~~49

3.4	Default Interest	~~44~~51

3.5	Optional Prepayments	~~45~~52

3.6	Taxes	~~45~~52

ARTICLE IV REPRESENTATIONS AND WARRANTIES		~~45~~53

4.1	Financial Condition	~~46~~53

4.2	Corporate Existence; Compliance with Law, Etc.	~~46~~53

4.3	Corporate Power; Authorization; Consents; Enforceable Obligations	~~47~~54

4.4	No Legal Bar	~~47~~54

4.5	No Material Litigation	~~47~~55

4.6	Ownership of Property; Liens; Condition of Properties	~~47~~55

4.7	Intellectual Property	~~48~~55

4.8	Taxes	~~48~~55

4.9	Federal Regulations	~~48~~55

4.10	ERISA Compliance	~~48~~56

4.11	Investment Company Act	~~49~~56

4.12	Subsidiaries	~~49~~56

TABLE OF CONTENTS (CONT’D)

Page
4.13	Accuracy and Completeness of Information	~~49~~57

4.14	Permits, Etc.	~~50~~57

4.15	Solvency	~~50~~57

4.16	Owner of Collateral; Validity of Accounts	~~50~~57

4.17	Capitalization	~~50~~58

4.18	Environmental Matters	~~51~~58

4.19	Labor Matters	~~52~~59

4.20	FCC Authorizations	~~52~~59

4.21	USA Patriot Act; OFAC; FCPA	~~52~~60

4.22	Security Documents	~~53~~60

4.23	EEA Financial Institutions	~~54~~61

4.24	Beneficial Ownership Certification	61

ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS		~~54~~61

5.1	Purchase for its Own Account	~~54~~61

5.2	Accredited Purchaser	~~54~~61

5.3	Authority, Etc.	~~54~~61

5.4	Securities Act Compliance	~~54~~62

ARTICLE VI CONDITIONS TO PURCHASE AND ISSUANCE		~~55~~62

6.1	Conditions to Obligations of Purchasers on the Closing Date	~~55~~62

6.2	Conditions to Obligations of the Company on the Closing Date	~~56~~63

ARTICLE VII AFFIRMATIVE COVENANTS		~~56~~64

7.1	Financial Statements	~~56~~64

7.2	Other Information	~~58~~65

7.3	Notices	~~58~~65

7.4	Payment of Taxes	~~58~~66

7.5	Preservation of Existence, Etc.	~~58~~66

7.6	Maintenance of Properties	~~59~~66

7.7	Insurance	~~59~~66

7.8	Compliance with Laws	~~59~~67

7.9	Books and Records	~~60~~67

7.10	Additional Collateral; Additional Guarantors	~~60~~67

7.11	Compliance with Environmental Laws	~~60~~67

7.12	Further Assurances	~~60~~68

7.13	Designation of Subsidiaries	~~61~~68

TABLE OF CONTENTS (CONT’D)

Page
7.14	Use of Proceeds	~~61~~69

7.15	Offer to Repurchase Upon Change of Control	~~61~~69

7.16	End of Fiscal Years	~~63~~70

7.17	Lines of Business	~~63~~71

7.18	Communications Regulations	~~63~~71

7.19	Anti-Terrorism Law; Anti-Money Laundering; Embargoed Persons; Anti-Corruption; Licenses	~~63~~71

7.20	ERISA Compliance	~~64~~71

7.21	Other Information	~~64~~72

ARTICLE VIII NEGATIVE COVENANTS		~~64~~72

8.1	Limitation on Indebtedness	~~64~~72

8.2	Limitation on Liens	~~69~~78

8.3	Investments	~~75~~84

8.4	Fundamental Changes	~~78~~88

8.5	Dispositions	~~80~~90

8.6	Restricted Payments	~~83~~93

8.7	Transactions with Affiliates	~~86~~96

8.8	Burdensome Agreements	~~87~~97

8.9	Prepayments, Etc. of Subordinated Indebtedness ~~89~~, Qualified Debt or Convertible Notes	99

~~8.10~~	~~Permitted JV Holdings Activities~~	~~101~~

ARTICLE IX TRANSFER OF NOTES		~~90~~101

9.1	Note Register	~~90~~101

9.2	Lost, Destroyed or Mutilated Notes	~~91~~102

9.3	Restriction on Transfer	~~91~~102

9.4	Restrictive Legend	~~91~~102

9.5	Notice of Transfer	~~93~~104

ARTICLE X EVENTS OF DEFAULT		~~93~~104

10.1	Defaults	~~93~~104

10.2	Acceleration	~~96~~107

10.3	Waiver of Defaults	~~96~~108

10.4	Control by Majority	~~96~~108

10.5	Limitation on Suits	~~97~~108

ARTICLE XI [RESERVED]		~~97~~108

ARTICLE XII THE COLLATERAL AGENT		~~97~~108

TABLE OF CONTENTS (CONT’D)

Page
12.1	Appointment	~~97~~108

12.2	Powers and Duties; General Immunity	~~97~~109

12.3	Independent Investigation by the Purchasers; No Responsibility For Appraisal of Creditworthiness	~~98~~110

12.4	Right to Indemnity	~~99~~110

12.5	Resignation of Collateral Agent; Successor Collateral Agent	~~99~~111

12.6	Collateral Documents	~~100~~111

ARTICLE XIII MISCELLANEOUS		~~100~~112

13.1	Notices	~~100~~112

13.2	Survival of Agreement	~~101~~113

13.3	Successors and Assigns; Participations	~~102~~114

13.4	Expenses	~~103~~114

13.5	Indemnification	~~103~~114

13.6	GOVERNING LAW; JURISDICTION AND VENUE	~~104~~116

13.7	WAIVER OF JURY TRIAL	~~104~~116

13.8	Waivers; Amendments	~~105~~117

13.9	Public Announcements	~~105~~117

13.10	Independence of Covenants, Representations and Warranties	~~106~~118

13.11	No Fiduciary Relationship	~~107~~118

13.12	No Duty	~~107~~119

13.13	Construction	~~107~~119

13.14	Severability	~~107~~119

13.15	Counterparts; Facsimile Execution	~~107~~119

13.16	Headings	~~108~~119

13.17	Entire Agreement	~~108~~120

13.18	USA Patriot Act Notice	~~108~~120

13.19	Lien Termination, Subordination and Release; Guarantee Release	~~108~~120

13.20	Pro Forma Calculations	~~109~~121

SCHEDULES AND EXHIBITS

Schedule I	-	Purchasers, Securities and Notices Incorporated
Schedule 4.17	-	Capitalization

Exhibit A	-	Form of Note
Exhibit B	-	Form of Guaranty Agreement
Exhibit C	-	Form of Security Agreement

v

TABLE OF CONTENTS (CONT’D)

Page

Exhibit D	-	Form of Penny Warrant
Exhibit E	-	Form of Market Warrant
Exhibit F	-	Form of Warrantholders Agreement
Exhibit G	-	Form of Subordination Terms
Exhibit H	-	Form of Intercreditor and Subordination Agreement
Exhibit I - Form of Joinder

Each of the Purchasers referred to below and each holder of the Notes (a) acknowledges that it has received a copy of the Intercreditor and Subordination Agreement (as defined below), (b) agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor and Subordination Agreement, (c) authorizes and instructs the Collateral Agent (as defined below) to enter into the Intercreditor and Subordination Agreement as Collateral Agent and on behalf of such Purchaser or such holder, as applicable, and (d) hereby consents to the payment subordination and the subordination of the Liens (as defined below) securing the Note Obligations (as defined below) on the terms set forth in the Intercreditor and Subordination Agreement. The foregoing provisions are intended as an inducement to the lenders and/or purchasers under the First Lien Loan Documents (as defined in the Intercreditor and Subordination Agreement) and the other Second Lien Note Documents (as defined in the Intercreditor and Subordination Agreement) to extend credit to the Company (as defined below) and the Guarantors (as defined below) and such lenders and/or purchasers are intended third party beneficiaries of such provisions. In the event of any conflict or inconsistency between the provisions of the Intercreditor and Subordination Agreement and this Agreement, the provisions of the Intercreditor and Subordination Agreement shall control.

SECURITIES PURCHASE AGREEMENT, dated as of March 8, 2018, among (i) Global Eagle Entertainment Inc., a Delaware corporation (the “Company”), (ii) the Persons listed on Schedule I hereto (each, a “Purchaser” and collectively, the “Purchasers”), and (iii) a collateral agent to be determined, who will execute this agreement by Joinder (in such capacity, the “Collateral Agent”).

RECITALS

WHEREAS, the Company has authorized the issuance of up to $150,000,000 aggregate principal amount of its Second Lien Notes (the “Notes”) to be issued in accordance with the terms and conditions of this Agreement and substantially in the form of Exhibit A hereto;

WHEREAS, the Company has authorized the issuance of (i) warrants to acquire an aggregate of 18,065,775 shares of Common Stock at an exercise price of $0.01 per share (the “Penny Warrants”) and (ii) warrants to acquire an aggregate of 13,000,000 shares of Common Stock at an exercise price of $1.57 per share (the “Market Warrants” and, together with the Penny Warrants, the “Warrants”), in each case, in accordance with the terms and conditions of this Agreement and substantially in the forms as Exhibit D and Exhibit E hereto, respectively; and

WHEREAS, the Company desires to issue and sell to the Purchasers pursuant to this Agreement, and each Purchaser, severally, desires to purchase from the Company, the Notes and the Warrants in such amounts as is set forth opposite its name in Schedule I hereto;

NOW THEREFORE, on consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

DEFINITIONS

1.1 Defined Terms.

“Accretive” means, with respect to any acquisition of any Person, entity or line of business (a “Target”), the Company has reasonably determined that based on its analysis of the Target’s financial performance and business and applying an equivalent methodology of accounting analysis as used for calculating its Reported EBITDA hereunder to the Target, (i) Target’s Reported EBITDA (as calculated on a stand-alone basis as applied as if the Target was the sole Note Party), (x) for the twelve months immediately preceding such proposed acquisition, was greater than zero and (y) for the twelve months immediately following such acquisition, taking into account any and all assumed or incurred liabilities or Indebtedness in connection with such acquisition, is not projected to result in a reduction of the Company’s Reported EBITDA or Reported Adjusted EBITDA for such period and (ii) the Consolidated First Lien Net Leverage Ratio on a Pro Forma Basis as determined in accordance with Section 13.20 after giving effect to such transaction shall be as of the last day of the most recently ended Test Period, and shall be projected at all times for a twelve month period after such acquisition to be, less than the Consolidated First Lien Net Leverage Ratio immediately prior to giving effect to such transaction.

“~~Administrative Agent~~Actioned Costs Savings” has the meaning ~~given to such term in the preamble to this Agreement.~~set forth in the definition of “Consolidated EBITDA.”

“Affiliate” means, with respect to any Person, any other Person that controls, is controlled by, or is under common control with such Person. The term “control,” as used in this definition, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. The terms “controlled” and “controlling” have meanings correlative to the foregoing. Notwithstanding the foregoing, (i) the Company, its Subsidiaries and its other Affiliates shall not be considered Affiliates of any of the Holders or any of their respective Affiliates and (ii) none of the Holders shall be considered Affiliates of any Portfolio Company in which any of the Holders or any of their investment fund Affiliates have made any debt or equity investment.

“Agreement” means this Agreement, together with all schedules, exhibits and annexes attached hereto, as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“Anti-Terrorism Laws” means any Requirements of Law relating to terrorism or money laundering, including Executive Order No. 13224, the Patriot Act, the Bank Secrecy Act, the Money Laundering Control Act of 1986 (i.e., 18 U.S.C. §§ 1956 and 1957), the Requirements of Law administered by OFAC, and all Requirements of Law comprising or implementing these laws.

“Applicable Premium” means, with respect to any Note on any redemption date, the greater of:

(1) 1% of the then outstanding principal amount of the Note; and

(2) the excess of:

(a) the sum of the present ~~value~~values at such redemption date of ~~(i) the redemption price of the Note on the third anniversary of the Closing Date (such redemption price being set forth in the table appearing in Section 3.5(a)) plus (ii)~~ all required interest and principal payments due on the Note through ~~the third anniversary of the Closing Date~~and including June 30, 2023 (excluding accrued but unpaid interest to, but excluding, the redemption date) (assuming (x) if the Cash Interest Payment Condition is not satisfied on such redemption date, that all interest payments are made at the PIK Interest and any PIK Interest has been capitalized on the scheduled dates set forth herein or (y) if the Cash Interest Payment Condition is satisfied on such redemption date, that all interest payments are made at the Cash Interest Rate), discounted to such redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate as of such redemption date plus 50 basis points; over

(b) the then outstanding principal amount of the Note.

“Attorney Costs” means and includes all reasonable and documented fees, out of pocket expenses and disbursements of any law firm or other external legal counsel.

“Attributable Indebtedness” means, on any date, in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.

~~“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required by law or executive order to close or be closed.~~

“Bankruptcy Code” means the Bankruptcy Code in Title 11 of the United States Code.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Blocked Person” means a Person (a) listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (b) owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (c) with which any Purchaser is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law, (d) that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224 or (e) that is named a “specially designated national” or “blocked person” on the most current list published by OFAC or other similar list.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required by law or executive order to close or be closed.

“Capital Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including in all events all amounts expended or capitalized under Capitalized Leases) by the Company and its Restricted Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as capital expenditures on the consolidated statement of cash flows of the Company and its Restricted Subsidiaries.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), any and all warrants, options or rights to purchase or any other securities convertible into any of the foregoing.

“Capitalized Leases” means all leases that have been or are required to be, in accordance with GAAP, recorded as capitalized leases; provided that for all purposes hereunder the amount of obligations under any Capitalized Lease shall be the amount thereof accounted for as a liability in accordance with GAAP.

“Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by the Company and its Restricted Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of the Company and its Restricted Subsidiaries.

“Cash Equivalents” means any of the following types of Investments, to the extent owned by the Company or any Restricted Subsidiary:

(a) Dollars;

(b) readily marketable obligations issued or directly and fully guaranteed or insured by the government or any agency or instrumentality of the United States having average maturities of not more than 24 months from the date of acquisition thereof; provided that the full faith and credit of the United States is pledged in support thereof;

(c) (i) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, a province of Canada, the United Kingdom or any country which is a member of the Organisation for Economic Cooperation and Development; (ii) readily-marketable securities issued by any agency of the Canadian federal government, the United Kingdom or any country which is a member of the Organisation for Economic Cooperation and Development, the obligations of which are fully backed by the full faith and credit of the United States or Canadian government, the United Kingdom or any country which is a member of the

Organisation for Economic Cooperation and Development, as applicable; and (iii) any readily-marketable direct obligations issued by any other agency of the Canadian government, any province of Canada or any political subdivision of any such state or province or any public instrumentality thereof, the United Kingdom or any country which is a member of the Organisation for Economic Cooperation and Development; provided that, in each case of (i), (ii), and (iii) above, such obligations, such obligations or securities (x) mature within one year from the date of acquisition thereof and (y) have a rating of at least “A-1” from S&P and at least “P-1” from Moody’s;

(d) time deposits or eurodollar time deposits with, insured certificates of deposit, bankers’ acceptances or overnight bank deposits of, or letters of credit issued by, any commercial bank that (A) is organized under the Laws of the United States, any state thereof, the District of Columbia or any member nation of the Organisation for Economic Co-operation and Development or is the principal banking Subsidiary of a bank holding company organized under the Laws of the United States, any state thereof, the District of Columbia or any member nation of the Organization for Economic Cooperation and Development and is a member of the Federal Reserve System, and (B) has combined capital and surplus of at least $250,000,000 or $100,000,000 in the case of any non-U.S. bank (any such bank being an “Approved Bank”), in each case with maturities not exceeding 24 months from the date of acquisition thereof;

(e) commercial paper and variable or fixed rate notes issued by an Approved Bank (or by the parent company thereof) or any variable or fixed rate note issued by, or guaranteed by, a corporation (other than structured investment vehicles and other than corporations used in structured financing transactions) and rated A-2 (or the equivalent thereof) or better by S&P or P-2 (or the equivalent thereof) or better by Moody’s, in each case with average maturities of not more than 24 months from the date of acquisition thereof;

(f) marketable short-term money market and similar funds having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by the Company);

(g) repurchase obligations for underlying securities of the types described in clauses (b), (c), (d) and (f) above entered into with any Approved Bank;

(h) securities with average maturities of 24 months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government having an investment grade rating from either S&P or Moody’s (or the equivalent thereof);

(i) Investments (other than in structured investment vehicles and structured financing transactions) with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s;

(j) securities with maturities of 12 months or less from the date of acquisition backed by standby letters of credit issued by any Approved Bank;

(k) (i) instruments equivalent to those referred to in clauses (a) through (j) above denominated in Euros or any other foreign currency comparable in credit quality and tenor to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent and in amounts reasonably required in connection with any business conducted by any Restricted Subsidiary organized in such jurisdiction and (ii) in the case of any Foreign Subsidiary, such local currencies in those countries in which such Foreign Subsidiary transacts business from time to time in the ordinary course of business;

(l) Investments, classified in accordance with GAAP as Current Assets of the Company or any Restricted Subsidiary, in money market investment programs which are registered under the Investment Company Act of 1940 or which are administered by financial institutions having capital of at least $250,000,000, and, in either case, the portfolios of which are limited such that substantially all of such Investments are of the character, quality and maturity described in clauses (a) through (k) above; and

(m) investment funds investing at least 90% of their assets in securities of the types described in clauses (a) through (l) above.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (a) and (k) above; provided that such amounts are converted into any currency listed in clause (a) or (k) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

“Cash Interest Rate” has the meaning given to such term in Section 3.3(a)(ii).

“Cash Interest Payment Condition” means, as of any date of determination, that interest on the Notes has converted to accrue in cash at the Cash Interest Rate in accordance with Section 3.3(a)(ii) and the Company has made at least one payment of interest in cash at the Cash Interest Rate on the applicable Interest Payment Date.

“Casualty Event” means any event that gives rise to the receipt by the Company or any Restricted Subsidiary of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property.

“CFC” means a Subsidiary of the ~~Borrower~~Company that is a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“CFC Holding Company” means a Domestic Subsidiary of the ~~Borrower~~Company that owns no material assets (directly or through one or more disregarded entities) other than the equity (including any debt instrument treated as equity for U.S. federal income tax purposes) of one or more Foreign Subsidiaries that are CFCs.

“Change of Control” shall be deemed to occur if (in the case of clauses (a) and (b), subject to the proviso at the end of this definition):

(a) any person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the Closing Date) (but excluding (x) any employee benefit plan of such person and its Subsidiaries and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan ~~and~~, (y) ~~PAR Capital~~Searchlight and (z) Nantahala), shall have, directly or indirectly, acquired beneficial ownership of Equity Interests representing 35% or more of the aggregate voting power represented by the issued and outstanding Equity Interests of the Company;

(b) ~~PAR Capital~~Searchlight or Nantahala shall have, directly or indirectly, acquired beneficial ownership of Equity Interests representing 40% or more of the aggregate voting power represented by the issued and outstanding Equity Interests of the Company; or

(c) a “change of control” (or similar event) shall occur in any document pertaining to Credit Agreement Refinancing Indebtedness (as defined in the Senior Credit Agreement) ~~or Permitted Ratio Debt~~ (or any Permitted Refinancing of any of the foregoing), in each case with an aggregate outstanding principal amount in excess of $~~20,000,000.~~7,500,000;

provided that, for purposes of determining whether a “Change of Control” has occurred, in no event shall Searchlight and Nantahala be considered a “group” within the meaning of Rule 13d-3 or 13d-5 under the Exchange Act.

“Change of Control Offer” has the meaning given to such term in Section 7.15(a).

“Change of Control Payment” has the meaning given to such term in Section 7.15(a).

“Change of Control Payment Date” has the meaning given to such term in Section 7.15(a)(ii).

“Closing” has the meaning given to such term in Section 2.3(a).

“Closing Date” has the meaning given to such term in Section 2.3(a).

“CNI True-Up Amount” means, for the first fiscal quarter of each fiscal year of the Company, an amount (if positive) equal to (x) the aggregate amount that increased Consolidated Net Income under clauses (e)(x) (to the extent relating to amounts paid in cash or Cash Equivalents by WMS to JV Holdings pursuant to section 5.2.2 of the WMS LLC Agreement) and (e)(y) of the definition of Consolidated Net Income during the immediately preceding fiscal year of the Company, minus (y) the aggregate amount of distributions actually paid in cash or Cash Equivalents by WMS to JV Holdings pursuant to section 5.2.2 of the WMS LLC Agreement during such immediately preceding fiscal year of the Company.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means the “Collateral” as such term is defined in the Security Agreement and any other collateral security granted under the Collateral Documents.

“Collateral Agent” has the meaning given to such term in the preamble to this Agreement.

“Collateral and Guarantee Requirement” means, at any time, the requirement that:

(a) if the Company or any Restricted Subsidiary creates any additional security interest upon any property or assets that would constitute Collateral to secure any First Lien Obligations, it must, within 30 days, grant a second priority perfected security interest upon such Collateral as security for the Notes and Guaranty Agreement, as applicable; and

(b) if the Company or any Restricted Subsidiary which is not then a Guarantor becomes a guarantor of any First Lien Obligations, it must, within 30 days, execute and deliver a joinder agreement to the Guaranty Agreement and become a Guarantor thereunder.

“Collateral Documents” means, collectively, the Guaranty Agreement, the Security Agreement, the Intercreditor and Subordination Agreement and any other security agreement, pledge agreement, deed of trust, mortgage, notice to or acknowledgment of a registrar or depositary institution, Control Agreement, collateral assignment or other collateral security agreement executed and delivered by the Company or any other Note Party (and executed by any third party whose signature is necessary) to secure the Note Obligations, in each case, either as originally executed or as the same may from time to time be supplemented, modified, amended, restated, extended or supplanted.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Common Stock” means the common stock, par value $0.0001 per share, of the Company.

“Communications Act” means the Communications Act of 1934, as amended, and the rules, regulations, and published policies of the FCC.

“Company” has the meaning given to such term in the preamble to this Agreement.

“Company Party” means the Company or any of its Restricted Subsidiaries.

“Company Securities” has the meaning given to such term in Section 4.17.

“Consolidated Cash Interest Expense” means, for any period, total interest expense determined in accordance with GAAP for such period but only to the extent paid or currently payable in cash in such period (for the avoidance of doubt, any such amount shall exclude any interest expense that, at the option of the Company, may be paid in cash or in kind, as long as the Company elects such payment to be made in kind and such payment is actually paid in kind during the relevant period), and excluding, for the avoidance of doubt, (i) amortization of deferred financing costs, debt issuance and amendment costs, commissions, fees and expenses,

(ii) Transaction Expenses, fees and expenses associated with the EMC Acquisition Transactions and the MTN Acquisition Transactions and any annual agency fees, (iii) fees and expenses (including bridge, arrangement, structuring, amendment, commitment and other similar fees) associated with any amendment or modification of the Securities Documents and any Disposition, Permitted Acquisition, Investment or issuance of Equity Interests or Indebtedness, in each case, permitted hereunder and whether or not consummated, (iv) any expenses resulting from discounting of indebtedness in connection with the application of recapitalization accounting or purchase accounting, (v) penalties or interest related to taxes and any other amounts of noncash interest resulting from the effects of acquisition method accounting or pushdown accounting, (vi) the accretion or accrual of, or accrued interest on, discounted liabilities during such period, (vii) any one-time cash costs associated with breakage in respect of Swap Contracts for interest rates and (viii) all non-recurring interest expense consisting of liquidated damages for failure to timely comply with registration rights obligations.

“Consolidated EBITDA” means, for any period, the sum of (x) Reported Adjusted EBITDA for such period, plus (y) to the extent not exceeding 20% of the Reported Adjusted EBITDA for such period, estimated “run-rate” cost savings which have not yet been realized from actions previously taken by the Company and its Subsidiaries as of such time, as certified by a financial officer of the Company as being reasonably anticipated and achievable during the 12-month period following the end of the applicable period for which Consolidated EBITDA is so being calculated (“Actioned Costs Savings”) calculated as if such Actioned Cost Savings have been realized on the first day of the applicable Test Period and were realized during the entirety of such Test Period. As used herein, “run- rate” means the full annualized benefit that is associated with any Actioned Costs Savings, net of the amount of actual benefits realized, during any Test Period and any subsequent Test Period (covering the period in which such action giving rise to such Actioned Costs Savings occurred) in which the effects thereof are expected to be realized relating to such Actioned Costs Savings (but in no event exceeding one year from such action giving rise to such Actioned Costs Savings). In addition, if during such period for which Consolidated EBITDA is being so calculated, any Specified Transaction shall have occurred, then Consolidated EBITDA shall be adjusted in accordance with Section 13.20(a) and (b) hereof (solely as such adjustments relate to those elements of Consolidated EBITDA set forth herein (and in Reported Adjusted EBITDA) and solely on and subject to the terms set forth herein (including the limitations in clause (y) above), in each case, as if such Specified Transaction had taken place on the first day of the Test Period for which Consolidated EBITDA is being calculated.

~~“Consolidated EBITDA” means, for any period, the Consolidated Net Income for such period, plus:~~

~~(a) without duplication and, except with respect to clauses (vii)(B), (x) and (xi) below, to the extent deducted (and not added back or excluded) in arriving at such Consolidated Net Income, the sum of the following amounts for such period with respect to the Company and its Restricted Subsidiaries:~~

~~(i) total interest expense determined in accordance with GAAP (including, to the extent deducted and not added back in computing Consolidated Net Income, (A) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (B) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (C) non-cash interest payments, (D) the interest component of Capitalized Leases, (E) net payments, if any, pursuant to interest Swap Contracts with respect to Indebtedness, (F) amortization of deferred financing fees, debt issuance costs, commissions and fees, and (G) the interest component of any pension or other post-employment benefit expense) and, to the extent not reflected in such total interest expense, any losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, net of interest income and gains on such hedging obligations, and costs of surety bonds in connection with financing activities (whether amortized or immediately expensed),~~

~~(ii) without duplication, provision for taxes based on income, profits or capital gains of the Company and the Restricted Subsidiaries, including, without limitation, federal, state, foreign, local, franchise and similar taxes and foreign withholding taxes paid or accrued during such period including penalties and interest related to such taxes or arising from any tax examinations,~~

~~(iii) depreciation and amortization (including amortization of intangible assets, deferred financing fees, debt issuance costs, commissions, fees and expenses, bridge, commitment and other financing fees, discounts, yield) and other fees and charges (including amortization of unrecognized prior service costs and actuarial gains and losses related to pensions and other post-employment benefits, of the Company and its Restricted Subsidiaries),~~

~~(iv) extraordinary, infrequent, unusual, exceptional or non-recurring charges, expenses or losses,~~

~~(v) non-cash charges, expenses or losses, including, without limitation, any non-cash expense relating to the vesting of warrants (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period),~~

~~(vi) retention, recruiting, relocation and signing bonuses and expenses, stock option and other equity-based compensation expenses, severance costs, stay bonuses, transaction fees and expenses and management fees and expenses, and any one time expense relating to enhanced accounting function or other transaction costs, including those associated with becoming a public company (including, without duplication, any such payments made in connection with the consummation of the MTN Acquisition Transactions or the EMC Acquisition Transactions, as the case may be),~~

~~(vii) (A) the amount of any restructuring charges and related charges, restructuring costs, integration costs, transition costs, consolidation and closing costs for facilities, costs incurred in connection with any non-recurring strategic initiatives, costs incurred in connection with acquisitions and non-recurring intellectual property development after the Closing Date, other business optimization expenses (including costs and expenses relating to business optimization programs and new systems design and implementation costs), project start-up costs and other restructuring charges, accruals or reserves (including restructuring costs related to~~

~~acquisitions after the Closing Date and to closure/consolidation of facilities, retention charges, systems establishment costs and excess pension charges) and (B) the amount of cost savings, operating expense reductions, other operating improvements and synergies projected by the Company in good faith to result from actions taken or expected to be taken in connection with (1) the MTN Acquisition Transactions, the EMC Acquisition Transactions, the Transactions (as defined in the Senior Credit Agreement) or any other Specified Transaction or (2) the implementation of any Cost Savings Initiative after the Closing Date (in each case calculated on a Pro Forma Basis as though such cost savings, operating expense reductions, other operating improvements and synergies had been realized on the first day of such period and as if such cost savings, operating expense reductions, other operating improvements and synergies were realized during the entirety of such period), net of the amount of actual benefits realized during such period from such actions; provided that (x) such cost savings, operating expense reductions, other operating improvements and synergies are (i) reasonably supportable and quantifiable in the good faith judgment of the Company, and (ii) reasonably anticipated to be realized within 18 months after the consummation of the applicable Specified Transaction or the implementation of a Cost Savings Initiative which is expected to result in such cost savings, expense reductions, other operating improvements or synergies, (y) no cost savings, operating expense reductions and synergies shall be added pursuant to this clause (vii) to the extent duplicative of any expenses or charges otherwise added to Consolidated EBITDA, whether through a pro forma adjustment or otherwise, for such period and (z) the aggregate add-backs pursuant to this clause (vii)(B) (plus any adjustments made pursuant to Section 13.20(c) but excluding any adjustments consistent with Article 11 of Regulation S-X and as interpreted by the staff of the SEC) shall not exceed 25% of Consolidated EBITDA for such Test Period (calculated after giving effect to any such add-backs or adjustments),~~

~~(viii) [Reserved],~~

~~(ix) any Transaction Expenses and other accruals, payments and expenses (including rationalization, legal, tax, structuring and other costs and expenses), or any amortization thereof, related to the Transactions, the MTN Acquisition Transactions, the EMC Acquisition Transactions, acquisitions, Investments, dividends, Dispositions, or any amortization thereof, issuances of Indebtedness or Equity Interests permitted under the Note Documents or repayment of debt, issuance of equity securities, refinancing transactions or amendment or other modification of any debt instrument (in each case, including any such transaction consummated on the Closing Date and any such transaction undertaken but not completed),~~

~~(x) to the extent not already included in Consolidated Net Income, proceeds of business interruption insurance (to the extent actually received),~~

~~(xi) cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing Consolidated EBITDA or Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated EBITDA pursuant to paragraph (b) below for any previous period and not added back,~~

~~(xii) any non-cash increase in expenses (A) resulting from the revaluation of inventory (including any impact of changes to inventory valuation policy methods including changes in capitalization of variances) or other inventory adjustments, or (B) due to purchase accounting associated with the MTN Acquisition Transactions, the EMC Acquisition Transactions or any acquisition constituting an Investment consummated prior to or, to the extent not prohibited by this Agreement, after the Closing Date,~~

~~(xiii) the amount of any expense or reduction of Consolidated Net Income consisting of Restricted Subsidiary income attributable to minority interests or non-controlling interests of third parties in any non-wholly owned Restricted Subsidiary; provided that the amount of such cash dividends or distributions deducted pursuant to this clause (xiii) in any Test Period shall not exceed such third party’s pro rata share of the Consolidated EBITDA (to the extent positive) of such non-wholly owned Restricted Subsidiary for such Test Period,~~

~~(xiv) letter of credit fees,~~

~~(xv) the amount of fees, indemnifications and reimbursement of expenses of directors of any Company Party,~~

~~(xvi) any Equity Funded Employee Plan Costs,~~

~~(xvii) any net loss from disposed, abandoned or discontinued operations or product lines,~~

~~(xviii) [Reserved],~~

~~(xix) earn-out and contingent consideration obligations (including to the extent accounted for as bonuses or otherwise) and adjustments thereof and purchase price adjustments, in any case in connection with any acquisition or other Investment, and~~

~~(xx) any costs or expenses incurred relating to environmental remediation, litigation or other disputes in respect of events and exposures that occurred prior to the Closing Date;~~

~~minus (b) without duplication and to the extent included in arriving at such Consolidated Net Income, (i) non-cash gains (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period), (ii) any net gain from disposed, abandoned or discontinued operations or product lines and (iii) the amount of any minority interest income consisting of Restricted Subsidiary losses attributable to minority interests or non-controlling interests of third parties in any non-wholly owned Restricted Subsidiary; provided that:~~

~~(A) to the extent included in Consolidated Net Income, there shall be excluded in determining Consolidated EBITDA (x) currency translation gains and losses related to currency remeasurements of Indebtedness (including the net loss or gain (i) resulting from Swap Contracts for currency exchange risk and (ii) resulting from intercompany indebtedness) and (y) all other foreign currency translation gains or losses to the extent such gains or losses are non-cash items;~~

~~(B) to the extent included in Consolidated Net Income, there shall be excluded in determining Consolidated EBITDA for any period any adjustments resulting from the application of the Financial Accounting Standards Board’s Accounting Standards Codification 815 and the International Accounting Standard Board’s IAS 39 and their respective related pronouncements and interpretations; and~~

~~(C) to the extent included in Consolidated Net Income, there shall be excluded in determining Consolidated EBITDA for any period any income (loss) for such period attributable to the early extinguishment of (i) Indebtedness, (ii) obligations under any Swap Contracts or (iii) other derivative instruments.~~

~~For the avoidance of doubt, Consolidated EBITDA shall be calculated, including pro forma adjustments, in accordance with Section 13.20.~~

“Consolidated First Lien Net Debt” means, as of any date of determination, any Indebtedness described in clause (a) of the definition of “Consolidated Total Net Debt” outstanding on such date that is secured by a Lien on any asset or property of the Company or any Restricted Subsidiary but excluding any such Indebtedness in which the applicable Liens are expressly subordinated or junior to the Liens securing the First Lien Obligations minus up to $100,000,000 of cash and Cash Equivalents ((x) other than Restricted Cash and (y) other than cash or Cash Equivalents in an amount equal to the amount of the Deducted Qualified Debt plus the amount of the proceeds of any such Qualified Debt or Excluded Contributions issued or received to finance a Permitted Acquisition in accordance with Section 8.3(i) but which has not yet been applied, in each case, as of such date of determination) included on the consolidated balance sheet of the Company and the Restricted Subsidiaries as of such date, free and clear of all Liens (other than Liens permitted by Section 8.2); provided that Consolidated First Lien Net Debt shall not include Indebtedness in respect of letters of credit, except to the extent of unreimbursed amounts thereunder; provided that any unreimbursed amount under commercial letters of credit shall not be counted as Consolidated First Lien Net Debt until three Business Days after such amount is drawn. For the avoidance of doubt, it is understood that obligations ~~(i)~~ under Swap Contracts ~~and (ii) owed by Unrestricted Subsidiaries,~~ do not constitute Consolidated First Lien Net Debt.

“Consolidated First Lien Net Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated First Lien Net Debt as of the last day of such Test Period to (b) Consolidated EBITDA for such Test Period.

“Consolidated Net Income” means, for any period, the net income (loss) of the Company and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided, however, that, without duplication,

(a) any after-tax effect of extraordinary items (including gains or losses and all fees and expenses relating thereto) for such period shall be excluded,

(b) the cumulative effect of a change in accounting principles during such period to the extent included in Consolidated Net Income shall be excluded,

(c) accruals and reserves that are established or adjusted within 12 months after the Closing Date that are so required to be established or adjusted as a result of the Transactions (or within 12 months after the closing of or the EMC Acquisition Transactions or any other acquisition that are so required to be established or adjusted as a result of such acquisition) in accordance with GAAP or changes as a result of adoption or modification of accounting policies in accordance with GAAP shall be excluded,

(d) any net after-tax effect of gains or losses (less all fees, expenses and charges relating thereto) attributable to asset dispositions or abandonments or the sale or other disposition of any Equity Interests of any Person, in each case other than in the ordinary course of business, as determined in good faith by the Company, shall be excluded,

(e) the net income (loss) for such period of any Person that is not a Subsidiary of the Company, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that (x) Consolidated Net Income of the Company shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash or Cash Equivalents (or to the extent subsequently converted into cash or Cash Equivalents) to the Company or a Restricted Subsidiary thereof in respect of such period (except to the extent relating to amounts certified by the Company pursuant to the following clause (y)), and (y) at the option of the Company and without duplication of the foregoing clause (x), solely while MTN or JV Holdings is a Restricted Subsidiary and a member of WMS and WMS is not a direct or indirect Subsidiary of the Company, Consolidated Net Income of the Company for any fiscal quarter of the Company shall be increased by the amount of distributions determined in good faith by the Company as being available to be paid from WMS to JV Holdings in respect of such fiscal quarter pursuant to section 5.2.2 of the WMS LLC Agreement but not actually paid to JV Holdings during such fiscal quarter,

(f) any impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to intangible assets, long-lived assets, investments in debt and equity securities or as a result of a change in law or regulation, in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP shall be excluded,

(g) any non-cash compensation charge or expense, including any such charge or expense arising from the grants of stock appreciation or similar rights, stock options, restricted stock or other rights or equity incentive programs or any other equity-based compensation shall be excluded, and any cash charges associated with the rollover, acceleration or payout of Equity Interests by management of Company or any of its Subsidiaries in connection with the MTN Acquisition Transactions, the EMC Acquisition Transactions, or the Transactions, as the case may be, shall be excluded,

(h) any expenses, charges or losses that are covered by indemnification or other reimbursement provisions in connection with any Investment, Permitted Acquisition or any sale, conveyance, transfer or other disposition of assets permitted under this Agreement, to the extent actually reimbursed, or, so long as the Company has made a determination that a reasonable basis exists for indemnification or reimbursement and only to the extent that such amount is (A) not denied by the applicable indemnitor in writing within 180 days of the occurrence of such event and (B) in fact indemnified or reimbursed within 365 days of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so indemnified or reimbursed within such 365-day period), shall be excluded,

(i) to the extent covered by insurance and actually reimbursed, or, so long as the Company has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount (A) is not denied by the applicable carrier in writing within 180 days of the occurrence of such event and (B) is in fact reimbursed within 365 days of the date of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so reimbursed within such 365 days), expenses, charges or losses with respect to liability or casualty events or business interruption shall be excluded,

(j) the income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary of the Company or is merged into or consolidated with the Company or any of its Subsidiaries or such Person’s assets are acquired by the Company or any of its Restricted Subsidiaries shall be excluded (except to the extent required for any calculation of Consolidated EBITDA on a Pro Forma Basis in accordance with Section 13.20),

~~(k) solely for the purpose of determining the Cumulative Credit pursuant to clause (b) of the definition thereof, the income of any Restricted Subsidiary of the Company that is not a Guarantor to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary (which has not been waived) shall be excluded, except (solely to the extent permitted to be paid) to the extent of the amount of dividends or other distributions actually paid to the Company or any of its Restricted Subsidiaries that are Guarantors by such Person during such period in accordance with such documents and regulations, and~~

(k) [reserved], and

(l) the Consolidated Net Income of the Company shall be reduced by the applicable CNI True-Up Amount (if any).

There shall be excluded from Consolidated Net Income for any period the purchase accounting effects of adjustments in component amounts required or permitted by GAAP (including in the inventory, property and equipment, software, goodwill, intangible assets, in-process research and development, deferred revenue and debt line items thereof) and related authoritative pronouncements (including the effects of such adjustments pushed down to (x) with respect to any such adjustments related to any period occurring prior to the consummation of the EMC Acquisition, EMC and its Restricted Subsidiaries, and (y) with respect to any such adjustments related to any period occurring after the consummation of the EMC Acquisition, the Company’s Restricted Subsidiaries), as a result of the MTN Acquisition Transactions, the EMC Acquisition Transactions or any acquisition constituting an Investment permitted under this Agreement consummated prior to or, to the extent not prohibited by this Agreement, after the Closing Date, or the amortization or write-off of any amounts thereof. For the avoidance of doubt, Consolidated Net Income shall be calculated, including pro forma adjustments, in accordance with Section 13.20.

~~“Consolidated Senior Secured Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Total Net Debt (other than any portion of Consolidated Total Net Debt that is unsecured) as of the last day of such Test Period to (b) Consolidated EBITDA as of the last day for such Test Period.~~

“Consolidated Total Net Debt” means, as of any date of determination, (a) the aggregate principal amount of Indebtedness of the Company and its Restricted Subsidiaries outstanding on such date, in an amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with the MTN Acquisition Transactions, the EMC Acquisition Transactions or any acquisition constituting an Investment permitted under this Agreement consummated prior to or, to the extent not prohibited by this Agreement, after the Closing Date) consisting of Indebtedness for borrowed money, purchase money debt and Attributable Indebtedness minus (b) up to $100,000,000 of cash and Cash Equivalents ((x) other than Restricted Cash and (y) other than cash or Cash Equivalents in an amount equal to the amount of the Deducted Qualified Debt plus the amount of the proceeds of any such Qualified Debt or Excluded Contributions issued or received to finance a Permitted Acquisition in accordance with Section 8.3(i) but which has not yet been applied, in each case, as of such date of determination) included on the consolidated balance sheet of the Company and its Restricted Subsidiaries as of such date, free and clear of all Liens (other than Liens permitted by Section 8.2); provided that Consolidated Total Net Debt shall not include Indebtedness in respect of letters of credit, except to the extent of unreimbursed amounts thereunder; provided that any unreimbursed amount under commercial letters of credit shall not be counted as Consolidated Total Net Debt until three Business Days after such amount is drawn. For the avoidance of doubt, it is understood that obligations ~~(i)~~ under Swap Contracts ~~and (ii) owed by Unrestricted Subsidiaries,~~ do not constitute Consolidated Total Net Debt.

~~“Consolidated Total Net Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Total Net Debt as of the last day of such Test Period to (b) Consolidated EBITDA as of the last day for such Test Period.~~

“Contractual Obligation” means as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

~~“Contribution Indebtedness” has the meaning given to such term in Section 8.1(x).~~

“Controlled Investment Affiliate” shall mean, as to any Person, any other Person which (a) directly or indirectly is in Control of, is Controlled by, or is under common Control with, such Person and is organized by such Person (or any Person Controlling such Person) primarily for making equity or debt investments in the Company or other portfolio companies or (b) is obligated pursuant to a commitment agreement to invest its capital as directed by such Person.

“Convertible Notes” means the 2.75% Convertible Senior Notes due 2035 issued by the Company pursuant to the Indenture dated as of February 18, 2015, between the Company and U.S. Bank National Association, as trustee.

“Cost Savings Initiative” means any operational change, restructuring, cost savings initiative or other similar initiative or specified transaction.

~~“Cumulative Credit” means, at any date, an amount, not less than zero in the aggregate, determined on a cumulative basis equal to, without duplication:~~

~~(a) on and after the Trigger Date only, $25,000,000, plus~~

~~(b) 50% of the Consolidated Net Income for the period (taken as one accounting period) beginning on January 1, 2018 to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at such time; provided that such amount shall not be less than $0, plus~~

~~(c) (i) the cumulative amount of cash and Cash Equivalent proceeds from the sale or issuance of Qualified Equity Interests of the Company after December 31, 2017 to a Person other than a Note Party or a Restricted Subsidiary and on or prior to such time (including upon exercise of warrants or options) (other than Excluded Contributions or any amount used for Equity Funded Employee Plan Costs) which proceeds have been contributed as common equity to the capital of the Company and (ii) the Qualified Equity Interests of the Company (other than Excluded Contributions or any amount used for Equity Funded Employee Plan Costs) issued upon conversion of Indebtedness or Disqualified Equity Interests of the Company or any Restricted Subsidiary of the Company owed to a Person other than a Note Party or a Restricted Subsidiary of a Note Party not previously applied for a purpose other than use in the Cumulative Credit, plus~~

~~(d) 100% of the fair market value (as reasonably determined by the Company) of marketable securities or other property received by the Company or a Restricted Subsidiary from any Person other than a Note Party or a Restricted Subsidiary contributed to the common capital of the Company or in exchange for, or for the net cash proceeds of, the issuance of Qualified Equity Interests of the Company contributed to the common capital of the Company, received after December 31, 2017 (other than Excluded Contributions or any amount used for Equity Funded Employee Plan Costs), plus~~

~~(e) 100% of the aggregate amount received by the Company or any Restricted Subsidiary of the Company in cash and Cash Equivalents from:~~

~~(i) the sale, transfer or other disposition (other than to the Company or any such Restricted Subsidiary) of the Equity Interests of an Unrestricted Subsidiary or any minority Investments, or~~

~~(ii) any dividend or other distribution by an Unrestricted Subsidiary or received in respect of minority Investments, or~~

~~(iii) any interest, returns of principal, repayments and similar payments by such Unrestricted Subsidiary or received in respect of any minority Investment,~~

~~provided that in the case of clauses (i), (ii) and (iii), in each case, to the extent that the Investment corresponding to the designation of such Subsidiary as an Unrestricted Subsidiary or any subsequent Investment in such Unrestricted Subsidiary or minority Investment, as applicable, was made in reliance on the Cumulative Credit pursuant to Section 8.3(c)(iii)(C)(y) or Section 8.3(n)(y), provided, further, that no increase in the Cumulative Credit pursuant to this clause (e) shall result in a duplicative increase in any applicable Investment basket in Section 8.3 by virtue of a Return thereon, plus~~

~~(f) in the event any Unrestricted Subsidiary has been re-designated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary, the fair market value of the Investments of the Company and the Restricted Subsidiaries made in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable), in each case to the extent the original Investment in such Unrestricted Subsidiary was made after December 31, 2017 pursuant to Section 8.3(c)(iii)(C)(y) or Section 8.3(n)(y), plus~~

~~(g) [Reserved], plus~~

~~(h) an amount equal to any net after-tax returns in cash and Cash Equivalents (including dividends, interest, distributions, returns of principal, sale proceeds, repayments, income and similar amounts) actually received by any Note Party in respect of any Investments pursuant to Section 8.3 (other than Sections 8.3(c)(iii)(C)(y) and Section 8.3(n)(y)); provided that no increase in the Cumulative Credit pursuant to this clause (h) shall result in a duplicative increase in any applicable Investment basket in Section 8.3 by virtue of a Return thereon, plus~~

~~(i) the aggregate amount of all Net Proceeds actually received by the Company or any Restricted Subsidiary in connection with the sale, transfer or other disposition of any assets of any Unrestricted Subsidiary since December 31, 2017, plus~~

~~(j) [Reserved],~~

~~(k) [Reserved], minus~~

~~(l) any amount of the Cumulative Credit used to make Investments pursuant to Section 8.3(c)(iii)(C)(y), Section 8.3(i)(iii)(B) or Section 8.3(n)(y) after December 31, 2017 and prior to such time, minus~~

~~(m) any amount of the Cumulative Credit used to pay dividends or make distributions or other Restricted Payments pursuant to Section 8.6(f)(A) or 8.6(g) after December 31, 2017 and prior to such time, minus~~

~~(n) any amount of the Cumulative Credit used to make payments or distributions in respect of Junior Financings pursuant to Section 8.9 after December 31, 2017 and prior to such time.~~

“Debtor Relief Laws” means the Bankruptcy Code of the United States and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Deducted Qualified Debt” means, with respect to the calculation of Consolidated First Lien Net Debt or Consolidated Total Net Debt, the aggregate amount of any Qualified Debt borrowed or incurred by the Company or any Subsidiary pursuant to Section 8.1(q)(ii) (and for clarity sake, not applied to the prepayment of the Term Loans under (and as defined in) the Senior Credit Agreement or as consideration for a Permitted Acquisition) during the fiscal quarter for which such determination is being made, plus the amount of such Qualified Debt borrowed or incurred in the fiscal quarter immediately preceding such fiscal quarter.

“Default” means any event or condition that is an Event of Default or the occurrence of any event or condition which would, with the lapse of time or the giving of notice, or both, become an Event of Default.

“Default Interest” has the meaning given to such term in Section 3.4.

“Default Rate” has the meaning given to such term in Section 3.4.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction and any sale or issuance of Equity Interests (other than directors’ qualifying shares or other shares required by applicable Law) in a Restricted Subsidiary) of any property by any Person (including, without limitation, any non-wholly owned Subsidiary or joint venture of the Company and/ or any of its Restricted Subsidiaries), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Disqualified Equity Interests” means any Equity Interest that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than (i) solely for Qualified Equity Interests and cash in lieu of fractional shares or (ii) solely at the discretion of the issuer), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control, asset sale or similar event so long as any rights of the holders thereof upon the occurrence of a change of control, asset sale or similar event shall be subject to the prior repayment in full of the Notes and all other Note Obligations that are accrued and payable), (b) is redeemable at the option of the holder thereof (other than (i) solely for Qualified Equity Interests and cash in lieu of fractional shares or (ii) as a result of a change of control, asset sale or similar event so long as any rights of the holders thereof upon the occurrence of a change of control, asset sale or similar event shall be subject to the prior repayment in full of the Notes and all other Note Obligations that are accrued and payable, in whole or in part, (c) provides for the scheduled payments of dividends in cash or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 91 days after the Maturity Date at the time of issuance of such Equity Interests; provided that if such Equity Interests are issued pursuant to a plan for the benefit of employees of the Company or the Restricted Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because it may be required to be repurchased by the Company or its Restricted Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Dollars” and “$” means dollars in lawful currency of the United States.

“Domestic Subsidiary” means any Subsidiary that is organized under the Laws of the United States, any state thereof or the District of Columbia.

“EMC” means Emerging Markets Communications, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company.

“EMC Acquisition” means the acquisition by the Company of 100% of the Equity Interests of EMC Intermediate pursuant to the EMC Acquisition Agreement.

“EMC Acquisition Agreement” means that certain Interest Purchase Agreement by and between EMC Parent, as seller, and the Company, as buyer (together with the exhibits, annexes and disclosure schedules thereto, as amended, supplemented or modified from time to time).

“EMC Acquisition Transactions” means, collectively, (i) the EMC Acquisition, (ii) the amendments to the Prior Credit Agreements entered into in connection with the EMC Acquisition, and (iii) the payment of any fees or expenses incurred or paid by the Company or any of its Subsidiaries in connection with the foregoing.

“EMC Holdings” means EMC Acquisition, LLC, a Delaware limited liability company.

“EMC Intermediate” means EMC Intermediate, LLC, a Delaware limited liability company and direct parent of EMC Holdings.

“EMC Parent” means EMC Acquisition Holdings, LLC, a Delaware limited liability company.

“Environment” means indoor air, ambient air, surface water, groundwater, drinking water, land surface, subsurface strata, and natural resources such as wetlands, flora and fauna.

“Environmental Laws” means any applicable Law relating to the prevention of pollution or the protection of the Environment and natural resources, and the protection of human health and safety as it relates to the Environment.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of investigation and remediation, fines, penalties or indemnities), of the Note Parties or any Restricted Subsidiary resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage or treatment of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement to the extent liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Funded Employee Plan Costs” means cash costs or expenses, incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent funded with cash proceeds contributed to the capital of the Company or net cash proceeds of an issuance of Qualified Equity Interests of the Company (other than amounts designated as Excluded Contributions ~~or any amount used in the Cumulative Credit or to incur Contribution Indebtedness~~).

“Equity Interests” means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities); provided that any instrument evidencing Indebtedness convertible or exchangeable for Equity Interests shall not be deemed to be Equity Interests unless and until such instrument is so converted or exchanged.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time

“ERISA Affiliate” means, as to any Person, each trade or business including such Person, whether or not incorporated, which together with such Person would be treated as a single employer under Sections 414(b) or (c) of the Code, or, solely with respect to Section 412 of the Code, Sections 414(m) or (o) of the Code.

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by a Note Party, any Restricted Subsidiary or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by a Note Party, any Restricted Subsidiary or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA) or insolvent (within the meaning of Section 4245 of ERISA) or in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA); (d) a determination that any Pension Plan is in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA); (e) the filing of a notice of intent to terminate, the treatment of a Pension Plan or Multiemployer Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (f) an event or condition which constitutes grounds under Section

4042 of ERISA for, and that could reasonably be expected to result in, the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (g) with respect to a Pension Plan, the failure to satisfy the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, whether or not waived; (h) a failure by a Note Party, any Restricted Subsidiary or any ERISA Affiliate to make a required contribution to a Multiemployer Plan; (i) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could reasonably be expected to result in liability to a Note Party or any Restricted Subsidiary; or (j) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon a Note Party, any Restricted Subsidiary or any ERISA Affiliate.

“Event of Default” has the meaning given to such term in Section 10.1(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Contribution” means, at any time, the amount of cash capital contributions to the Company or net after-tax proceeds from the sale or issuance of Qualified Equity Interests of the Company actually received by the Company as a cash ~~common equity~~ contribution ~~(or issuances of debt securities (other than debt securities that are contractually subordinated to the Note Obligations) that have been converted into or exchanged for any such Qualified Equity Interests) (other than any amount designated as Contribution Indebtedness, used for Equity Funded Employee Plan Costs or included for purposes of determining the Cumulative Credit).~~.

“Excluded Subsidiary” means (i) any Subsidiary that is not a wholly-owned ~~Domestic~~ Subsidiary of the Company or a Guarantor, (ii) any Unrestricted Subsidiary, (iii) any Subsidiary with respect to which, in the reasonable judgment of the Company and the Requisite Purchasers, the burden or cost of providing a Guarantee and complying with the Collateral and Guarantee Requirement shall be excessive in view of the benefits to be obtained by the holders of the Notes therefrom, (iv) any (x) Foreign Subsidiary or (y) CFC Holding Company the obtaining of a Guarantee or a pledge of assets with respect to which would result in material adverse tax consequences as reasonably determined by the Company in consultation with the Collateral Agent and not objected to by the Requisite Purchasers and (v) any Subsidiary that is prohibited ~~or restricted~~ by applicable Law or by Contractual Obligations existing on the ~~Closing~~Second Amendment Effective Date (or, in the case of any newly acquired Subsidiary, in existence at the time of acquisition but not entered into in contemplation thereof) from guaranteeing the Note Obligations or if guaranteeing the Note Obligations would require governmental (including regulatory) consent, approval, license or authorization~~, (iii) any other Subsidiary with respect to which, in the reasonable judgment of the Company and the Requisite Purchasers, the burden or cost of providing a Guarantee shall be excessive in view of the benefits to be obtained by the holders of the Notes therefrom, (iv) any not-for-profit Subsidiaries, (v) any Unrestricted Subsidiaries, (vi) any CFC Holding Company, (vii) any Domestic Subsidiary that is a Subsidiary of a Foreign Subsidiary that is a CFC, (viii) captive insurance Subsidiaries and (ix) each other Restricted Subsidiary acquired pursuant to a Permitted Acquisition permitted hereunder and financed with assumed secured Indebtedness, and each Restricted Subsidiary acquired in such Permitted Acquisition permitted hereunder that guarantees such Indebtedness, in each case to the extent that, and for so long as, the~~

~~documentation relating to such Indebtedness to which such Subsidiary is a party prohibits such Subsidiary from guaranteeing the Note Obligations and such prohibition was not created in contemplation of such Permitted Acquisition permitted hereunder.~~(unless and until (x) such restriction or prohibition no longer exists or (y) any such governmental consent, approval, license or authorization is obtained).

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal or unlawful under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee of such Guarantor or the grant of the security interest would otherwise have become effective with respect to such Swap Obligation but for such Guarantor’s failure to constitute an “eligible contract participant” at such time. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal or unlawful under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof).

“Executive Order” has the meaning given to such term in Section 7.19(a).

“FCC” means the Federal Communications Commission.

“FCC Authorizations” means all Licenses issued or granted by the FCC in connection with the operation of the business of the Company or any Restricted Subsidiary of the Company, all renewals and extensions thereof, and all applications filed with the FCC to which the Company or any Restricted Subsidiary of the Company is a party.

“Financial Statements” has the meaning given to such term in Section 4.1(a).

“First Lien Obligations” means obligations in respect of Indebtedness under the Senior Credit Agreement and other Indebtedness for borrowed money of the Company and its Restricted Subsidiaries on a consolidated basis that is secured by a Lien on the Collateral that is senior to the Lien on the Collateral securing the Note Obligations.

“Foreign Plan” means any employee benefit plan, program, policy, arrangement or agreement maintained or contributed to or by, or entered into with, any Note Party or any Restricted Subsidiary with respect to employees outside the United States.

“Foreign Subsidiary” means any direct or indirect ~~Restricted~~ Subsidiary (which is not a Domestic Subsidiary). As used herein, reference to a first-tier Foreign Subsidiary shall mean a Foreign Subsidiary whose direct parent entity is a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time; provided, however, that, subject to Section 1.3, if the Company notifies the Collateral Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof (including through conforming changes made consistent with IFRS) on the operation of such provision (or if the Collateral Agent notifies the Company that the Requisite Purchasers request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof (including through conforming changes made consistent with IFRS), then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, without duplication, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness of the payment or performance of such Indebtedness, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantor” means any Subsidiary of the Company that is party to the Guaranty Agreement.

“Guaranty Agreement” means the Guaranty, dated as of the Closing Date, executed and delivered by Guarantors parties thereto, substantially in the form of Exhibit B hereto, as it may from time to time be supplemented, modified, amended, restated or supplanted.

“Hazardous Materials” means all materials, pollutants, contaminants, chemicals, compounds, constituents, substances or wastes, in any form, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, mold, medical waste, in each case regulated under Environmental Laws.

“IFRS” means international accounting standards as promulgated by the International Accounting Standards Board.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) all obligations, contingent or otherwise, of such Person as an account party in respect of outstanding letters of credit (including standby and commercial), bankers’ acceptances and bank guaranties;

(c) net obligations of such Person under any Swap Contract;

(d) all obligations of such Person to pay the deferred purchase price of property or services;

(e) Indebtedness (excluding prepaid interest thereon) of others secured by a Lien on property owned or being purchased by such Person, whether or not such Indebtedness shall have been assumed by such Person;

(f) all Attributable Indebtedness;

(g) all obligations of such Person in respect of Disqualified Equity Interests if and to the extent that the foregoing would constitute indebtedness or a liability in accordance with GAAP; and

(h) to the extent not otherwise included above, all Guarantees of such Person in respect of Indebtedness of others described in clauses (a) through (g) in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall (A) include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner, except to the extent such Person’s liability for such Indebtedness is otherwise limited and only to the extent such Indebtedness would be included in the calculation of Consolidated Total Net Debt, (B) in the case of the Company and its Restricted Subsidiaries, exclude all intercompany Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business and (C) exclude (i) trade accounts and accrued expenses payable in the ordinary course of business, (ii) any earn-out obligation until such obligation is not paid after becoming due and payable, (iii) accruals for payroll and other liabilities accrued in the ordinary course of business, (iv) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller and (v) Indebtedness of any parent entity appearing on the balance sheet of the Company, or by reason of push down accounting under GAAP. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of Indebtedness of any Person for purposes of clause (e) that is expressly made non-recourse or limited recourse (limited solely to the assets securing such Indebtedness) to such Person shall be deemed to be equal to the lesser of (x) the aggregate unpaid amount of such Indebtedness and (y) the fair market value of the property encumbered thereby as determined by such Person in good faith.

“Indemnitee” has the meaning given to such term in Section 13.5.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant of nationally recognized standing that is, in the good faith judgment of the Company, qualified to perform the task for which it has been engaged and that is independent of the Company and its Affiliates.

“Intellectual Property” has the meaning given to such term in Section 4.7.

“Intellectual Property Security Agreement” has the meaning set forth in the Security Agreement.

“Intercreditor and Subordination Agreement” means the Intercreditor and Subordination Agreement to be entered into as of the Closing Date substantially in the form of Exhibit H hereto, as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

~~“Interest Coverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated EBITDA of the Company and its Restricted Subsidiaries for such Test Period to (b) the sum of (i) Consolidated Cash Interest Expense of the Company and its Restricted Subsidiaries for such Test Period and (ii) all cash dividends paid or payable on preferred Disqualified Equity Interests of such Person during such period other than to such Person or a Note Party.~~

“Interest Payment Date” means each March 15 and September 15, beginning September 15, 2018, and the Maturity Date, or, if any such date falls on a day that is not a Business Day, the next succeeding Business Day.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person in another Person by (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person (excluding, in the case of the Company and its Restricted Subsidiaries, intercompany loans, advances, or Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business) or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. For purposes of covenant compliance, the amount of any Investment at any time shall be the amount actually invested (measured at the time made), without adjustment for subsequent increases or decreases in the value of such Investment, less ~~(except in the case of (x) Investments made using the Cumulative Credit pursuant to Section 8.3(c)(iii)(C)(y) or Section 8.3(n)(y) and (y) Returns which increase the Cumulative Credit pursuant to clause (h) of the definition thereof)~~ any Returns of the Company or a Restricted Subsidiary in respect of such Investment.

“IP Rights” means any trademarks, service marks, trade names, domain names, copyrights, patents, patent rights, software, know-how, trade secrets, database rights, design rights and other intellectual property rights that are reasonably necessary for the operation of the Company’s and the Restricted Subsidiaries’ businesses as currently conducted.

“Joinder” means the joinder to this Agreement executed by the Collateral Agent, substantially in the form of Exhibit I hereto.

“Junior Debt Conditions” means, with respect to any Indebtedness for borrowed money, that such Indebtedness (a) shall have a maturity date that is at all times at least ninety-one (91) days after the Maturity Date, (b) shall satisfy the Permitted Other Debt Conditions, (c) shall be (i) unsecured or (ii) if secured, is secured by the Collateral on a junior priority basis to the Liens securing the Note Obligations and to any First Lien Obligations, (d) shall be expressly subordinated in right of payment to the Note Obligations pursuant to terms substantially consistent with Exhibit G hereto and any Guarantee of such Indebtedness by any Note Party shall be expressly subordinated in right of payment to such Note Party’s Guarantee of the Note Obligations, and (e) other than with respect to any such Indebtedness incurred by a Restricted Subsidiary that is not a Note Party, (i) shall not be Guaranteed by any Person that is not a Note Party and (ii) to the extent secured, shall not be secured by any assets of the Company or any Restricted Subsidiary that do not constitute Collateral; provided that if such Indebtedness is incurred or guaranteed on a secured basis by a Note Party, such Indebtedness shall satisfy the requirements in the first proviso at the end of Section 8.1.

“Junior Financing” has the meaning given to such term in Section 8.9(a).

“Junior Financing Prepayment” has the meaning given to such term in Section 8.9(a).

“JV Holdings” means (a) EMC-JV Holdco LLC, a Delaware limited liability company, or (b) any other Restricted Subsidiary entitled to allocations and distributions with respect to the Equity Interests of WMS, in each case of clauses (a) and (b), which Restricted Subsidiary shall be a Guarantor.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

“License” means any license, registration, accreditation, approval, qualification, provider number, right, privilege, consent, permit or other authorization issued by any Governmental Authority (including the FCC), together with any amendments, supplements and other modifications thereto.

“Licensed Activities” means, with respect to any Person, any transactions, investments or other activities by such Person in or with a Sanctioned Country to the extent that such transactions, investments or other activities are in compliance with a license issued to such Person by OFAC, the U.S. Department of State, or the U.S. Department of Commerce Bureau of Industry and Security, as required by the applicable requirements of Law.

“Lien” means, with respect to any asset, any mortgage, deed of trust, pledge, hypothecation, collateral assignment, security deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest of any kind or nature in respect of such asset (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to Real Property, and any Capitalized Lease having substantially the same economic effect as any of the foregoing).

“Listing Application” means the Listing of Additional Shares notification and related supporting documentation to be delivered to NASDAQ in connection with the listing of the Warrant Shares.

~~“LTM EBITDA” means Consolidated EBITDA for the most recent four fiscal quarter period for which financial statements have been delivered pursuant to Section 7.1(a) or (b), determined on Pro Forma Basis.~~

“Market Warrants” has the meaning given to such term in the recitals of this Agreement.

“Material Adverse Effect” means any event, change or condition that, individually or in the aggregate, has had, or would reasonably be expected to have a material adverse effect on (a) the business, assets, financial condition or results of operations of the Company and its Restricted Subsidiaries, taken as a whole, (b) the ability of the Company and the Guarantors (taken as a whole) to perform their payment obligations under any Note Document to which the Company or any of the Note Parties is a party or (c) the material rights and remedies of the Collateral Agent and the Purchasers under the Note Documents, taken as a whole, including the legality, validity, binding effect or enforceability of the Note Documents.

~~“Material Domestic Subsidiary” means, at any date of determination, each of the Company’s Domestic Subsidiaries that are Restricted Subsidiaries (a) whose total assets at the last day of the most recent Test Period were equal to or greater than 5.0% of Total Assets at such date or (b) whose gross revenues for such Test Period were equal to or greater than 5.0% of the consolidated gross revenues of the Company and its Restricted Subsidiaries for such period, in each case determined in accordance with GAAP; provided that if, at any time and from time to time after the Closing Date, Domestic Subsidiaries that are not Guarantors solely because they do not meet the thresholds set forth in clauses (a) or (b) comprise in the aggregate more than 5.0% of Total Assets as of the end of the most recently ended fiscal quarter of the Company for which financial statements have been delivered pursuant to Section 7.1 or more than 5.0% of the consolidated gross revenues of the Company and its Restricted Subsidiaries for such Test Period, then the Company shall, not later than 45 days after the date by which financial statements for such quarter or Test Period, as applicable, are required to be delivered pursuant to this Agreement (or such longer period as the Collateral Agent may agree in its reasonable discretion), designate in writing to the Collateral Agent one or more of such Domestic Subsidiaries as “Material Domestic Subsidiaries” to the extent required such that the foregoing condition ceases to be true.~~

~~“Material Foreign Subsidiary” means, at any date of determination, each of the Company’s Foreign Subsidiaries (a) whose total assets at the last day of the most recent Test Period were equal to or greater than 5.0% of Total Assets at such date or (b) whose gross revenues for such Test Period were equal to or greater than 5.0% of the consolidated gross revenues of the Company and its Restricted Subsidiaries for such period, in each case determined in accordance with GAAP; provided that if, at any time and from time to time after the Closing Date, Foreign Subsidiaries not meeting the thresholds set forth in clauses (a) or (b) comprise in the aggregate more than 5.0% of Total Assets as of the end of the most recently ended fiscal quarter of the Company for which financial statements have been delivered pursuant to Section 7.1 or more than 5.0% of the consolidated gross revenues of the Company and its Restricted Subsidiaries for such Test Period, then the Company shall, not later than 45 days after the date by which financial statements for such quarter or Test Period, as applicable, are required to be delivered pursuant to this Agreement (or such longer period as the Collateral Agent may agree in its reasonable discretion), (i) designate in writing to the Collateral Agent one or more of such Foreign Subsidiaries as “Material Foreign Subsidiaries” to the extent required such that the foregoing condition ceases to be true and (ii) comply with the provisions of the definition of “Collateral and Guarantee Requirement.”~~

“Material Non-Public Information” means information which is (a) not publicly available, (b) material with respect to the Company and its Subsidiaries or their respective securities for purposes of United States federal and state securities laws and (c) not of a type that would be publicly disclosed in connection with any issuance by the Company or any of its Subsidiaries of debt or equity securities issued pursuant to a public offering, a Rule 144A offering or other private placement where assisted by a placement agent.

~~“Material Subsidiary” means any Material Domestic Subsidiary or any Material Foreign Subsidiary.~~

“Maturity Date” means June 30, 2023.

“Maximum Lawful Rate” has the meaning given such term in Section 3.3(c).

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgaged Property” has the meaning given to such term in the Senior Credit Agreement.

~~“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which a Note Party, any Restricted Subsidiary or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding six plan years, has made or been obligated to make contributions.~~

“MTN” means Maritime Telecommunications Network, Inc., a Colorado corporation.

“MTN Acquisition” means the acquisition of MTN by EMC on July 1, 2015, pursuant to the MTN Acquisition Agreement.

“MTN Acquisition Agreement” means that certain Agreement and Plan of Merger, dated as of April 21, 2015 (together with the exhibits, annexes and disclosure schedules thereto, as amended, supplemented or modified from time to time), by and among EMC Parent, Scisco Parent, Inc., a Delaware corporation, Scisco Merger Sub, Inc., a Washington corporation, EMC and SeaMobile, Inc., a Washington corporation.

“MTN Acquisition Transactions” means, collectively, (i) the MTN Acquisition, (ii) the initial closing of the Prior Credit Agreements, and (iii) the payment of any fees or expenses incurred or paid by the Company or any of its Subsidiaries in connection with the foregoing.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which a Note Party, any Restricted Subsidiary or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding six plan years, has made or been obligated to make contributions.

“Nantahala” means Nantahala Capital Management, LLC and any of its Controlled Investment Affiliates and funds under its control.

~~“Net Proceeds” means:~~

~~(a) 100% of the cash proceeds actually received by the Company or any of the Restricted Subsidiaries (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise and including casualty insurance settlements and condemnation awards, but in each case only as and when received) from any Disposition or Casualty Event, net of (i) attorneys’ fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees and expenses actually incurred in connection therewith, (ii) the principal amount of any Indebtedness that is secured by a Lien (other than a Lien that ranks pari passu or is subordinated to the Liens securing the Note Obligations) on the asset subject to such Disposition or Casualty Event and that is required to be repaid in connection with such Disposition or Casualty Event, together with any applicable premium, penalty, interest and breakage costs, (iii) in the case of any Disposition or Casualty Event by a non-wholly owned Restricted Subsidiary, the pro rata portion of the Net Proceeds thereof (calculated without regard to this clause (iii)) attributable to minority interests and not available for distribution to or for the account of the Company or a wholly owned Restricted Subsidiary as a result thereof, (iv) Taxes paid or reasonably estimated to be payable or, without duplication, permitted to be paid as a result thereof, (v) the amount of any reasonable reserve established in accordance with GAAP against any adjustment to the sale price or any liabilities (other than any taxes deducted pursuant to clause (i) above) (x) related to any of the applicable assets and (y) retained by the Company or any of the Restricted Subsidiaries including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations (however, the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any~~

~~such liability) shall be deemed to be Net Proceeds of such Disposition or Casualty Event occurring on the date of such reduction) and (vi) any funded escrow established pursuant to the documents evidencing any such sale or disposition to secure any indemnification obligations or adjustments to the purchase price associated with any such sale or disposition (provided that, to the extent that any amounts are released from such escrow to the Company or a Restricted Subsidiary, such amounts net of any related expenses shall constitute Net Proceeds); provided that, subject to the restrictions set forth in Section 8.5(j), if the Company or any of its Restricted Subsidiaries use any portion of such proceeds to acquire, maintain, develop, construct, improve, upgrade or repair assets useful in the business of the Company or its Restricted Subsidiaries (other than current assets) or to make Permitted Acquisitions or any acquisition of all or substantially all the assets of, or all the Equity Interests (other than directors’ qualifying shares) in, a Person (other than a Company Party) or division or line of business of a Person (other than a Company Party) (or any subsequent investment made in a Person (other than a Company Party), division or line of business previously acquired), in each case within 12 months of such receipt, such portion of such proceeds shall not constitute Net Proceeds except to the extent not, within 12 months of such receipt, so used or contractually committed to be so used (it being understood that if any portion of such proceeds are not so used within such 12-month period but within such 12-month period are contractually committed to be used, then upon the termination of such contract or if such Net Proceeds are not so used within the later of such 12-month period and 180 days from the entry into such contractual commitment, such remaining portion shall constitute Net Proceeds as of the date of such termination or expiry without giving effect to this proviso); provided, further, that no proceeds realized in a single transaction or series of related transactions shall constitute Net Proceeds unless (x) such proceeds shall exceed $4,000,000 or (y) the aggregate net proceeds excluded under clause (x) shall exceed $8,000,000 in any fiscal year (and thereafter only net cash proceeds in excess of such amount shall constitute Net Proceeds under this clause (a)), and~~

~~(b) 100% of the cash proceeds from the incurrence, issuance or sale by the Company or any of the Restricted Subsidiaries of any Indebtedness, net of all taxes paid or reasonably estimated to be payable as a result thereof and fees (including investment banking fees and discounts), commissions, costs and other expenses, in each case incurred in connection with such incurrence, issuance or sale.~~

~~For purposes of calculating the amount of Net Proceeds, fees, commissions and other costs and expenses payable to the Company, the Company and their Restricted Subsidiaries shall be disregarded.~~

“Note Documents” means this Agreement, the Notes, the Guaranty Agreement, the Collateral Documents and any other document or instrument executed and delivered by any Note Party in connection with the Notes, but excluding the Warrants and the Warrantholders Agreement.

“Note Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Note Party and its Restricted Subsidiaries arising under any Note Document or otherwise with respect to the Notes, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Note Party or

Restricted Subsidiary of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the generality of the foregoing, the Note Obligations of the Note Parties under the Note Documents (and of their Restricted Subsidiaries to the extent they have obligations under the Note Documents) include (a) the obligation (including guarantee obligations) to pay principal, interest, fees, reimbursement obligations, charges, expenses, fees, Attorney Costs, indemnities, penalties, make-wholes, premiums (including the Applicable Premium) and other amounts payable by any Note Party under any Note Document and (b) the obligation of any Note Party to reimburse any amount in respect of any of the foregoing that any Purchaser may elect to pay or advance on behalf of such Note Party in accordance with the terms of the Note Documents.

“Note Party” means the Company and the Guarantors.

“Note Register” has the meaning given to such term in Section 9.1(a).

“Notes” has the meaning given to such term in the recitals of this Agreement.

“OID” means “original issue discount” within the meaning of Section 1272 of the Code.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Operating Documents” means, with respect to any entity, in each case to the extent applicable thereto, its certificate or articles of incorporation or organization, its bylaws or operating agreement, its partnership agreement, all other formation and/or governing documents, and all voting agreements and similar arrangements applicable to any of its authorized shares of capital stock, its partnership interests or its membership interests, and any other arrangements relating to the control or management of any such entity (whether existing as corporation, a partnership, a limited liability company or otherwise).

~~“PAR Capital” means PAR Investment Partners, L.P., and any of its Controlled Investment Affiliates~~.

“Patriot Act” has the meaning given to such term in Section 13.18.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Penny Warrants” has the meaning given to such term in the recitals of this Agreement.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Note Party or any ERISA Affiliate or to which any Note Party or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

“Permitted Acquisition” has the meaning given to such term in Section 8.3(i).

“Permitted EBITDA Addback” has the meaning set forth in the definition of “Reported Adjusted EBITDA.”

“Permitted Other Debt Conditions” means that such applicable Indebtedness does not mature or have scheduled amortization payments of principal or payments of principal and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligations, except (other than with respect to Qualified Debt) (a) customary asset sale, initial public offering or change of control or similar event provisions, (b) maturity payments and customary mandatory prepayments for a customary bridge financing which, subject to customary conditions, provides for automatic conversion or exchange into Indebtedness that otherwise complies with the requirements of this definition, (c) “AHYDO” payments or (d) mandatory prepayments in respect of excess cash flow to the extent that prepayments are made first to other Indebtedness secured by Liens that are senior or pari passu with the Liens securing the Notes (to the extent required by the terms of such other Indebtedness) or such prepayments are declined by any holder of such other Indebtedness), in each case prior to the Maturity Date at the time such Indebtedness is incurred.

~~“Permitted Ratio Debt” means Indebtedness incurred by the Company or any Restricted Subsidiary in an aggregate principal amount not to exceed (a) if such Indebtedness is secured by a Lien on the Collateral that is senior to the Liens securing the Note Obligations, an unlimited amount so long as immediately after giving Pro Forma Effect thereto and the use of proceeds thereof the Consolidated First Lien Net Leverage Ratio is no greater than 3.50 to 1; and (b) the greater of $25,000,000 and 25% of LTM EBITDA, in each case, determined at the time of incurrence plus an additional unlimited amount (x) if such Indebtedness is secured by Liens that are junior to the Liens securing the Note Obligations, the Consolidated Senior Secured Net Leverage Ratio (determined on a Pro Forma Basis and without netting the cash proceeds of any such Indebtedness being so incurred for the purposes of such calculation) is no greater than 4.50:1.00, and (y) if such Indebtedness is unsecured Indebtedness, either (I) the Consolidated Total Net Leverage Ratio (determined on a Pro Forma Basis and without netting the cash proceeds of any such Indebtedness for the purposes of such calculation) is no greater than 5.00:1.00 or (II) the Interest Coverage Ratio (calculated on a Pro Forma Basis) for the end of the most recent Test Period is not less than 2.00:1.00, and all Indebtedness incurred pursuant to this clause (b) satisfies the Junior Debt Conditions; provided that if such Indebtedness is incurred or guaranteed on a secured basis by a Note Party, such Indebtedness shall (A) satisfy the requirements in the first proviso at the end of Section 8.1 and (B) other than with respect to any such Indebtedness incurred by a Restricted Subsidiary that is not a Note Party (subject to the limitations in the immediately following proviso), (i) not be Guaranteed by any Person that is not a Note Party and (ii) to the extent secured, secured by any assets that do not constitute Collateral; provided further that if such Indebtedness is incurred or guaranteed by a Restricted Subsidiary that is not a Note Party, such Indebtedness does not, together with any Indebtedness incurred by a Restricted Subsidiary that is not a Note Party pursuant to Section 8.2(g) (including any Permitted Refinancing thereof, to the extent incurred or guaranteed by a Restricted Subsidiary that is not a Note Party), exceed in the aggregate at any time outstanding the greater of $31,250,000 and 25% of LTM EBITDA, in each case determined at the time of incurrence.~~

“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal, restructuring, replacement or extension of any Indebtedness of such Person; provided that

(a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, restructured, refunded, renewed, replaced or extended except by an amount equal to unpaid accrued interest and premium thereon plus other amounts owing or paid related to such Indebtedness, and fees and expenses incurred, in connection with such modification, refinancing, refunding, renewal, restructuring, replacement or extension plus an amount equal to any existing commitments unutilized thereunder,

(b) ~~other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 8.1(e) or (dd),~~ such modification, refinancing, refunding, renewal, replacement or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended,

(c) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 8.1(e), (f) or (dd), at the time thereof, no Event of Default shall have occurred and be continuing,

(d) if such Indebtedness being modified, refinanced, refunded, renewed, replaced or extended is subordinated in right of payment to the Note Obligations, such modification, refinancing, refunding, renewal, replacement or extension is subordinated in right of payment to the Note Obligations on terms (i) not materially less favorable (taken as a whole) (as reasonably determined by the Company) to the Purchasers as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended or (ii) as otherwise reasonably acceptable to the Requisite Purchasers,

(e) ~~if such Indebtedness being modified, refinanced, replaced, refunded, renewed or extended is Indebtedness permitted pursuant to Section 8.1(s) or 8.1(x),~~ (i) to the extent such Indebtedness being modified, refinanced, replaced, refunded, renewed or extended is unsecured or secured by Liens that are subordinated to the Liens securing the Note Obligations, such modification, refinancing, replacement, refunding, renewal or extension is unsecured or (with respect to refinanced debt secured by Liens that are subordinated to the Liens securing the Note Obligations) secured by Liens that are subordinated to the Liens securing the Note Obligations on terms (x) at least as favorable (taken as a whole) (as reasonably determined by the Company) to the Purchasers as those contained in the documentation (including any intercreditor or similar agreements) governing the Indebtedness being modified, refinanced, replaced, refunded, renewed or extended or (y) otherwise reasonably acceptable to the Purchasers and (ii) notwithstanding anything contained in Section 8.1(c), such modification, refinancing, refunding, renewal, replacement or extension is incurred only by one or more Persons who is an obligor of the Indebtedness (but no Person who is not an obligor of such Indebtedness) being modified, refinanced, replaced, refunded, renewed or extended~~.~~,

(f) the affirmative, negative and financial covenants and events of default under such modification, refinancing, replacement, refunding, renewal or extension shall be on market terms and, in any event, shall not, taken as a whole, be materially more restrictive on the Company and its Restricted Subsidiaries (as reasonably determined by the Company) than those in the Note Documents (as determined to give continuing effect to the benefit of any applicable “cushions” applicable to any such covenants or events of default in respect of the Indebtedness being so modified, refinanced, replaced, refunded, renewed or extended) (unless such affirmative, negative and financial covenants and events of default are also added for the benefit of the Purchasers under this Agreement),

(g) if such Indebtedness being modified, refinanced, replaced, refunded or extended is Qualified Debt, such modification, refinancing, refunding, renewal, replacement or extension shall also be required to constitute Qualified Debt pursuant to the definition thereof after giving effect to such modification, replacement, refunding, renewal or extension, and

(h) in the case of any partial refinancing of Indebtedness under the Note Documents incurred pursuant to Section  8.1(a), the pricing thereof (whether in the form of interest rate, margin, original issue discount, up-front fees, rate floors or otherwise) shall not exceed that applicable to the Note Obligations at the time of such refinancing, or, if it does so exceed, the interest rate then applicable to the Note Obligations shall be increased such that after giving effect to such increase the pricing differential is the pricing on such new Indebtedness less 50 basis points.

Notwithstanding the foregoing, it is hereby agreed that, subject, to the extent applicable, to the entry into intercreditor arrangements in favor of the Purchasers that are no less favorable to the Purchasers as senior secured parties than those in the Intercreditor and Subordination Agreement (or as otherwise agreed by the Requisite Purchasers), the Convertible Notes may be refinanced into (x) Indebtedness secured by Liens that are junior to the Liens securing the Note Obligations on the terms that such junior lien Indebtedness could be so refinanced (assuming such junior lien Indebtedness had the same principal amount outstanding) pursuant to this definition or (y) Qualified Debt so long as the Indebtedness satisfies all requirements applicable to Qualified Debt as set forth in the definition thereof.

“Permitted Transferee” means, with respect to any holder of the Notes, any Person who is both (i) an Affiliate of such holder and (ii) a controlled Affiliate of Searchlight Capital Partners, L.P.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“PIK Interest” has the meaning given to such term in Section 3.3(a)(i).

“Portfolio Company” means any corporation, limited liability company, trust, joint venture, association, company, partnership, collective investment scheme or other entity in which a Person has invested, directly or indirectly.

“Prior Credit Agreements” means, collectively, (a) that certain First Lien Credit Agreement, dated as of July 1, 2015, by and among, inter alios, EMC, as borrower, the Company, as a guarantor, the lenders from time to time party thereto and Morgan Stanley Senior Funding, Inc., as Collateral Agent, and (b) that certain Second Lien Credit Agreement, dated as of July 1, 2015, by and among, inter alios, EMC, as borrower, the Company, as a guarantor, the lenders from time to time party thereto and Morgan Stanley Senior Funding, Inc., as Collateral Agent.

“Pro Forma Basis” and “Pro Forma Effect” means, with respect to compliance with any test or covenant or calculation of any ratio hereunder, the determination or calculation of such test, covenant or ratio (including in connection with Specified Transactions) in accordance with Section 13.20.

“Projections” has the meaning given to such term in Section 7.1(d).

“Public Reports” means all reports (including Forms 10-K, 10-Q and 8-K) and proxy materials filed by the Company with the SEC on and after January 1, 2017.

“Purchase Price” has the meaning given to such term in Section 2.2.

“Purchase Price Allocation” has the meaning given to such term in Section 2.2.

“Purchasers” has the meaning given to such term in the preamble to this Agreement.

“Qualified Debt” means Indebtedness which (i) is unsecured, subordinated or junior in Lien priority to the Note Obligations hereunder, in each case, subject to subordination and intercreditor (as applicable) terms acceptable to the Requisite Purchasers; provided that Qualified Debt may be secured by Liens that are pari passu to the Liens securing the Note Obligations if (x) such Qualified Debt is provided by the Purchasers or (y) otherwise agreed to in writing by the Requisite Purchasers, subject, in each case, to a customary pari passu intercreditor agreement reasonably satisfactory to the Requisite Purchasers, (ii) does not have scheduled amortization or a maturity date, and is not subject to mandatory prepayment, redemption or sinking fund obligations, in each case, prior to the date which is 180 days after the Maturity Date, (iii) in respect of which interest thereon shall only be payable in kind (and not in cash) until the date that is 180 days following the Maturity Date, (iv) which otherwise does not impair, restrict or otherwise limit any of the rights, remedies, enforceability, Liens, Collateral, priorities or perfection of the Secured Parties under the Note Documents or the rights, abilities, liabilities or obligations of the Note Parties and their Subsidiaries hereunder and under the other Note Documents, (v) at the time of issuance or incurrence thereof (and after giving pro forma effect thereto), no Event of Default then exists or would result therefrom and the Company shall be in pro forma compliance with Section 7.11 of the Senior Credit Agreement (as determined based on the most recently delivered quarterly or annual financial statements and giving effect to such Indebtedness as if issued on the first day of the twelve month period ending as of the period covered by such financial statements), (vi) the affirmative, negative and financial covenants and events of default shall be on market terms and, in no event, shall be materially more restrictive on the Company and its

Subsidiaries than those set forth in the Notes and the Note Documents (unless, to the extent any new categories of affirmative, negative and financial covenants and events of default are included in the documentation evidencing such Qualified Debt, such additional categories are (i) also added for the benefit of the Purchasers under this Agreement (to include the benefit of any applicable “cushions” commensurate with the similar provisions in the Qualified Debt being so refinanced), to the extent applicable, or (ii) only apply to the period after the Maturity Date) and (vii) is issued or incurred solely for purposes permitted hereunder.

“Qualified Debt Investment Basket Amount” means, the following amounts for the following periods, as determined from the Second Amendment Effective Date to (w) December 31, 2019, $150,000,000, (x) December 31, 2020, $175,000,000, (y) December 31, 2021, $200,000,000 and (z) after December 31, 2021, $225,000,000. For clarity sake, these are exhausting baskets meaning amounts used in a prior year will not be available in succeeding periods (for example, if $150,000,000 of Qualified Debt was issued and used for Permitted Acquisitions in 2019, only $25,000,000 of Qualified Debt would be available to be so issued in 2020).

“Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests.

“Real Property” means, collectively, all right, title and interest (including any leasehold, mineral or other estate) in and to any and all parcels of or interests in real property owned or leased by any Person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures.

“Recipient” means (a) the ~~Administrative~~Collateral Agent or (b) any holder of Notes, as applicable.

~~“Refunding Capital Stock” has the meaning given to such term in Section 8.6(m).~~

“Regulation S-X” means Regulation S-X promulgated under the Securities Act.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing or migrating in, into, onto or through the Environment or in an uncontained manner from or through any facility, property or equipment.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA or the regulations issued thereunder, other than events for which the otherwise applicable notice period has been waived by regulation or otherwise by the PBGC.

“Reported Adjusted EBITDA” means, for any period, “Adjusted EBITDA” for such period as determined by the Company by adding the Permitted EBITDA Add-Backs to Reported EBITDA and presented as its “Adjusted EBITDA” for such period in its public earnings release for such period, with the add-backs to Reported EBITDA used in the calculation of such Adjusted EBITDA (the “Permitted EBITDA Add-Backs”) separately categorized in a style similar to that used in the Company’s public earning release for the three-month period ended March 31, 2019 (in which the categories of add- backs were delineated as, inter alia, “Change in fair value of financial instruments,” “Stock-based compensation expense,” “Strategic-transaction, integration and realignment expenses,” “Internal-control and delayed audit expenses,” “Excess content expenses,” “Non-ordinary-course legal expenses” and “Losses on significant customer bankruptcies”), it being understood and agreed that the types of Permitted EBITDA Add-Backs and categories thereof in any period (but not the standards by which Permitted Add-Backs are determined appropriate, except variances consistent with any change to the law, rules or regulations applicable to such disclosure) may vary from those included in the Company’s public earnings release for the three month period ended March 31, 2019 and may vary from period to period. Without limiting any of the foregoing, it is hereby agreed that if in calculating Reported Adjusted EBITDA for any period, if any category of Permitted EBITDA Add-Back exceeds $5,000,000 in any fiscal quarter, the Company shall provide a written reconciliation (by general reasonable descriptive segments and not a line by line accounting) of the components of such Permitted EBITDA Add-Back in excess of such amount, which reconciliation shall be included in the officer’s certificate to be delivered to the Collateral Agent pursuant to Section 7.1(e) for such fiscal quarter or fiscal year in which such category of Permitted EBITDA Add-Back so exceeded such amount in the applicable fiscal quarter.

“Reported EBITDA” for any period shall mean the Company’s consolidated “EBITDA” for such period as determined by the Company and presented as its “EBITDA” in its public earnings release for such period in all cases calculated as net income (loss) before interest, taxes, depreciation and amortization (each of which to be determined consistently with the Company’s historic reporting practices, except variances consistent with any change to the law, rules or regulations applicable to such disclosure).

“Requirement of Law” means as to any Person, its Operating Documents, and any law, treaty, rule, order, judgment or regulation of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Requisite Purchasers” means the holders of the Notes representing a majority of the then outstanding principal balance of the Notes.

“Responsible Officer” means the chief executive officer, president or any vice president of the Company, or, with respect to financial matters, the chief financial officer, treasurer, assistant secretary or other officer serving in a similar capacity of the Company. Any document delivered hereunder that is signed by a Responsible Officer of a Note Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Note Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Note Party.

“Restricted Cash” means cash and Cash Equivalents held by the Company and its Restricted Subsidiaries identified on such balance sheet as “restricted” (including cash or Cash Equivalents subject to a control agreement in favor of any Person other than the Collateral Agent, but excluding cash or Cash Equivalents restricted in favor of the Collateral Agent on behalf of all holders of the Notes).

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of the Company or any Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to the Company’s or a Restricted Subsidiary’s equity holders, partners or members (or the equivalent Persons thereof).

“Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.

“Returns” means, with respect to any Investment, any dividends, distributions, interest, fees, premium, return of capital, repayment of principal, income, profits (from a Disposition or otherwise) and other amounts received or realized in respect of such Investment.

“S&P” means Standard & Poor’s Financial Services LLC, a division of McGraw Hill Financial, and any successor thereto.

~~“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) as applicable, the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.~~

“Sanctioned Country” means, at any time, a country or territory which is itself the subject or target of any comprehensive Sanctions (at the time of this Agreement, the Crimean region of Ukraine, Cuba, Iran, North Korea, Sudan and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or to the extent applicable, the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in clauses (a) and (b).

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) as applicable, the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

“Searchlight” means Searchlight Capital Partners, L.P. and any of its Controlled Investment Affiliates and funds under its control.

“SEC” means the U.S. Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Second Amendment” means that certain Second Amendment to Credit Agreement and Amendment to Security Agreement dated as of July 19, 2019 by and among the Requisite Purchasers, the Collateral Agent and the Note Parties.

“Second Amendment Effective Date” means the “Second Amendment Effective Date”, as defined in the Second Amendment.

“Securities” has the meaning given to such term in Section 2.1.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Documents” means the Note Documents, the Warrants and the Warrantholders Agreement.

“Security Agreement” means the Security Agreement, dated as of the Closing Date, executed and delivered by the Note Parties thereto substantially in the form of Exhibit C hereto, as it may from time to time be supplemented, modified, amended, restated or supplanted.

“Security Agreement Supplement” has the meaning set forth in the Security Agreement.

“Senior Administrative Agent” means the “Administrative Agent” under the Senior Credit Agreement.

“Senior Credit Agreement” means that certain credit agreement, dated as of January 6, 2017, among the Company, as borrower, the guarantors party thereto from time to time, Citibank, N.A., as Senior Administrative Agent, L/C Issuer and Swing Line Lender, and the other lenders party thereto from time to time, as amended through the ~~date hereof~~Second Amendment Effective Date.

“Senior Incremental Loans” means loans and commitments resulting from Incremental Commitments under (and as defined in) the Senior Credit Agreement as in effect on the Second Amendment Effective Date.

“Senior Indebtedness” means (a) Indebtedness constituting “Senior Indebtedness” under the Intercreditor and Subordination Agreement; (b) with respect to any Note Party, the contingent obligations of such Person, under or in respect of such Indebtedness covered under clause (a) above; and (c) any and all refinancings, replacements or refundings of any of the amounts referred to in clauses (a) and (b) above.

“Senior Lender” means the “Lenders” under the Senior Credit Agreement.

“Solvent” means, when used with respect to any Person on any date of determination, that on such date:

(a) the sum of the debt (including contingent liabilities) of such Person and its Subsidiaries, taken as a whole, does not exceed the present fair saleable value (on a going concern basis) of the assets of the Person and its Subsidiaries, taken as a whole;

(b) the capital of such Person and its Subsidiaries, taken as a whole, is not unreasonably small in relation to the business of such Person and its Subsidiaries, taken as a whole, contemplated as of the date hereof; and

(c) such Person and its Subsidiaries, taken as a whole, do not intend to incur, or believe that they will incur, debts (including current obligations) beyond their ability to pay such debts as they mature in the ordinary course of business.

For the purposes hereof, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under the Financial Accounting Standards Board’s Statement of Financial Accounting Standard No. 5).

~~“Specified Acquisition” means the acquisition by the Company or any other Note Party that results in the Specified Person becoming a wholly-owned Subsidiary of the Company or any Note Party.~~

“Specified Event of Default” means an Event of Default described in Section 10.1(i) hereof.

“Specified Person” means the Person identified by the Company in an officer’s certificate to the Purchasers on the date of this Agreement.

~~“Specified Refinancing Indebtedness” has the meaning given to such term in Section 8.1(t).~~

“Specified Junior Financing Obligations” means any obligations in respect of any Junior Financing in respect of which any Note Party is an obligor in a principal amount in excess of $~~20,000,000~~7,500,000.

“Specified Transaction” means ~~the implementation of any Cost Savings Initiative, any Investment that results in a Person becoming a Restricted Subsidiary, any designation of a Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary, any Permitted Acquisition or any Disposition that results in a Restricted Subsidiary ceasing to be a Subsidiary of the Company,~~ any Investment constituting an acquisition of assets constituting a business unit, line of business or division of, or all or substantially all of the Equity Interests of, another Person (including the incurrence of Indebtedness, if any, in connection therewith) or any Disposition of a business unit, line of business or division of the Company or a Restricted Subsidiary~~, the MTN Acquisition Transactions, the EMC Acquisition Transactions and the Transactions, in~~ (including the repayment of any Indebtedness, if any, in connection therewith), in each case, whether by merger, consolidation, amalgamation or otherwise, ~~or any incurrence or repayment of Indebtedness (other than Indebtedness incurred or repaid under any revolving credit facility or line of credit) or Restricted Payment in respect of which the terms of this Agreement require any test to be calculated on a “Pro Forma Basis” or after giving “Pro Forma Effect.”~~.

~~“Subordinated Obligation” means Indebtedness of the Company which is subject to an agreement in favor of the Purchasers pursuant to which the holder of such Indebtedness has agreed, among other things, that such Indebtedness is junior in priority of payment to the rights of the Purchasers pursuant to a written agreement in form and substance acceptable to the Purchasers in their discretion.~~

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity (excluding, for the avoidance of doubt, any charitable organizations, and any other Person that meets the requirements of Section 501(c)(3) of the Code) of which (a) a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, (b) more than half of the issued share capital is at the time beneficially owned or (c) the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Company.

“Successor Company” has the meaning given to such term in Section 8.4(d)(ii).

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts.

“Target Person” has the meaning given to such term in Section 8.3.

“Taxes” means all present or future taxes, duties, levies, imposts, assessments, withholdings (including backup withholding) or other similar charges imposed by any Governmental Authority including any interest, penalties and additions to tax applicable thereto.

“Test Period” means, for any date of determination under this Agreement, the four consecutive fiscal quarters of the Company most recently ended as of such date of determination.

~~“Total Assets” means, at any date of determination, the total assets of the Company and its Restricted Subsidiaries as would be shown on a consolidated balance sheet of the Company and its Restricted Subsidiaries prepared in conformity with GAAP at such date.~~

~~“Total Net Debt” means, as of any date of determination, (a) the aggregate principal amount of Indebtedness of the Company and its Restricted Subsidiaries outstanding on such date, in an amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with the MTN Acquisition Transactions, the EMC Acquisition Transactions or any acquisition constituting an Investment permitted under this Agreement consummated prior to or, to the extent not prohibited by this Agreement, after the Closing Date) consisting of Indebtedness for borrowed money, purchase money debt and Attributable Indebtedness minus (b) cash and Cash Equivalents (other than Restricted Cash) included on the consolidated balance sheet of the Company and its Restricted Subsidiaries as of such date, free and clear of all Liens (other than Liens permitted by Section 8.2); provided that Total Net Debt shall not include Indebtedness in respect of letters of credit, except to the extent of unreimbursed amounts thereunder; provided that any unreimbursed amount under commercial letters of credit shall not be counted as Total Net Debt until three Business Days after such amount is drawn. For the avoidance of doubt, it is understood that obligations (i) under Swap Contracts and (ii) owed by Unrestricted Subsidiaries, do not constitute Total Net Debt.~~

~~“Total Net Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Total Net Debt as of the last day of such Test Period to (b) Consolidated EBITDA as of the last day for such Test Period.~~

“Transaction Expenses” means any fees or expenses incurred or paid by the Company or any of its Subsidiaries in connection with this Agreement and the other Securities Documents and the transactions contemplated hereby and thereby.

“transfer” means any sale, transfer, assignment, exchange, gift, bequest, pledge, participation, hypothecation or other encumbrance or disposition of any interest in, with or without consideration, any security, whether directly, indirectly, voluntarily, involuntarily, synthetically, in whole or in part, by operation of law or merger, pursuant to judicial process or otherwise including any disposition of any security or of any interest therein which would constitute a sale thereof within the meaning of the Securities Act.

~~“Treasury Capital Stock” has the meaning given to such term in Section 8.6(m).~~

“Treasury Rate” means, as of any date of redemption, the yield to maturity as of the date of such redemption of U.S. Treasury securities with a constant maturity (as compiled and published in the most recent statistical release designated as “H.15” under the caption “Treasury constant maturities” or any successor publication which is published at least weekly by the Board of Governors of the Federal Reserve System (or companion online data resource published by the Board of Governors of the Federal Reserve System) and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity that has become publicly available at least two Business Days prior to the date of such redemption (or, if such statistical release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the applicable redemption date to ~~the third anniversary of the Closing Date~~June 30, 2023; provided, however, that if the period from the applicable redemption date to ~~the third anniversary of the Closing Date~~June 30, 2023 is less than one year, the weekly average yield on actively traded U.S. Treasury securities adjusted to a constant maturity of one year will be used. The Company will calculate the applicable Treasury Rate at least two but not more than four Business Days prior to the applicable redemption date and provide the holder of a majority in aggregate principal amount of the Notes outstanding, before such redemption date, a written statement setting forth the Applicable Premium and showing the calculation of the Applicable Premium in reasonable detail.

~~“Trigger Date” means the first date on which the Company has delivered to the Collateral Agent an officer’s certificate demonstrating that the Consolidated Total Net Leverage Ratio is less than or equal to 3.50:1.00.~~

“United States” means the United States of America.

“Unrestricted Subsidiary” means any Subsidiary of the Company designated by the Company as an Unrestricted Subsidiary pursuant to Section 7.13 subsequent to the Closing Date~~.~~; provided that on and after the Second Amendment Effective Date, the Company shall not be permitted to designate a Subsidiary as an Unrestricted Subsidiary without the prior written consent of the Requisite Purchasers (in their sole and absolute discretion). It is hereby acknowledged by the Company that it has no Unrestricted Subsidiaries as of the Second Amendment Effective Date.

“Warrant” has the meaning given such term in the recitals of this Agreement.

“Warrant Shares” means Common Stock for which the Warrants are exercisable.

“Warrantholders Agreement” means the Warrantholders Agreement, by and between the Company and Searchlight II TBO-W, L.P., dated as of the Closing Date, substantially in the form of Exhibit F hereto, as it may from time to time be supplemented, modified, amended, restated or supplanted.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

“wholly owned” means, with respect to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Equity Interests of which (other than (x) director’s qualifying shares and (y) shares issued to foreign nationals to the extent required by applicable Law) are owned by such Person and/or by one or more wholly owned Subsidiaries of such Person.

“WMS” means Wireless Maritime Services, LLC, a Delaware limited liability company.

“WMS LLC Agreement” means that certain Limited Liability Company Agreement of WMS between AT&T Wireless Services, Inc. and MTN, dated as of February 19, 2004 (as amended, restated, amended and restated, supplemented, or otherwise modified from time to time).

1.2 Terms Generally.

The definitions in Section 1.1 shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

1.3 Use of Defined Terms.

Terms defined in this Agreement and used in any exhibit, schedule, certificate, annex, other Note Document or other document delivered in connection with this Agreement, shall have the meanings assigned herein unless otherwise defined or the context otherwise requires.

1.4 Currency.

Unless otherwise specified herein, all statements or references to dollar amounts or “$” set forth herein or in any other Note Document shall refer to Dollars.

1.5 Accounting Terms.

As used herein, in any other Note Document, and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP. If at any time any change in GAAP would affect the computation of any financial covenant or requirement set forth in this Agreement, and either the Company or the Collateral Agent shall so request, the Collateral Agent and the Company shall negotiate in good faith to amend such covenant or requirement to preserve the original intent thereof in light of such change in GAAP; provided that, until so amended, (i) such covenant or requirement shall continue to be computed in accordance with GAAP prior to such change therein, and (ii) the Company shall provide to the Collateral Agent financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such covenant or requirement made before and after giving effect to such change in GAAP. Unless otherwise provided herein, all financial calculations made with respect to the Company for the purpose of determining compliance with the terms of this Agreement shall be made on a consolidated basis and in accordance with GAAP.

1.6 Limited Condition Acquisition.

Notwithstanding anything to the contrary in this Agreement, for purposes of (i) determining compliance with any provision of this Agreement that requires the calculation of the Consolidated First Lien Net Leverage Ratio, (ii) determining compliance with representations, warranties, defaults or events of default or (iii) testing availability under baskets set forth herein (including baskets measured as a percentage of Consolidated EBITDA), in each case, in connection with a Permitted Acquisition or Investment by one or more of the Company and its Restricted Subsidiaries, in each case whose consummation is not conditioned on the availability of, or on obtaining, third party financing (any such acquisition, a “Limited Condition Acquisition”), at the irrevocable option of the Company (the Company’s election to exercise such option in connection with any Limited Condition Acquisition, an “LCA Election”), the date of determination of whether any such Limited Condition Acquisition is permitted hereunder, shall be deemed to be the date the definitive agreements for such Limited Condition Acquisition are entered into (the “LCA Test

Date”), and if, after giving pro forma effect to the Limited Condition Acquisition and the other transactions to be entered into in connection therewith as if they had occurred at the beginning of the most recent test period ending prior to the LCA Test Date, the Company could have taken such action on the relevant LCA Test Date in compliance with such ratio or basket, such ratio or basket shall be deemed to have been complied with for such Limited Condition Acquisition.

For the avoidance of doubt, if the Company has made an LCA Election and any of the ratios or baskets for which compliance was determined or tested as of the LCA Test Date (including with respect to the incurrence of any Indebtedness) are exceeded as a result of fluctuations in any such ratio or basket (including due to fluctuations of the target of any Limited Condition Acquisition) at or prior to the consummation of the relevant transaction or action, such baskets or ratios will not be deemed to have been exceeded as a result of such fluctuations. If the Company has made an LCA Election for any Limited Condition Acquisition, then in connection with any subsequent calculation of any ratio or basket on or following the relevant LCA Test Date and prior to the earlier of (i) the date on which such Limited Condition Acquisition is consummated or (ii) the date that the definitive agreement for such Limited Condition Acquisition is terminated or expires without consummation of such Limited Condition Acquisition, any such ratio or basket shall be calculated on a pro forma basis assuming such Limited Condition Acquisition and other transactions in connection therewith (including any incurrence of debt and the use of proceeds thereof) have been consummated.

ARTICLE II

PURCHASE AND SALE OF THE NOTES AND THE WARRANTS

2.1 Purchase and Sale.

Subject to and upon the terms and conditions of this Agreement, the Company will (i) issue and sell the Notes to the Purchaser designated in the Purchase Price Allocation, and such Purchaser will purchase from the Company, at the Closing, the Notes and (ii) issue the Penny Warrants and the Market Warrants, respectively, to the Purchaser designated in the Purchase Price Allocation, and such Purchaser shall acquire from the Company, at the Closing, the Penny Warrants and the Market Warrants (such Warrants, together with such purchased Notes, the “Securities”). The aggregate purchase price (the “Purchase Price”) for the Securities shall be $150,000,000, and shall be allocated among and paid by the Purchasers as set forth on the Purchase Price Allocation.

2.2 Purchase Price Allocation.

At least 10 Business Days prior to the Closing Date, the Purchasers shall deliver to the Company a statement (the “Purchase Price Allocation”), reasonably allocating the Purchase Price among each of the Notes, the Penny Warrants and the Market Warrants. The Company shall notify the Purchasers in writing of any reasonable objections within 5 Business Days after receipt of the Purchase Price Allocation and shall set forth the basis for such objections in reasonable detail, in which case the Company and the Purchasers shall attempt in good faith to resolve such disagreement prior to the Closing and any mutually agreed Purchase Price

Allocation shall be final. If the Company and the Purchasers are unable to resolve such disagreement prior to the Closing, the Purchasers’ initial Purchase Price Allocation shall be final. If the Company does not object in writing within such 5 Business Day period to the Purchase Price Allocation delivered by the Purchasers, the Company shall be deemed to have accepted such Purchase Price Allocation, and such Purchase Price Allocation shall be final. The Company and the Purchasers agree to be bound for all tax purposes by the Purchase Price Allocation, and shall not take any contrary tax position regarding such allocation, unless otherwise required pursuant to a “determination” (as defined in Section 1313(a) of the Code) or a comparable concept under applicable law or otherwise required pursuant to applicable law.

2.3 Closing.

(a) Subject to the satisfaction or waiver of the conditions set forth in Article VI, the closing of the purchase and sale of the Securities (the “Closing”) shall take place at the offices of Simpson Thacher & Bartlett LLP, 2475 Hanover Street, Palo Alto, California, on the second Business Day following the satisfaction or waiver of the conditions set forth in Article VI (other than those conditions that by their terms are to be satisfied at Closing, but subject to the satisfaction or waiver thereof) (the “Closing Date”); provided, however, that the Closing Date shall not be earlier than March 27, 2018.

(b) At the Closing:

(i) (x) the Company shall deliver to each Purchaser one or more Note(s) in the aggregate principal amount as set forth opposite such Purchaser’s name on Schedule I hereto, (y) the Company shall deliver to each Purchaser certificates representing the Warrants representing such number of applicable Warrants as set forth opposite such Purchaser’s name and (z) the Company shall deliver or cause to be delivered an amount equal to $1,500,000 to Searchlight Capital Partners, L.P. by wire transfer of immediately available funds to an account that Searchlight Capital Partners, L.P. shall designate at least one (1) Business Day prior to the Closing Date; and

(ii) the Purchasers shall deliver, or cause to be delivered, to the Company an amount equal to the Purchase Price by wire transfer of immediately available funds to an account that the Company shall designate at least one (1) Business Day prior to the Closing Date.

ARTICLE III

PROVISIONS OF THE NOTES

3.1 The Notes.

The Notes shall be in the aggregate principal amount of $150,000,000. The aggregate amount of the Notes shall, subject to the provisions for acceleration contained herein, mature and be payable in full on the Maturity Date.

3.2 General Provisions As To Payments.

(a) The Company shall make each payment in respect of the principal of, or accrued interest on, the Notes, or any other amount due to the Purchasers (or their permitted assigns) under this Agreement or any other Note Document, not later than 1:00 p.m. in New York, New York, on the day when due, to the Purchasers, provided that any such payments in connection with the Notes shall be made to the registered holders of such Notes to the accounts set forth in the Note Registry for such purpose, as specified in writing from time to time by such holders to the Company for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such holders shall surrender such Notes for cancellation, reasonably promptly after any such request, to the Company at its principal executive office. Prior to any permitted transfer or other disposition of any Note held by a holder, such holder will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 9.1(c). All cash payments hereunder shall be made in Dollars by wire transfer of immediately available funds. PIK Interest shall be considered paid on the due date thereof automatically in accordance with the terms of Section 3.3.

(b) Whenever any payment (including principal of, or interest on, the Notes or other amount) hereunder or under any other Note Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of such interest.

(c) The Company hereby authorizes the Purchasers to make appropriate notations on the grid attached to the Notes, including the date, outstanding principal amount and any prepayment thereof, which notations shall be conclusive evidence of such date, outstanding principal and prepayment absent manifest error; provided, however, that the failure of the Purchasers to make such notation or any error on the Notes shall not affect the obligation of the Company to repay, in accordance with the terms of the Notes and this Agreement, the principal amount of the Notes together with all interest and other amounts due hereunder.

(d) Except to the extent otherwise provided herein, each payment of principal of the Notes by the Company shall be made for the account of the holders thereof pro rata in accordance with the respective aggregate outstanding principal amounts of the Notes held by them and each payment of the interest on Notes shall be made for the account of the holders thereof pro rata in accordance with the amounts of interest on such Notes then due and payable to the respective Purchasers.

3.3 Interest.

(a) Interest shall be payable on the principal amount of the Notes, and to the maximum extent permitted by applicable laws on any increase thereof as provided below, at the applicable interest rate until paid in full. ~~Interest~~

(i) Subject to clause (ii) below, on and after the Second Amendment Effective Date, interest on the Notes will initially be pay-in-kind at a rate of 12% per annum (“PIK Interest”), which PIK Interest will be capitalized, compounded and added to the unpaid principal amount of the Note Obligations on the applicable Interest Payment Date whereupon from and after such date such additional amount shall be also accrue interest at the interest rate then applicable to the principal amount of the Notes. ~~Interest~~

(ii) At any time after the Second Amendment Effective Date, interest on the Notes ~~shall automatically~~ may, at the option of the Company, convert to accruing cash pay interest at a rate of 10% per annum (the “Cash Interest Rate”) ~~from and including the earlier of (i) March 15, 2021 and (ii) the last day of the most recently ended fiscal quarter of the Company for which financial statements have been delivered pursuant to Section 7.1 for which the Total Net Leverage Ratio has decreased to 3.39 to 1.0~~if at the time of such election the terms of the Senior Credit Agreement (as in effect at such time) and any other agreement governing any Permitted Refinancing thereof and other Senior Indebtedness then in effect permit interest on the Notes to be paid in cash; provided that upon ~~any such reduction in the Total Net Leverage Ratio contemplated by this clause (ii)~~such election, the Company shall promptly provide written notice thereof to the holders of the Notes (it being understood and agreed that any delay or failure to deliver such notice shall not ~~being~~be a condition precedent to conversion to the Cash Interest Rate). In the event of any conversion to the Cash Interest Rate on a date other than an Interest Payment Date, both (i) PIK Interest accrued to, but excluding, the date of conversion, will be capitalized, compounded and added to the unpaid principal amount of the Note Obligations as of the date of conversion and (ii) cash pay interest accrued from the date of conversion shall be paid on the next applicable Interest Payment Date. ~~Upon the occurrence and continuance of an Event of~~ Default, at the election of the Requisite Purchasers and upon written notice thereof to the Company ~~by the Requisite Purchasers, all PIK Interest shall be converted to cash interest at the Cash Interest Rate and become immediately due and payable upon demand by the Requisite Purchasers or otherwise due and payable in cash on the Maturity Date.~~

(b) (i) Interest on the Notes shall accrue from day to day from the Closing Date and subject to Section 3.3(a) shall be payable on each Interest Payment Date (commencing September 15, 2018) in arrears, (ii) interest on the Notes shall be payable on the date of any prepayment in accordance with Section 3.5 and (iii) interest on the Notes shall be payable on maturity of the Notes, whether by acceleration or otherwise. All interest hereunder shall be computed on the basis of a year of 360 days of twelve 30-day months and shall include the first day of an applicable interest period but excluding the last day of such interest period.

(c) The Purchasers and the Company intend to contract in strict compliance with applicable usury Law from time to time in effect. In furtherance thereof such Persons stipulate and agree that none of the terms and provisions contained in the Note Documents shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest in excess of the maximum amount of interest permitted to be charged by applicable law from time to time in effect (the “Maximum Lawful Rate”). No Note Party, nor any present or future guarantors, endorsers, or other Persons hereafter becoming liable for payment of any Note Obligation shall ever be liable for unearned interest thereon or shall ever be required to pay interest thereon in excess of the Maximum Lawful Rate, and the provisions of this Section 3.3(c) shall control over all other provisions of the Note Documents which may be in conflict or apparent conflict herewith. The Purchasers expressly disavow any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of any Note Obligation is accelerated. If (i) the maturity of any Note Obligation is accelerated for any reason; (ii) any Note Obligation is prepaid and as a result any amounts held to constitute interest are determined to be in excess of the Maximum Lawful Rate; or (iii) any Purchaser or any other holder of any or all of the Note Obligations shall otherwise collect money which is determined to constitute interest which would otherwise increase the interest on any or all of the Note Obligations to an amount in excess of the Maximum Lawful Rate, then all sums determined to constitute interest in excess of such legal limit shall, without penalty, be promptly applied to reduce the then outstanding principal of the related Note Obligations. In determining whether or not the interest paid or payable, under any specific circumstance, exceeds the Maximum Lawful Rate, the Company and the Purchasers (and any other payors thereof) shall to the greatest extent permitted under applicable law, (i) characterize any non-principal payment as an expense or fee rather than as interest; (ii) exclude voluntary prepayments and the effects thereof; and (iii) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the instruments evidencing the Note Obligations in accordance with the amounts outstanding from time to time thereunder. Notwithstanding anything to the contrary set forth in this Section 3.3 or Section 3.4, if a court of competent jurisdiction applying applicable law determines in a final order that the rate of interest payable hereunder exceeds the Maximum Lawful Rate, then so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, the Company shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by the Purchasers, is equal to the total interest which would have been received had the Interest Rate payable hereunder been (but for the operation of this paragraph) as otherwise provided in this Agreement. Thereafter, interest hereunder shall be paid at the rate(s) of interest and in the manner provided in Section 3.3(a) through (c) and Section 3.4, unless and until the rate of interest again exceeds the Maximum Lawful Rate, and at that time this paragraph shall again apply. In no event shall the total interest received by any Purchaser pursuant to the terms hereof exceed the amount which such Purchaser could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate. If the Maximum Lawful Rate is calculated pursuant to this paragraph, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made. As used in this Section 3.3(c) only, the term “applicable law” means the laws of the State of New York or the laws of the United States, whichever laws allow the greater interest, as such laws now exist or may be changed or amended or come into effect in the future.

3.4 Default Interest.

Notwithstanding the foregoing, if any principal of or interest on any Note or any other amount payable by the Note Parties hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such amount shall thereafter bear interest (“Default Interest”), after as well as before judgment, to the extent permitted by laws, at a rate per annum equal to 2.0% above the Interest Rate (the “Default Rate”), or a lesser amount at the election of the Requisite Purchasers, to the fullest extent permitted by applicable laws. Subject to the Intercreditor and Subordination Agreement, while any Event of Default exists or after acceleration, at the option of the Requisite Purchasers, the Company shall pay Default Interest, after as well as before entry of judgment thereon to the extent permitted by laws, on the principal amount of all outstanding Note Obligations, at the Default Rate, or a lesser amount at the election of the Requisite Purchasers, to the fullest extent permitted by laws, in cash. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be compounded monthly, on the last day of each calendar month, to the fullest extent permitted by applicable laws; provided that this Section 3.4 shall not apply to any Event of Default that has been waived by the Purchasers pursuant to Section 10.3.

3.5 Optional Prepayments.

(a) To the extent not prohibited by the Intercreditor and Subordination Agreement, ~~(i)~~ at any time prior to ~~the third anniversary of the Closing Date~~June 30, 2023, the Company may redeem all or a part of the Notes at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but excluding the date of redemption ~~and (ii) on and after the third anniversary of the Closing Date, the Company may redeem the Notes, in whole or in part, at the redemption prices (as expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon, if any, to, but excluding the redemption date, if redeemed during the twelve month period beginning on the specified anniversary of the Closing Date indicated below:~~.

~~Anniversary~~	~~Price~~
~~Third~~	~~105.0%~~
~~Fourth~~	~~102.5%~~
~~Fifth and thereafter~~	~~100.0%~~

(b) In the case of each partial prepayment of the Notes, the principal amount of the Notes to be prepaid shall be allocated pro rata among all of the Notes outstanding at such time in proportion to their respective unpaid principal amounts.

(c) Each notice of prepayment pursuant to this Section 3.5 shall specify (i) the proposed date of such prepayment and (ii) the principal amount of the Notes to be prepaid. Each notice of prepayment shall be made upon prior written notice to each Purchaser. Each notice of prepayment shall be made upon not less than three (3) Business Days’ and not more than ten (10) Business Days’ prior written notice to each registered holder of the Notes.

(d) Upon surrender of a Note that is redeemed in part, the Company shall execute for such holder (at the Company’s expense) a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

3.6 Taxes. Notwithstanding anything herein to the contrary, the Company shall have the right to deduct and withhold from any payment or distribution made with respect to the Notes such amounts as are required to be deducted or withheld with respect to the making of such payment or distribution under any applicable Tax law. To the extent that any amounts are so deducted or withheld, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid to the person in respect of which such deduction or withholding was made. In the event the Company previously remitted any amounts to a Governmental Authority on account of Taxes required to be deducted or withheld in respect of any payment or distribution (or deemed distribution) on any Notes, the Company shall be entitled to offset any such amounts against any amounts otherwise payable in respect of such Notes.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

To induce the Purchasers and the Collateral Agent to enter into this Agreement, the Company hereby represents and warrants to the Purchasers and the Collateral Agent that:

4.1 Financial Condition.

(a) The audited financial statements (including, in each case, any related notes and schedules) of the Company for the calendar years ended December 31, 2014, December 31, 2015 and December 31, 2016, and the unaudited financial statements of the Company for the nine- month period ending September 30, 2017 (collectively, the “Financial Statements”), fairly present in all material respects the financial position of the Company as of the dates of such Financial Statements, and the results of operations and changes in financial position of the Company, for the periods then ended, except that the unaudited interim financial statements were or are subject to normal year-end adjustments.

(b) There exist no material liabilities, whether absolute or contingent, of the Company which would be required to be reflected, reserved for or disclosed in a consolidated balance sheet of the Company prepared as of the date of this Agreement in a manner consistent with the most recent balance sheet attached to the Financial Statements, other than (i) liabilities that are reflected, reserved for or disclosed in the Financial Statements, (ii) liabilities incurred in the ordinary course of business since the date of the most recent balance sheet attached to the Financial Statements or (iii) liabilities incurred in the connection with the transactions contemplated by this Agreement.

(c) Since ~~September 30~~March 31, ~~2017~~2019, there has been no event, circumstance or change, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

4.2 Corporate Existence; Compliance with Law, Etc.

(a) Each Note Party (i) is duly organized, validly existing and in good standing (or the local equivalent) under the laws of the jurisdiction of its organization, (ii) has the corporate, partnership or limited liability company power, as the case may be, and authority, and the legal right, to own and operate its material properties, to lease the material property it operates as lessee and to conduct the business in which it is currently engaged, (iii) is duly qualified as a foreign entity and in good standing under the laws of each jurisdiction where its ownership, lease or operation of material property or the conduct of its business requires such qualification, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect and (iv) is in compliance with all applicable Requirements of Law, except where the failure to comply would not reasonably be expected to have a Material Adverse Effect.

(b) Without limiting the foregoing clause (a), (i) no Note Party is (A) in violation of any Anti-Terrorism Law, (B) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law, or (C) is a Blocked Person; and (ii) none of the Note Parties nor, to the knowledge of any Note Party, any of its Affiliates or agents acting at the direction of any Note Party in connection with the transactions contemplated by this Agreement (A) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (B) deals in, or otherwise engages in any transaction relating to, any property or interest in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law.

4.3 Corporate Power; Authorization; Consents; Enforceable Obligations.

(a) Each Note Party has the corporate, partnership or limited liability company power, as the case may be, and authority, and the legal right, to make, deliver and perform the Securities Documents to which it is or will be a party, and to borrow hereunder (in the case of the Company), and each Note Party has taken all necessary corporate, partnership or limited liability action, as applicable, to authorize (i) the borrowings on the terms and conditions of this Agreement (in the case of the Company) and (ii) the execution, delivery and performance of the Documents to which it is or will be a party.

(b) No consent or authorization of, filing with or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or the execution, delivery and performance by the Note Parties or the validity or enforceability against each of the Note Parties of this Agreement and the other Securities Documents to which it is a party except for any consent, authorization, filing or other act which has been made or obtained and is in full force and effect. This Agreement has been, and each of the other Securities Documents to which any Note Party is or will be a party will be, duly executed and delivered by it. This Agreement constitutes, and each of the other Securities Documents when executed and delivered will constitute, a legal, valid and binding obligation of each of the Note Parties (to the extent such Note Party is a party thereto) enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

4.4 No Legal Bar. The execution, delivery and performance of this Agreement, the other Securities Documents, the borrowings hereunder and the use of the proceeds thereof, will not (i) violate in any material respect any Requirement of Law applicable to the Company or (ii) violate any material Contractual Obligation of the Company and will not result in, or require, the creation or imposition of any Lien on any of its properties or revenues pursuant to any such Requirement of Law or such material Contractual Obligation, except as permitted by to the Note Documents.

4.5 No Material Litigation. Except as disclosed in the Public Reports, there are no actions, suits, proceedings, claims or disputes for which service of process has been served or formal notice has been given or, to the knowledge of the Company, threatened, at law, in equity, in arbitration or before any Governmental Authority, by or against the Company or against any of its properties or revenues that (i) purport to affect or pertain to this Agreement or any other Securities Document or (ii) if determined adversely, either individually or in the aggregate would reasonably be expected to have a Material Adverse Effect.

4.6 Ownership of Property; Liens; Condition of Properties. The Company has good and marketable title to, or a leasehold interest in or right to use, all properties purported to be owned or leased thereby, free and clear of any Liens, except those permitted by Section 8.2 or where the failure to do so would reasonably be expected to have a Material Adverse Effect. The property and assets of the Company constitute all property and assets necessary for the business of the Company, are in sufficient condition for their use in such business (ordinary wear and tear, condemnation and casualty excepted) except as would not reasonably be expected to have a Material Adverse Effect.

4.7 Intellectual Property. Except as disclosed in the Public Reports (i) the Company owns, or is licensed to use, all trademarks, trade names, patents, copyrights and other intellectual property rights necessary for the conduct of its business as currently conducted (the “Intellectual Property”), (ii) no claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does any of the Note Parties have knowledge of any valid basis for any such claim and (iii) to the Company’s knowledge, the use of such Intellectual Property by the Note Parties does not infringe in any respect on the rights of any Person, nor to the Company’ knowledge, does the use by other Persons of such Intellectual Property infringe in any respect on the rights of the Note Parties, except with respect to clauses (i), (ii) and (iii), as would not reasonably be expected to result in a Material Adverse Effect.

4.8 Taxes. Except as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each of the Note Parties and their Restricted Subsidiaries have timely filed all tax returns required to be filed, and have paid all Taxes levied or imposed upon them or their properties, income, profits or assets, that are due and payable (including in their capacity as a withholding agent), except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. To the knowledge of the Note Parties, there is no proposed Tax deficiency or assessment against the Note Parties or their Restricted Subsidiaries that, if made would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

4.9 Federal Regulations. The proceeds from the sale of the Notes contemplated by this Agreement will not be used, directly or indirectly, for “purchasing” or “carrying” any Margin Stock within the respective meanings of each of the quoted terms under Regulation U or for any purpose which violates the provisions of the Regulations of the Board of Governors of the Federal Reserve System, including Regulation T and X.

4.10 ERISA Compliance.

(a) Each of the Note Parties and each ERISA Affiliate thereof, is in compliance in all respects with all applicable provisions of ERISA and the Code (as it relates to the tax qualification or funding or employee benefit plans), and all rules, regulations and orders implementing ERISA with respect to a Title IV Plan, except to the extent that the failure to comply therewith would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) none of the Note Parties or any ERISA Affiliate thereof maintains or contributes to (or has maintained or contributed to) any Multiemployer Plan under which the Company or any ERISA Affiliate thereof has potential for any withdrawal liability, (ii) no Multiemployer Plan is in “critical status” as described in Section 432 of the Code or is Insolvent.

(c) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, none of the Note Parties or any ERISA Affiliate thereof sponsors or maintains any Title IV Plan under which there has been a failure to satisfy the applicable “minimum funding standard” (within the meaning of Section 412 of the Code), whether or not waived.

(d) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) no Title IV Plan has any amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), and (ii) no Termination Event has occurred or is reasonably expected to occur.

(e) There does not exist any material unfunded liability (determined on the basis of actuarial assumptions utilized by the actuary for the plan in preparing the most recent annual report) of the Company under any plan, program or arrangement providing post retirement, life or health benefits (other than with respect to any plan, program, arrangement or agreement providing benefits as required pursuant to Section 4980B of the Code or any other applicable law).

(f) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) no Reportable Event has occurred or is occurring, and (ii) no non-exempt “Prohibited Transaction” (as defined in Section 406 of ERISA of Section 4975 of the Code) has occurred for which the Company may be liable.

4.11 Investment Company Act. None of the Note Parties is an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

4.12 Subsidiaries. Exhibit 21 to the Company’s annual report on Form 10-K for the fiscal year ended December 31, ~~2016~~2018 sets forth all of the Company’s Significant Subsidiaries (as defined in Rule 1-02(w) of Regulation S-X) as of the ~~Closing~~Second Amendment Effective Date. All of the outstanding Equity Interests owned by the Note Parties (or a Subsidiary of any Note Party) in such Subsidiaries have been validly issued and are fully paid and all Equity Interests owned by a Note Party (or a Subsidiary of any Note Party) in such Subsidiaries are owned free and clear of all Liens except any Lien that is permitted under Section 8.2. As of the Second Amendment Effective Date, there are no Unrestricted Subsidiaries.

4.13 Accuracy and Completeness of Information. All written information (other than financial projections, estimates and other forward-looking statements and general economic and industry information) contained in any application, schedule, report, certificate, or any other document relating to any Note Party or any property of any Note Party prepared by or on behalf of any Note Party and given to any Purchaser in connection with the purchase of the Notes by the Purchasers, or any Note Party (or given to any consultant, appraiser, accountant or other advisor by any such Person in connection with the transactions contemplated hereby, which consultant, appraiser, accountant or other advisor has then delivered such report or other document to any Purchaser), including any written updates or supplements to such financial information delivered to any Purchaser, taken as a whole, is in all material respects true and complete as of the date referred to therein, and no such Person has omitted to state therein (or failed to include in any such document) taken as a whole any material fact or any fact necessary to make such information not misleading. All projections given to the Collateral Agent or any Purchaser by or on behalf of the Note Parties have been prepared in good faith based upon assumptions believed to be reasonable at the time prepared. The projections and any pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by the Company to be reasonable at the time made, it being recognized that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results and such differences may be material.

4.14 Permits, Etc. The Company has all permits, licenses, authorizations and approvals required for each of them lawfully to own, lease, control, manage and operate its properties and businesses, except where the failure to obtain any such permit, license, authorization or approval would not reasonably be expected to have a Material Adverse Effect. No condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, would result in the suspension, revocation, impairment, forfeiture or non-renewal of any such permit, license, authorization or approval, the suspension, revocation, impairment, forfeiture or non-renewal thereof, except where the failure to obtain any such suspension, revocation, impairment, forfeiture or non-renewal would not reasonably be expected to have a Material Adverse Effect.

4.15 Solvency. The Note Parties, taken as a whole, are Solvent on and as of each of the Closing Date and the Second Amendment Effective Date, after giving effect to the transaction contemplated by this Agreement and the Second Amendment, as applicable.

4.16 Owner of Collateral; Validity of Accounts. The Notes Parties are and shall be the owner(s) of or have other rights in the Collateral free and clear of all Liens of every kind and nature, except as permitted under this Agreement.

4.17 Capitalization.

(a) Schedule 4.17 hereto sets forth the authorized and outstanding capital stock of the Company as of December 31, ~~2017~~2018 (the “Capitalization Date”). All outstanding shares of capital stock of the Company have been, and all shares that may be issued pursuant to any management equity plan or arrangement will be, when issued in accordance with the respective terms thereof, duly authorized and validly issued and are fully paid and nonassessable and have not been issued in violation of any preemptive rights.

(b) Except as set forth on Schedule 4.17, and except for changes since the Capitalization Date resulting from the exercise of any stock options or vesting of equity awards outstanding on such date, there are no issued, reserved for issuance or outstanding (i) shares of capital stock of or other voting securities of or ownership interests in the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or other voting securities of or ownership interests in the Company, (iii) warrants, calls, options or other rights to acquire from the Company, or other obligation of the Company to issue, any capital stock or other voting securities or ownership interests in or any securities convertible into or exchangeable for capital stock or other voting securities or ownership interests in the Company or (iv) restricted shares, stock appreciation rights, performance units, conversion rights, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or voting securities of the Company (the items in clauses (i) through (iv) being referred to collectively as the “Company Securities”). Except as set forth in the Operating Documents of the Company, there are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities.

(c) Upon completion of the Closing in accordance with the terms of this Agreement, good and marketable title to the Notes and Warrants will be transferred to the Purchasers, free and clear of all Liens (other than any Liens arising under any applicable securities laws, the Operating Documents of the Company, this Agreement or the Warrantholders Agreement).

(d) Except as set forth on Schedule 4.17, there are no voting agreements, shareholder agreements, voting trusts, proxies or similar agreements, arrangements or commitments to which the Company or any of its Subsidiaries is a party with respect to the voting of any shares of capital stock or other equity interest of the Company or any of its Subsidiaries. There are no bonds, debentures, notes or other instruments of indebtedness of the Company or any of its Subsidiaries that entitle the holder of such instruments of indebtedness to vote together with shareholders of the Company on any matters with respect to the Company or any Subsidiary.

4.18 Environmental Matters.

(a) Except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:

(i) each Note Party and its respective properties and operations are and have been in compliance with all Environmental Laws, which includes obtaining and maintaining all applicable Environmental Permits required under such Environmental Laws to carry on the business of the Note Parties;

(ii) the Note Parties have not received any written notice that alleges any of them is in violation of or potentially liable under any Environmental Laws, and none of the Note Parties nor any of the Real Property is the subject of any claims, investigations, liens, demands, or judicial, administrative or arbitral proceedings pending or, to the knowledge of the Company, threatened in writing, under any Environmental Law or to revoke or modify any Environmental Permit held by any of the Note Parties;

(iii) there has been no Release of Hazardous Materials on, at, under or from any Real Property or facilities owned, operated or leased by any of the Note Parties, or, to the knowledge of the Company, Real Property formerly owned, operated or leased by any Note Party or arising out of the conduct of the Note Parties that could reasonably be expected to require investigation, remedial activity or corrective action or cleanup or could reasonably be expected to result in the Company or any of its Restricted Subsidiaries incurring liability under any Environmental Laws; and

(iv) there are no facts, circumstances or conditions arising out of or relating to the operations of the Note Parties or Real Property or facilities owned, operated or leased by any of the Note Parties or, to the knowledge of the Company, Real Property or facilities formerly owned, operated or leased by the Note Parties that could reasonably be expected to result in the Company or any of its Restricted Subsidiaries incurring liability under any Environmental Laws.

The representations and warranties contained in this Section 4.18 are the sole and exclusive representations and warranties of the Note Parties with respect to matters arising under or relating to Environmental Laws, Environmental Permits, Environmental Liabilities or Hazardous Materials.

4.19 Labor Matters. Except as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against the Company or any of its Restricted Subsidiaries pending or, to the knowledge of the Company, threatened; (b) hours worked by and payments made to employees of the Company or any of its Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act of 1938 or any other applicable Laws dealing with such matters; and (c) all payments due from the Company or any of its Restricted Subsidiaries on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the relevant party.

4.20 FCC Authorizations. The FCC Authorizations constitute all licenses and authorizations issued by the FCC that are necessary for the operation of the business of the Company and its Restricted Subsidiaries as currently conducted except as could not reasonably be expected to have a Material Adverse Effect. The FCC Authorizations are in full force and effect and have not expired, been revoked, suspended, rescinded, or terminated and are not subject to any conditions or requirements that have not been imposed upon all such authorizations generally except as could not reasonably be expected to have a Material Adverse Effect. Except as could not reasonably be expected to result in a Material Adverse Effect, the Company and its Restricted Subsidiaries operate their business in compliance with the terms of the FCC Authorizations and the Communications Act. To the knowledge of Company and except as would not reasonably be expected to result in a Material Adverse Effect, there is no action pending or, to the knowledge of the Company, threatened before the FCC to revoke, refuse to renew, suspend, or modify any of the FCC Authorizations other than proceedings to amend FCC rules of general applicability.

4.21 USA Patriot Act; OFAC; FCPA.

(a) To the extent applicable, each the Company and the Restricted Subsidiaries (i) is in compliance, in all material respects, with (x) the Trading with the Enemy Act of 1917, as amended, and each of the foreign assets control regulations of the United States Department of the Treasury (31 CFR Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, (y) the USA PATRIOT Act and (z) Sanctions, and (ii) will not directly or indirectly use the proceeds of the sale of the Notes, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person to fund or facilitate any activities or business of any kind that would constitute or result in a violation of Sanctions.

(b) None of the Company, any Restricted Subsidiary nor, to the knowledge of the Company, any director or officer of the Company or any Restricted Subsidiary is a Sanctioned Person; and the Company will not, directly or indirectly, use the proceeds of the sale of the Notes or otherwise make available such proceeds to any Person, for the purpose of financing activities (except for Licensed Activities) of or with any Person that, at the time of such financing, is (i) a Sanctioned Person or (ii) located in a Sanctioned Country.

(c) No part of the proceeds of the sale of the Notes will be used, directly or indirectly, by the Note Parties or any Restricted Subsidiary for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

4.22 Security Documents. Except as otherwise contemplated hereby or under any other Note Documents, the provisions of the Collateral Documents are effective to create in favor of the Collateral Agent for the benefit of the Purchasers legal, valid and enforceable Liens on, and security interests in, the Collateral and, (i) when all appropriate filings or recordings are made in the appropriate offices as may be required under applicable Laws (which filings or recordings shall be made to the extent required by any Collateral Document) and (ii) upon the taking of possession or control by the Collateral Agent of such Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent required by any Collateral Document), such Collateral Document will constitute fully perfected Liens on, and security interests in, all right, title and interest of the Note Parties in such Collateral, in each case subject to no Liens other than the applicable Liens permitted under the Note Documents, a legal, valid, enforceable and perfected Lien (if and to the extent perfection may be achieved by the filings and/or other actions required to be taken hereby or by the applicable Collateral Documents) on all right, title and interest of the respective Note Parties in the Collateral described therein subject to (i) Debtor Relief Laws and by general principles of equity, (ii) the need for filings and registrations necessary to create or perfect the Liens on the Collateral granted by the Note Parties in favor of the Purchasers and (iii) the effect of foreign Laws, rules and regulations as they relate to the granting of security interests in assets of, pledges of Equity Interests in or Indebtedness owed by Foreign Subsidiaries, and Liens permitted by Section 8.2.

Notwithstanding anything herein (including this Section 4.22) or in any other Note Document to the contrary, neither the Company nor any other Note Party makes any representation or warranty as to (A) the effects of perfection or non-perfection, the priority or the enforceability of any pledge of or security interest (other than with respect to those pledges and security interests made under the Laws of the jurisdiction of formation of the applicable Foreign Subsidiary) in any Equity Interests of any Foreign Subsidiary, or as to the rights and remedies of any holder of Notes with respect thereto, in each case under foreign Law~~,~~ or (B) the pledge or creation of any security interest, or the effects of perfection or non-perfection, the priority or the enforceability of any pledge of or security interest to the extent such pledge, security interest, perfection or priority is not required pursuant to the Collateral and Guarantee Requirement ~~or (C) on the Closing Date and until required pursuant to Section 7.10 and 7.12, the pledge or creation of any security interest, or the effects of perfection or non-perfection, the priority or enforceability of any pledge or security interest to the extent not required on the Closing Date.~~.

4.23 EEA Financial Institutions. Neither the Company nor any Guarantor is an EEA Financial Institution.

4.24 Beneficial Ownership Certification. As of Second Amendment Effective Date, the information included in any Beneficial Ownership Certification provided on or before Second Amendment Effective Date to any Purchaser and/or the Collateral Agent in connection with this Agreement is true and correct in all respects.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

Each Purchaser represents and warrants to the Company, severally and not jointly, as of the date hereof and as of the Closing Date, as set forth below.

5.1 Purchase for its Own Account.

Such Purchaser is purchasing the Securities for its own account, without a view to the distribution thereof in violation of the Securities Act, all without prejudice, however, to the right of such Purchaser at any time, in accordance with this Agreement or the other Securities Documents, lawfully to sell or otherwise to dispose of all or any part of the Notes or warrants held by it.

5.2 Accredited Purchaser.

Such Purchaser is an “accredited investor” within the meaning of Regulation D under the Securities Act.

5.3 Authority, Etc.

Such Purchaser has the power and authority to enter into and perform this Agreement and the other Securities Documents to which such Purchaser is a party and the execution and performance hereof and thereof have been duly authorized by all proper and necessary corporate, limited liability company or partnership action, as the case may be. This Agreement and the other Securities Documents to each Purchaser is a party constitutes the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles now or hereafter in effect affecting the enforcement of creditors’ rights and the application of equitable principles.

5.4 Securities Act Compliance.

Such Purchaser understands that the Note Parties have not registered the Notes, the guarantees therefor, the Warrants or the Warrant Shares under the Securities Act, and each Purchaser agrees that the Notes, the Warrants and the Warrant Shares may not be sold or transferred or offered for sale or transfer by it without registration under the Securities Act or the availability of an exemption therefrom.

ARTICLE VI

CONDITIONS TO PURCHASE AND ISSUANCE

6.1 Conditions to Obligations of Purchasers on the Closing Date.

The obligations of the Purchasers to purchase the Securities hereunder are subject to the satisfaction of the following conditions:

(a) The Purchasers shall have received all of the following, each properly executed by a Responsible Official of each party thereto, each dated as of the Closing Date and each in form and substance reasonably satisfactory to the Purchasers:

(i) at least one (1) executed counterpart of this Agreement;

(ii) the Notes and the Warrants executed by the Company;

(iii) the Guaranty Agreement executed by the Guarantors;

(iv) the Intercreditor and Subordination Agreement executed by the Note Parties, the Senior Administrative Agent and the Collateral Agent;

(v) the other Collateral Documents executed by the Note Parties and the Collateral Agent;

(vi) the Warrantholders Agreement executed by the Company; and

(vii) with respect to the Note Parties, such documentation as the Collateral Agent and the Purchasers may reasonably require to establish the due organization, valid existence and good standing of such Note Parties, their qualification to engage in business in each material jurisdiction in which they are engaged in business or required to be so qualified, their authority to execute, deliver and perform the Notes Documents to which they are a party, the identity, authority and capacity of each Responsible Official thereof authorized to act on their behalf, including certified copies of articles or certificates of incorporation and amendments thereto, articles or certificates of formation or organization and amendments thereto, bylaws and amendments thereto, operating agreements and amendments thereto, certificates of good standing and/or qualification to engage in business, tax clearance certificates, certificates of corporate or limited liability company resolutions or other applicable authorization documents, incumbency certificates, Certificates of Responsible Officials, and the like.

(b) No Default or Event of Default shall have occurred and be continuing or would result after giving effect to the issuance of the Securities on the Closing Date.

(c) The amendment to the Senior Credit Agreement required for the Notes to be issued hereunder shall have become effective.

(d) The Listing Application shall have been made with NASDAQ and the Company shall have received from NASDAQ notification that its review process thereof has been completed and the Company has not received any notification from NASDAQ that the transactions contemplated by this Agreement, including all of the provisions contained in the Warrantholders Agreement and the Warrants as well as the issuance of the Warrants, are not in compliance with NASDAQ’s Listing Rules.

6.2 Conditions to Obligations of the Company on the Closing Date.

The obligation of the Company to issue the Securities hereunder is subject to the conditions set forth below.

(a) Each Purchaser shall have delivered by wire transfer of immediately available funds to an account or accounts designated by the Company, an aggregate amount equal to the purchase price for the Securities being purchased by such Purchaser.

(b) The Collateral Agent shall have duly executed and delivered the Joinder to the Company at or prior to the Closing.

(c) The Collateral Agent ~~and the Administrative Agent~~ shall have duly executed and delivered the Collateral Documents required to be delivered at the Closing.

(d) The amendment to the Senior Credit Agreement required for the Notes to be issued hereunder shall have become effective.

(e) The execution of the Warrantholders Agreement by Searchlight II TBO-W, L.P.

(f) The Listing Application shall have been made with NASDAQ and the Company shall have received from NASDAQ notification that its review process thereof has been completed and the Company has not received any notification from NASDAQ that the transactions contemplated by this Agreement, including all of the provisions contained in the Warrantholders Agreement and the Warrants as well as the issuance of the Warrants, are not in compliance with NASDAQ’s Listing Rules.

ARTICLE VII

AFFIRMATIVE COVENANTS

The Company hereby agrees that from and after the Closing Date, so long as any Note Obligations (other than unasserted contingent indemnification obligations) remain outstanding and unpaid, the Company shall, and shall (except in the case of the covenants set forth in Sections 7.1, 7.2 and 7.3) cause each of its respective Restricted Subsidiaries to:

7.1 Financial Statements.

(a) Deliver to the Collateral Agent, within 120 days after the end of each fiscal year, a consolidated balance sheet of, the Company and its Restricted Subsidiaries, as at the end of such fiscal year and the related consolidated statements of income or operations, stockholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail (together with, in all cases, a customary management summary) and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” qualification (excluding any “emphasis of the matter” paragraph) (other than related (i) solely to the occurrence of the Maturity Date or the upcoming maturity date under the Senior Credit Agreement or any other Indebtedness permitted to be incurred hereunder occurring within one year from the date such report is delivered or (ii) any potential inability to satisfy any financial maintenance covenant on a future date or in a future period) or any qualification or exception as to the scope of such audit except for qualifications relating to changes in accounting principles or practices reflecting changes in GAAP and required or approved by such independent certified public accountants;

(b) Deliver to the Collateral Agent, within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, a consolidated balance sheet of the Company and its Restricted Subsidiaries, as at the end of such fiscal quarter and the related (i) consolidated statements of income or operations for such fiscal quarter and for the portion of the fiscal year then ended and (ii) consolidated statements of cash flows for such fiscal quarter and the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail (together with, in all cases, a customary management summary) and certified by a Responsible Officer of the Company as fairly presenting in all material respects the financial condition, results of operations and cash flows of the Company and its Restricted Subsidiaries in prepared in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; and

(c) Deliver to the Collateral Agent with each set of consolidated financial statements referred to in Sections 7.1(a) and (b), the related consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) (which may be in footnote form only) from such consolidated financial statements (it being agreed that no such consolidating financial statements shall be required to be audited).

(d) Deliver to the Collateral Agent, no later than 120 days after the end of the fiscal year ending December 31, 2017, and each subsequent fiscal year, a reasonably detailed consolidated budget for the following fiscal year consistent with that prepared for and presented to the Company’s board of directors on a quarterly basis (including a projected consolidated balance sheet of, the Company and its Restricted Subsidiaries, as of the end of the following fiscal year, the related consolidated statements of projected cash flow and projected income summary of the material underlying assumptions applicable thereto) (collectively, the “Projections”).

(e) Where applicable, deliver to the Collateral Agent, no later than five days after the delivery of the financial statements referred to in Sections 7.1(a) and (b), an officer’s certificate signed by a Responsible Officer of the Company, certifying as to any necessary reconciliation with respect to any Permitted EBITDA Addback which exceeds $5,000,000 for any period as more fully described in the definition of “Reported Adjusted EBITDA”.

Any financial statement required to be delivered pursuant to Section 7.1(a) or 7.1(b) shall not be required to include purchase accounting adjustments relating to the MTN Acquisition Transactions, the EMC Acquisition Transactions or any acquisition constituting an Investment consummated prior to or, to the extent not prohibited by this Agreement, after the Closing Date, in each case, to the extent it is not practicable to include them.

Documents required to be delivered pursuant to Sections 7.1(a) through (c), 7.2 and 7.21 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which such documents are filed for public availability on the SEC’s Electronic Data Gathering and Retrieval System (EDGAR).

7.2 Other Information. Deliver to the Collateral Agent, promptly after the same are publicly available, copies of all annual, regular, periodic and special reports which the Company or any Restricted Subsidiary filed with the SEC. The Company shall be deemed to have delivered such reports if the Company has filed reports containing such information with the SEC.

7.3 Notices. Promptly after a Responsible Officer of the Company has obtained knowledge thereof, notify the Collateral Agent:

(a) of the occurrence of any Event of Default;

(b) of the occurrence of an ERISA Event or similar event with respect to a Foreign Plan which would reasonably be expected to result in a Material Adverse Effect;

(c) of the filing or commencement of, or any threat or notice of intention of any person to file or commence, any action, suit, litigation or proceeding, whether at law or in equity by or before any Governmental Authority against the Company or any of its Restricted Subsidiaries that would reasonably be expected to result in a Material Adverse Effect; ~~and~~

(d) any change in the information provided in the Beneficial Ownership Certification delivered to any Purchaser and/or the Collateral Agent that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification; and

(~~d~~e ) of the occurrence of any other matter or development that has had or would reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 7.3 shall be accompanied by a written statement of a Responsible Officer of the Company delivered to the Collateral Agent for prompt further distribution to each Purchaser (i) that such notice is being delivered pursuant to Section 7.3 of this Agreement and (ii) setting forth details of the occurrence referred to therein and stating what action the Company has taken and proposes to take with respect thereto.

7.4 Payment of Taxes. Pay, discharge or otherwise satisfy as the same shall become due and payable in the normal conduct of its business, all its obligations and liabilities in respect of Taxes imposed upon it or upon its income or profits or in respect of its property, except, in each case, to the extent (i) any such Tax is being contested in good faith and by appropriate proceedings for which appropriate reserves have been established in accordance with GAAP or (ii) the failure to pay or discharge the same would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

7.5 Preservation of Existence, Etc.

(a) Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization; and

(b) take all reasonable action to maintain all rights, privileges (including its good standing where applicable in the relevant jurisdiction), permits, authorizations, licenses and franchises necessary or desirable in the normal conduct of its business;

except, in the case of Section 7.5(a) (other than with respect to the Company) or this Section 7.5(b), to the extent (i) that failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (ii) pursuant to any merger, consolidation, liquidation, dissolution or Disposition permitted by Article VIII.

7.6 Maintenance of Properties. Except if the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order, repair and condition, ordinary wear and tear excepted and fire, casualty or condemnation excepted.

7.7 Insurance. Maintain with insurance companies that the Company believes (in the good faith judgment of its management) are financially sound and reputable at the time the relevant coverage is placed or renewed, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance customary for similarly situated Persons engaged in the same or similar businesses as the Company and the Restricted Subsidiaries) as are customarily carried under similar circumstances by such other Persons. Not later than 90 days after the Closing Date (or the date any such insurance is obtained, in the case of insurance obtained after the Closing Date or, in each case, such later date as the Collateral Agent may agree), each such policy of insurance (other than business interruption insurance (if any), director and officer insurance and worker’s compensation insurance) shall as appropriate (i) name the Collateral Agent as additional insured thereunder or (ii) in the case of each casualty insurance policy, contain a loss payable clause or endorsement that names the Collateral Agent, on behalf of the Lenders, as a loss payee thereunder. If the improvements on any Mortgaged Property are at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968 (as now or hereafter in effect or successor act thereto), then, to the extent required by applicable Flood Insurance Laws, the Company shall, or shall cause each Note Party to, (i) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount reasonably satisfactory to the Collateral Agent and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (ii) upon the reasonable request of the Collateral Agent (not to exceed one time per fiscal year, unless an Event of Default has occurred and is continuing) deliver to the Collateral Agent evidence of such compliance in form and substance reasonably acceptable to the Collateral Agent.

7.8 Compliance with Laws. Comply with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except if the failure to comply therewith could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

7.9 Books and Records. Maintain proper books of record and account, in which entries that are full, true and correct in all material respects and are in conformity with GAAP and which reflect all material financial transactions and matters involving the assets and business of the Company or a Restricted Subsidiary, as the case may be (it being understood and agreed that certain Foreign Subsidiaries maintain individual books and records in conformity with generally accepted accounting principles in their respective countries of organization and that such maintenance shall not constitute a breach of the representations, warranties or covenants hereunder).

7.10 Additional Collateral; Additional Guarantors. At the Company’s expense, subject to the terms, conditions and provisions of the Collateral and Guarantee Requirement and any applicable limitation in any Collateral Document, take all action necessary or reasonably requested by the Collateral Agent to ensure that the Collateral and Guarantee Requirement continues to be satisfied.

7.11 Compliance with Environmental Laws. Except, in each case, to the extent that the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: comply, and take all commercially reasonable actions to cause all lessees and other Persons operating or occupying its properties to comply, with all

Environmental Laws and Environmental Permits; obtain and renew all Environmental Permits necessary for its operations and occupancy of its properties; and, in each case to the extent the Note Parties are required to do so by Environmental Laws, conduct any investigation, remedial or other corrective action necessary to address Hazardous Materials at any property or facility in accordance with Environmental Laws. If an Event of Default arising out of an Environmental Liability has occurred and is continuing, within 60 days of receiving a written request by the Collateral Agent, the Company will provide the Collateral Agent with an environmental assessment report regarding the scope of the Environmental Liability and the likely cost of mitigating such Environmental Liability, prepared at the Company’s sole cost and expense and by an environmental consultant reasonably acceptable to the Collateral Agent. If such report is not timely provided, the Collateral Agent may have them prepared by an environmental consultant of its choosing, at the Company’s sole cost and expense.

7.12 Further Assurances. Promptly upon reasonable request by the Collateral Agent (i) correct any mutually identified material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Collateral Document or other document or instrument relating to any Collateral, and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Collateral Agent may reasonably request from time to time in order to carry out more effectively the purposes of this Agreement and the Collateral Documents, to the extent required pursuant to the Collateral and Guarantee Requirement and subject in all respects to the limitations therein. If the Collateral Agent reasonably determines that it is required by applicable Law to have appraisals prepared in respect of the Real Property of any Note Party subject to a mortgage constituting Collateral, the Company shall promptly provide to the Collateral Agent appraisals that satisfy the applicable requirements of the Real Estate Appraisal Reform Amendments of FIRREA.

7.13 Designation of Subsidiaries. ~~The~~Subject to the Requisite Purchasers’ written consent thereto (in their sole and absolute discretion) and subject to the conditions herein, the Company may at any time after the Closing Date designate any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that, (1) immediately before and after such designation, ~~(i)~~ no Event of Default shall have occurred and be continuing, (2) an Investment in such amount (as described below) would be permitted at such time and (3) no Subsidiary may be designated as an Unrestricted Subsidiary if, after such designation, it would be a “Restricted Subsidiary” for the purpose of any Permitted ~~Ratio Debt or Permitted~~ Refinancing of any of the foregoing (in the case of any unsecured Indebtedness, in excess of the $~~20,000,000~~7,500,000). The designation of any Subsidiary as an Unrestricted Subsidiary after the Closing Date shall constitute an Investment by the Company therein at the date of designation in an amount equal to the fair market value as determined in good faith by the Company or its Subsidiary’s (as applicable) Investment therein. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute (i) the incurrence at the time of designation of any Investment, Indebtedness or Liens of such Subsidiary existing at such time and (ii) a Return on any Investment by the Company in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the fair market value as determined in good faith by the Company at the date of such designation of the Company’s or its respective Subsidiary’s (as applicable) Investment in such Subsidiary~~; provided that~~ . Notwithstanding the foregoing, on and after the Second Amendment Effective Date, (a) any Unrestricted Subsidiary that has been designated a Restricted Subsidiary may not be subsequently re-designated as an Unrestricted Subsidiary and (b) in no event shall ~~any such Return on any Investment by~~ the Company ~~in~~ be permitted to (x) designate a Subsidiary as an Unrestricted Subsidiary ~~be duplicative of any Return that increases the Cumulative Credit pursuant to the definition thereof.~~or (y) transfer any assets to any Unrestricted Subsidiary, in each case, without the prior written consent of the Requisite Purchasers (in their sole and absolute discretion).

7.14 Use of Proceeds. (1) Use the proceeds of the Securities issued hereunder only after the Company (i) files its Annual Report on Form 10-K with the SEC for the fiscal year ended December 31, 2017 and (ii) provides the information required to be delivered pursuant to Section 7.1(d) to the Purchasers, to repay all revolving credit loans then outstanding on the date of such repayment, and interest thereon, under the Senior Credit Agreement; and (2) use the residual proceeds of the Securities after application pursuant to clause (1) for general corporate purposes subject to Article VIII; provided, however, that such proceeds may not be used for any of the following: (a) Investments pursuant to Sections 8.3(b)(ii), (c)(iii), (i), (n) (but only to the extent made in Unrestricted Subsidiaries or in joint ventures), (o), (t), (y) or (z); (b) Restricted Payments pursuant to Sections 8.6(f), (g), (i), (j)(ii), (p) and (r); or any prepayment, redemption, purchase, defeasance or other satisfaction prior to scheduled maturity in any manner of any Indebtedness for borrowed money of the Company and its Restricted Subsidiaries; provided, further, that any application of the residual proceeds of the Securities pursuant to this clause (2) shall be materially consistent with the Projections delivered pursuant to Section 7.1(d), as such Projections may be updated by the Company from time to time for purposes of this Section 7.14. Notwithstanding anything herein to the contrary, the Company shall at any time be permitted to use the proceeds of the Securities to pay any fees and expenses incurred in connection with the transactions contemplated by this Agreement.

7.15 Offer to Repurchase Upon Change of Control.

(a) If a Change of Control occurs, unless, prior to, or concurrently with, the time the Company is required to make a Change of Control Offer (as defined below), the Company has previously or concurrently mailed or transmitted electronically a redemption notice with respect to all the outstanding Notes, the Company shall make an offer to purchase all of the Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of purchase. Within 30 days following any Change of Control, the Company shall send notice of such Change of Control Offer electronically or by first-class mail, with a copy to the Collateral Agent, sent in the same manner, to each of the Purchasers, with the following information:

(i) that a Change of Control Offer is being made pursuant to this Section 7.15 and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Company;

(ii) the purchase price and the purchase date, which will be no earlier than 20 Business Days nor later than 60 days from the date such notice is transmitted electronically or mailed (the “Change of Control Payment Date”), except in the case of a conditional Change of Control Offer made in advance of a Change of Control as described below;

(iii) that any Note not properly tendered will remain outstanding and continue to accrue interest;

(iv) that unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(v) that holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes to the Company prior to the close of business on the third (3rd) Business Day preceding the Change of Control Payment Date;

(vi) if such notice is sent prior to the occurrence of a Change of Control, stating that the Change of Control Offer is conditional on the occurrence of such Change of Control, and, if applicable, stating that, in the Company’s discretion, the Change of Control Payment Date may be delayed until such time as any or all applicable conditions shall be satisfied, or that such purchase may not occur and such notice may be rescinded in the event that the Company shall determine that the Change of Control will not occur by the Change of Control Payment Date, or by the Change of Control Payment Date as so delayed; and

(vii) any other instructions, as determined by the Company, consistent with this Section 7.15, that a holder must follow.

(b) To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 7.15, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 7.15 by virtue thereof.

(c) The Company shall not be required to make a Change of Control Offer if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 7.15 applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

7.16 End of Fiscal Years. The Company shall, and shall cause each of its respective Restricted Subsidiaries to, for financial reporting purposes, cause its fiscal year to end on December 31 (other than any Subsidiary acquired after the Closing Date); provided, however, that the Company may, upon written notice to the Collateral Agent, change its fiscal year to any other fiscal year reasonably acceptable to the Collateral Agent, in which case, the Company and the Collateral Agent will, and are hereby authorized by the Purchasers to, make any adjustments to this Agreement, if any, that are necessary to reflect such change in fiscal year.

7.17 Lines of Business. The Company and the Restricted Subsidiaries, taken as a whole, will not engage in any material line of business substantially different from those lines of business conducted by the Company and the Restricted Subsidiaries on the Closing Date or any business reasonably related, complementary, corollary, synergistic or ancillary thereto (including related, complementary, synergistic or ancillary technologies) or reasonable extensions thereof.

7.18 Communications Regulations. Except as could not reasonably be expected to have a Material Adverse Effect, the Company and its Restricted Subsidiaries shall (i) take all actions reasonably necessary to maintain the FCC Authorizations in full force and effect, (ii) timely file renewal applications, (iii) remit any necessary regulatory fees, (iv) file any reports and information requested by the FCC, and (v) conduct its business in compliance with the terms of the FCC Authorizations and the Communications Act, including changes in applicable law and regulations that become effective during the terms of the FCC Authorizations.

7.19 Anti-Terrorism Law; Anti-Money Laundering; Embargoed Persons; Anti-Corruption; Licenses.

(a) Except for Licensed Activities, the Company shall, and shall cause each of its respective Restricted Subsidiaries to, conduct its business in such a manner so as to not, directly or indirectly, (i) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224 effective September 24, 2001 (the “Executive Order”), or (ii) engage in or conspire to engage in any transaction that violates, or attempts to violate, any Sanctions in any material respect.

(b) The Company shall, and shall cause each of its respective Restricted Subsidiaries to, repay the Notes exclusively with funds that are not derived from any unlawful activity such that the result of any such repayment would not cause the making of the Notes to be in material violation of any applicable Law, including the United States Foreign Corrupt Practices Act of 1977, as amended.

(c) Except for Licensed Activities, the Company shall, and shall cause each of its respective Restricted Subsidiaries to, use funds or properties of the Company or any of the Restricted Subsidiaries to repay the Notes only to the extent it does not constitute, to the knowledge of the Company, property of, or is beneficially owned, to the knowledge of the Company, directly or indirectly by, any Sanctioned Person.

(d) the Company shall, and shall cause each of its respective Restricted Subsidiaries to, maintain and enforce policies and procedures with respect to itself and its Subsidiaries designed to ensure compliance with applicable Sanctions.

7.20 ERISA Compliance. Except where the failure to so comply would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (a) each Note Party shall, and shall cause each ERISA Affiliate to, establish, maintain and operate all Plans and Foreign Plans in compliance in all material respects with the provisions of ERISA, the Code and all applicable Laws, the regulations and interpretation thereunder and the respective requirements of the governing documents for such Plans, and (b) the Company shall take, or shall cause to be taken, any and all actions required in order to be in compliance at all times with the representations and warranties in this Section 7.20.

7.21 Other Information. Deliver to the holders of a majority in aggregate principal amount of the outstanding Notes (unless otherwise waived by such holders in writing) promptly after the same are publicly available, copies of all annual, regular, periodic and special reports and registration statements which the Company or any Restricted Subsidiary files with the SEC or with any Governmental Authority that may be substituted therefor (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered), exhibits to any registration statement and, if applicable, any registration statement on Form S-8) and in any case not otherwise required to be delivered to the Collateral Agent pursuant to any other clause of this Section 7.21.

ARTICLE VIII

NEGATIVE COVENANTS

The Company hereby agrees that from and after the Closing Date, so long as any Note Obligations (other than unasserted contingent indemnification obligations) remain outstanding and unpaid:

8.1 Limitation on Indebtedness. Without the consent of the Requisite Purchasers, the Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur or assume any Indebtedness except:

(a) Indebtedness of the Company and any Guarantor or Note Party under the Note Documents and any Permitted Refinancing thereof ~~that satisfies the Junior Debt Conditions~~;

(b) Indebtedness outstanding on the Closing Date ~~(other than revolving credit Indebtedness under~~and listed on Schedule 7.03(b) of the Senior Credit Agreement (as in effect on the Second Amendment Effective Date) and any Permitted Refinancing thereof ~~that satisfies the Junior Debt Conditions~~; provided that all such Indebtedness of any Note Party owed to any Restricted Subsidiary that is not a Note Party shall be unsecured and subordinated to the Note Obligations pursuant to terms substantially consistent with Exhibit G hereto;

(c) Guarantees by the Company and any Restricted Subsidiary in respect of Indebtedness of the Company and any Restricted Subsidiary that is a Note Party otherwise permitted hereunder; provided that (i) no Guarantee by any Restricted Subsidiary of any Indebtedness constituting a Specified Junior Financing Obligation shall be permitted unless such guaranteeing party shall have also provided a Guarantee of the Note Obligations on the terms set forth herein and such Guarantee of the Specified Junior Financing Obligation shall be subordinated in right of payment to the Note Obligations pursuant to terms substantially consistent with Exhibit G hereto, (ii) if the Indebtedness being Guaranteed is subordinated to the Note Obligations, such Guarantee shall be subordinated to the Guarantee of the Note Obligations on terms at least as favorable (as reasonably determined by the Company) to the Purchasers as those contained in the subordination of such Indebtedness and (iii) any Guarantee by a Restricted

Subsidiary that is not a ~~Note Party of any Permitted Ratio Debt or~~Guarantor of any Indebtedness under Section 8.1(g) or (m) (or any Permitted Refinancing in respect thereof) shall only be permitted if such Guarantee meets the requirements of clauses (~~m), (~~g) or (~~s~~m), as the case may be, of this Section 8.1;

(d) Indebtedness of the Company or any Restricted Subsidiary owing to any Note Party or any other Restricted Subsidiary (or issued or transferred to any direct or indirect parent of a Note Party which is substantially contemporaneously transferred to a Note Party or any Restricted Subsidiary of a Note Party) to the extent constituting an Investment permitted by Section 8.3; provided that (i) no such Indebtedness owed to a Note Party shall be evidenced by a promissory note unless such promissory note constitutes a negotiable instrument and is pledged to the Collateral Agent to the extent required by (and in accordance with) the terms of the Security Agreement and (ii) all such Indebtedness of any Note Party owed to any Restricted Subsidiary that is not a Note Party shall be unsecured and subordinated to the Note Obligations pursuant to subordination terms substantially consistent with the terms set forth in Section 5.1 of the Security Agreement;

(e) (i) Attributable Indebtedness and other Indebtedness (including Capitalized Leases) financing an acquisition, construction, repair, replacement, lease or improvement of a fixed or capital asset incurred by the Company or any Restricted Subsidiary within 365 days of the acquisition, construction, repair, replacement, lease or improvement of the applicable asset and any Permitted Refinancing thereof ~~in an aggregate amount not to exceed the greater of $37,500,000 and 30% of LTM EBITDA, in each case determined at the time of incurrence~~ (together with any Permitted Refinancings thereof) and (ii) Attributable Indebtedness arising out of sale-leaseback transactions permitted by Section 8.5(m) and any Permitted Refinancing of such Attributable Indebtedness in an aggregate amount as between clauses (i) and (ii) not to exceed $5,000,000 at any time outstanding;

(f) Indebtedness in respect of Swap Contracts designed to hedge against the Company’s or any Restricted Subsidiary’s exposure to interest rates, foreign exchange rates or commodities pricing risks incurred in the ordinary course of business and not for speculative purposes and Guarantees thereof;

(g) Indebtedness of the Company or any Restricted Subsidiary (i) assumed in connection with any Permitted Acquisition (provided that such Indebtedness is not incurred in contemplation of such Permitted Acquisition) or any Permitted Refinancing thereof ~~that satisfies the Junior Debt Conditions~~ or (ii) incurred to finance any Permitted Acquisition or any Permitted Refinancing thereof ~~that satisfies the Junior Debt Conditions~~; provided that after giving pro forma effect to such Permitted Acquisition and the assumption or incurrence of such Indebtedness, as applicable, the aggregate principal amount of such Indebtedness does not exceed ~~(a) if such Indebtedness is secured by a Lien on the Collateral that is senior to the Liens securing the Note Obligations, an unlimited amount so long as immediately after giving Pro Forma Effect thereto and the use of proceeds thereof the Consolidated First Lien Net Leverage Ratio is no greater than 3.50 to 1; and (b) the greater of $25,000,000 and 25% of LTM EBITDA, in each case, determined at the time of incurrence plus an additional unlimited amount (x) if such Indebtedness is secured by Liens that are junior to the Liens securing the Note Obligations, the Consolidated Senior Secured Net Leverage Ratio (determined on a Pro Forma Basis and without~~

~~netting the cash proceeds of any such Indebtedness being so incurred for the purposes of such calculation) is no greater than 4.50:1.00, and (y) if such Indebtedness is unsecured Indebtedness, either (I) the Consolidated Total Net Leverage Ratio (determined on a Pro Forma Basis and without netting the cash proceeds of any such Indebtedness for the purposes of such calculation) is no greater than 5.00:1.00 or (II) the Interest Coverage Ratio (calculated on a Pro Forma Basis) for the end of the most recent Test Period is not less than 2.00:1.00, and all Indebtedness incurred pursuant to this clause (b) satisfies the Junior Debt Conditions; provided that any such Indebtedness assumed or incurred by a Restricted Subsidiary that is not a Note Party (together with any Indebtedness assumed or incurred by a Restricted Subsidiary that is not a Note Party pursuant to Section 8.1(s)) does not exceed in the aggregate, (i) prior to the Trigger Date, $0 and (ii) on and after the Trigger Date, the greater of $18,750,000 and 15% of LTM EBITDA, in each case determined at the time of assumption or incurrence;~~$5,000,000, in aggregate, at any time outstanding; provided, further, that in the case of such Permitted Acquisition which is permitted pursuant to the proviso in Section 8.3(i) and is to be funded with the proceeds of Qualified Debt, an amount of Qualified Debt not to exceed, when aggregated with all other such Qualified Debt issued in connection with Section 8.3(i), the applicable the Qualified Debt Investment Basket Amount at such time may be incurred solely to fund any such acquisition so permitted pursuant to such proviso;

(h) Indebtedness representing deferred compensation to employees of the Company or any of its Restricted Subsidiaries incurred in the ordinary course of business;

(i) Indebtedness consisting of promissory notes issued by the Company or any of its Restricted Subsidiaries to current or former officers, managers, consultants, directors and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of the Company permitted by Section 8.6 in an aggregate amount not to exceed $1,000,000 at any time outstanding; provided that such Indebtedness shall be subordinated in right of payment to the Note Obligations on terms reasonably satisfactory to the Collateral Agent;

(j) Indebtedness incurred by the Company or any of its Restricted Subsidiaries in connection with a Permitted Acquisition, any other Investment not prohibited hereunder (including through a merger) or any Disposition permitted hereunder, ~~in each case,~~and constituting customary indemnification obligations or obligations in respect of customary purchase price (including earnouts and similar obligations, but not to exceed 10% of the aggregate purchase price of any such Permitted Acquisition) or other similar adjustments;

(k) Indebtedness consisting of obligations of the Company or any of its Restricted Subsidiaries under deferred compensation or other similar arrangements incurred by such Person in connection with the MTN Acquisition Transactions~~,~~ and the EMC Acquisition Transactions ~~and Permitted Acquisitions or any other Investment not prohibited hereunder~~;

(l) Cash Management Obligations (as defined in the Senior Credit Agreement) and other Indebtedness in respect of netting services, automatic clearinghouse arrangements, overdraft protections, employee credit card programs and other cash management and similar arrangements in the ordinary course of business and any Guarantees thereof or the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, so long as such Indebtedness is extinguished in the ordinary course of business;

(m) Indebtedness ~~that satisfies the Junior Debt Conditions~~ in an aggregate principal amount that at the time of, and after giving effect to, the incurrence thereof, would not exceed ~~(i) prior to the Trigger Date, the greater of $10,000,000 and 10% of LTM EBITDA and (ii) on and after the Trigger Date, the greater of $37,500,000 and 30% of LTM EBITDA, in each case determined at the time of incurrence;~~ $7,500,000 in the aggregate at any time outstanding;

(n) Indebtedness consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(o) Indebtedness incurred by the Company or any of its Restricted Subsidiaries in respect of letters of credit, bank guarantees, bankers’ acceptances, warehouse receipts or similar instruments issued or created in the ordinary course of business, including in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation claims;

(p) obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by the Company or any of its Restricted Subsidiaries or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business or consistent with past practice;

(q) ~~letters of credit in an aggregate amount~~(i) Qualified Debt incurred and all proceeds of which are contemporaneously used to prepay principal of the Term Loans under (and as defined in) the Senior Credit Agreement and (ii) Qualified Debt of up to $10,000,000 issued in any fiscal year (with all unused amounts thereof being carried over to succeeding years) but not to exceed at any time outstanding ~~not to exceed $20,000,000~~$30,000,000, in aggregate, and in each case, any Permitted Refinancings thereof;

(r) [Reserved];

(s) ~~Permitted Ratio Debt and any Permitted Refinancing thereof~~[Reserved];

(t) Indebtedness incurred under the ~~revolving credit facility under the~~ Senior Credit Agreement~~, as may be amended from time to time, or under any other revolving credit facility entered into by the Company from time to time that provides for the re-borrowing of loans in a manner substantially consistent with the Senior Credit Agreement (for the avoidance of doubt without giving effect to any conditionality set forth in the Senior Credit Agreement), in~~in an aggregate principal amount ~~outstanding at any time~~ not to exceed ~~$85,000,000 (the “Revolver Basket”); provided, however, that any principal amount of Indebtedness outstanding under this clause (t) (i) may be refinanced with Indebtedness if such Indebtedness (the “Specified Refinancing Indebtedness”), taken together with all Indebtedness to be refinanced at such time, could have been incurred pursuant to clause (a) of the definition of Permitted Ratio Debt and (ii)~~

~~if so refinanced as specified under clause (i), the amount of the Revolver Basket shall be reduced by an amount equal to the principal amount of such Specified Refinancing Indebtedness;~~the sum of (i) $593,750,000 plus the amount of any increase in principal resulting from interest paid in kind or capitalized plus (ii) if immediately after giving Pro Forma Effect to such Indebtedness and the use of proceeds thereof the Consolidated First Lien Net Leverage Ratio is no greater than 3.50 to 1.00, Senior Incremental Loans, and, in each case, any Permitted Refinancing thereof;

(u) Indebtedness incurred by a Foreign Subsidiary or any other Restricted Subsidiary which is not a Note Party which, when aggregated with the principal amount of all other Indebtedness incurred pursuant to this Section 8.1(u) and then outstanding for all such Persons taken together, does not exceed in the aggregate ~~(i) prior to the Trigger Date, $5,000,000 and (ii) on and after the Trigger Date, the greater of $25,000,000 and 20% of LTM EBITDA, in each case determined at the time of incurrence; provided that to the extent such Foreign Subsidiary guarantees the Note Obligations or pledges any Collateral to secure the Note Obligations, such Indebtedness incurred pursuant to this Section 8.1(u) shall satisfy the Junior Debt Conditions;~~$1,000,000;

(v) ~~on and after the Trigger Date only, Indebtedness of the Company and its Restricted Subsidiaries in respect of seller financing (i) that satisfies the Junior Debt Conditions and (ii) the aggregate principal amount of which (when aggregated with all other Indebtedness incurred pursuant to this Section 8.1(v)) does not exceed $10,000,000 determined at the time of incurrence and any Permitted Refinancing thereof that satisfies the Junior Debt Conditions;~~[Reserved];

(w) [Reserved];

(x) ~~Indebtedness that satisfies the Junior Debt Conditions in an amount equal to 100% of the Net Proceeds received by the Company from the issuance or sale of Equity Interests of the Company since the Closing Date (other than proceeds of Disqualified Equity Interests or sales of Equity Interests to any of its Subsidiaries) to the extent such Net Proceeds have not been applied pursuant to Section 8.3, 8.6 or 8.9 (and do not otherwise increase the Cumulative Credit or the Excluded Contribution and are not used to fund Equity Funded Employee Plan Costs) (“Contribution Indebtedness”); provided that such Indebtedness is designated as “Contribution Indebtedness” in a certificate from a Responsible Officer of the Company on the date incurred;~~[Reserved];

(y) [Reserved];

(z) ~~any Permitted Refinancing of~~ the Convertible Notes ~~that constitutes~~ in an aggregate principal amount not to exceed the then outstanding principal amount thereof (without giving effect to any increases thereof other than in respect of any paid in kind or capitalized interest thereon) as of the Second Amendment Effective Date and any Permitted Refinancing thereof that satisfies the Junior Debt Conditions;

(aa) ~~on and after the Trigger Date only, obligations in respect of Disqualified Equity Interests in an amount not to exceed $2,500,000 at any time outstanding;~~[Reserved];

(bb) all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in Sections 8.1(a) through Section 8.1(aa) and Section 8.1(cc);

(cc) [Reserved]; and

(dd) Attributable Indebtedness and other Indebtedness (including Capitalized Leases) incurred to finance the acquisition, construction, repair, replacement, lease or improvement of satellites, maritime equipment or aviation antennae equipment incurred by the Company or any Restricted Subsidiary within 365 days of the acquisition, construction, repair, replacement, lease or improvement of the applicable asset and any Permitted Refinancing thereof in an aggregate amount not to exceed $~~80,000,000~~15,000,000 at any time outstanding, determined at the time of incurrence, and any Permitted Refinancing thereof;

provided, however, that all Indebtedness permitted by this Section 8.1 which is permitted to be secured pursuant to Section 8.2 and is secured by the Collateral shall be subject to an intercreditor agreement reasonably satisfactory to the Collateral Agent.

For purposes of determining compliance with any Dollar-denominated restriction on the incurrence of Indebtedness, the Dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to extend, replace, refund, refinance, renew or defease other Indebtedness denominated in a foreign currency, and such extension, replacement, refunding, refinancing, renewal or defeasance would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such extension, replacement, refunding, refinancing, renewal or defeasance, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased, plus the aggregate amount of fees, underwriting discounts, premiums (including tender premiums) and other costs and expenses (including OID) incurred in connection with such refinancing.

The accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 8.1. The principal amount of any non-interest bearing Indebtedness or other discount security constituting Indebtedness at any date shall be the principal amount thereof that would be shown on a balance sheet of the Company dated such date prepared in accordance with GAAP.

For purposes of determining compliance with this Section 8.1, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness described in described in Sections 8.1(a) through 8.1(~~cc~~dd), the Company shall, in its sole discretion, classify and reclassify or later divide, classify or reclassify such item of Indebtedness (or any portion thereof) and will only be required to include the amount and type of such Indebtedness in one or more of the above clauses.

8.2 Limitation on Liens. Without the consent of the Requisite Purchasers, the Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now or hereafter acquired, other than the following:

(a) Liens created pursuant to any Note Document;

(b) Liens existing on the Closing Date ~~(other than Liens referred to in Section 8.2(jj)~~and listed on Schedule 7.01(b) of the Senior Credit Agreement (as in effect on the Second Amendment Effective Date) and any modifications, replacements, renewals, restructurings, refinancings or extensions thereof, provided that (i) the Lien does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 8.1(b) and (B) proceeds and products thereof and (ii) the replacement, renewal, extension or refinancing of the obligations secured or benefitted by such Liens, to the extent constituting Indebtedness, is permitted by Section 8.1(b);

(c) Liens for taxes, assessments or governmental charges that are not overdue for a period of more than any applicable grace period related thereto or (i) that are being contested in good faith and by appropriate actions, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP to the extent required by GAAP or (ii) the failure to pay or discharge the same would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(d) statutory or common law Liens of landlords, sub-landlords, carriers, warehousemen, mechanics, materialmen, repairmen, construction contractors or other like Liens, so long as, in each case, such Liens secure amounts not overdue for a period of more than thirty (30) days or if more than thirty (30)  days overdue, are unfiled and no other action has been taken to enforce such Liens or that are being contested in good faith and by appropriate actions, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(e) (i) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation and (ii) pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Company or any of its Restricted Subsidiaries;

(f) pledges or deposits to secure the performance of bids, trade contracts, utilities, governmental contracts and leases (other than Indebtedness for borrowed money), statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations) incurred in the ordinary course of business;

(g) covenants, conditions, easements, rights-of-way, building codes, restrictions (including zoning restrictions), encroachments, licenses, protrusions and other similar encumbrances and minor title defects, in each case affecting Real Property and that do not in the aggregate materially interfere with the ordinary conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole;

(h) Liens (i) securing judgments or orders for the payment of money not constituting an Event of Default under Section 10.1(h), (ii) arising out of judgments or awards against the Company or any Restricted Subsidiary with respect to which an appeal or other proceeding for review is then being pursued and (iii) notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings for which adequate reserves have been made;

(i) leases, licenses, subleases or sublicenses (including licenses and sublicenses of software and other IP Rights) and terminations thereof, in each case either granted to others with respect to IP Rights that are not material to the business of the Company and Restricted Subsidiaries or in the ordinary course of business, which (i) do not interfere in any material respect with the business of the Company and its Restricted Subsidiaries, taken as a whole, (ii) do not secure any Indebtedness and (iii) are permitted by Section 8.5;

(j) Liens (i) in favor of customs and revenue authorities arising as a matter of Law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business or (ii) on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business;

(k) Liens (i) of a collection bank arising under Section 4-208 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business, (iii) in favor of a banking or other financial institution arising as a matter of Law or under customary general terms and conditions encumbering deposits or other funds maintained with a financial institution (including the right of set-off) and that are within the general parameters customary in the banking industry or arising pursuant to such banking institution’s general terms and conditions, and (iv) that are contractual rights of setoff or rights of pledge relating to purchase orders and other agreements entered into with customers of the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(l) Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to ~~Sections~~Section 8.3(~~g), (~~i) ~~and (n)~~ or, to the extent related to any of the foregoing, Section ~~8.5~~8.3(s) or (y), to be applied against the purchase price for such Investment, ~~and~~or (ii) consisting of an agreement to Dispose of any property in a Disposition permitted under Section 8.5, in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

(m) Liens ~~(i)~~ in favor of the Company or any Guarantor ~~and (ii) in favor of a Restricted Subsidiary~~ that is ~~not~~ a Note Party ~~on assets of a Restricted Subsidiary that is not a Note Party securing Indebtedness permitted under Section 8.1~~;

(n) any interest or title of a lessor, sub-lessor, licensor or sub-licensor under leases, subleases, licenses or sublicenses entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business or with respect to IP Rights that are not material to the business of the Company and its Restricted Subsidiaries;

(o) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business permitted by this Agreement;

(p) Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 8.3;

(q) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(r) Liens that are contractual rights of set-off or rights of pledge (i) relating to the establishment of depository relations with banks or other deposit-taking financial institutions and not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Company or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Company or any of its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(s) Liens solely on any cash earnest money deposits made by the Company or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(t) ground leases in respect of Real Property on which facilities owned or leased by the Company or any of its Restricted Subsidiaries are located;

(u) Liens to secure Indebtedness permitted under Section 8.1(e) and (dd); provided that (i) such Liens are created within 365 days of the acquisition, construction, repair, lease or improvement of the property subject to such Liens, (ii) such Liens do not at any time encumber property (except for replacements, additions, accessions and proceeds to such property) other than the property financed by such Indebtedness and the proceeds and products thereof and customary security deposits and (iii) with respect to Capitalized Leases, such Liens do not at any time extend to or cover any assets (except for replacements, additions and accessions to such assets) other than the assets subject to such Capitalized Leases and the proceeds and products thereof and customary security deposits; provided that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender;

(v) Liens on property of any Restricted Subsidiary (including any Foreign Subsidiary) that is not a Note Party, which Liens secure Indebtedness or other obligations of any such Restricted Subsidiary that is not a Note Party permitted under Section 8.1(u) or otherwise permitted under Section 8.1 (other than in respect of Indebtedness for borrowed money and Guarantees of Indebtedness for borrowed money);

(w) Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Restricted Subsidiary (other than by designation as a Restricted Subsidiary pursuant to Section 7.13) (other than Liens on the Equity Interests of any Person that becomes a Restricted Subsidiary to the extent such Equity Interests are owned by the Company or another Restricted Subsidiary) or Liens to secure Indebtedness otherwise incurred pursuant to Section 8.1(g) to finance a Permitted Acquisition, in each case after the Closing Date; provided that (i) such Lien either (A) secures Indebtedness incurred pursuant to Section 8.1(g) to finance a Permitted Acquisition or (B)(x) was not created in contemplation of such acquisition or such Person becoming a Restricted Subsidiary and (y) does not extend to or cover any other assets or property (other than the proceeds, products and accessions thereof and other than after-acquired property subjected to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require, pursuant to their terms at such time, a pledge of after-acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition); and (ii) the Indebtedness secured thereby is permitted under Section 8.1(g); ~~and (iii) such Lien may only be senior to the Lien on the Collateral securing the Note Obligations if the Indebtedness such Lien secures was incurred pursuant to clause (a) of the first proviso of Section 8.1(g) or must otherwise be junior to the Lien on the Collateral securing the Note Obligations;~~

(x) (i) zoning, building, entitlement and other land use regulations by Governmental Authorities with which the normal operation of the business complies, and (ii) any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any Real Property that does not materially interfere with the ordinary conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole;

(y) Liens arising from precautionary Uniform Commercial Code financing statement or similar filings;

(z) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(aa) the modification, replacement, renewal or extension of any Lien permitted by Sections 8.2(~~b), (~~u) and (w); provided that (i) the Lien does not extend to any additional property, other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien and (B) proceeds and products thereof, and (ii) the renewal, extension, restructuring or refinancing of the obligations secured or benefited by such Liens is permitted by Section 8.1 (to the extent constituting Indebtedness); ~~provided further that such Lien may only be senior to the Lien on the Collateral securing the Note Obligations if the Indebtedness such Lien secures could have been incurred pursuant to clause (a) of the definition of Permitted Ratio Debt at the time of incurrence and at the time of granting such Lien or must otherwise be junior to the Lien on the Collateral securing the Note Obligations;~~

(bb) Liens with respect to property or assets of the Company or any of its Restricted Subsidiaries securing obligations in an aggregate principal amount outstanding at any time not to exceed $5,000,000 to the extent the Indebtedness so secured is permitted pursuant to Section 8.1;

(cc) [Reserved];

~~(bb) Liens with respect to property or assets of the Company or any of its Restricted Subsidiaries securing obligations in an aggregate principal amount outstanding at any time not to exceed (i) prior to the Trigger Date, the greater of $12,500,000 and 10% of LTM EBITDA and (ii) on and after the Trigger Date, the greater of $25,000,000 and 20% of LTM EBITDA, in each case determined as of the date of incurrence; provided that such Lien may only be senior to the Lien on the Collateral securing the Note Obligations if the Indebtedness such Lien secures could have been incurred pursuant to clause (a) of the definition of Permitted Ratio Debt at the time of incurrence and at the time of granting such Lien or must otherwise be junior to the Lien on the Collateral securing the Note Obligations;~~

~~(cc) Liens to secure Indebtedness permitted under Section 8.1(s) and guaranties thereof; provided that such Lien may only be senior to the Lien on the Collateral securing the Note Obligations if the Indebtedness such Lien secures could have been incurred pursuant to clause (a) of the definition of Permitted Ratio Debt at the time of incurrence and at the time of granting such Lien or must otherwise be junior to the Lien on the Collateral securing the Note Obligations;~~

(dd) [Reserved];

(ee) Liens on specific items of inventory or other goods and the proceeds thereof securing such Person’s obligations in respect of documentary letters of credit or banker’s acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods;

(ff) deposits of cash with the owner or lessor of premises leased and operated by the Company or any of its Subsidiaries to secure the performance of the Company’s or such Subsidiary’s obligations under the terms of the lease for such premises;

(gg) ~~Liens on cash or Cash Equivalents to secure letters of credit issued in accordance with Section  8.1(q)~~[Reserved];

(hh) ~~(i) Liens on Capital Stock of joint ventures or Unrestricted Subsidiaries securing capital contributions to or obligations of such Persons and (ii)~~ customary rights of first refusal and tag, drag and similar rights in joint venture agreements and agreements with respect to non-wholly owned Subsidiaries;

(ii) ~~Liens on property of any Foreign Subsidiary securing Indebtedness of such Foreign Subsidiary permitted under Section 8.1~~[Reserved];

(jj) Liens securing Indebtedness and other obligations incurred under ~~(i)~~ the Senior Credit Agreement, (~~ii) any Permitted Refinancing thereof or (iii) any revolving credit facility permitted under Section 8.1(t); provided that (excluding with respect to Indebtedness under the Senior Credit Agreement that is outstanding on the Closing Date, but including any refinancing thereof), any such Lien~~ including, for the avoidance of doubt, any Initial Term Loans and New Incremental Term Loans (each as defined in the Senior Credit Agreement as in effect on the Second Amendment Effective Date) outstanding as of the Second Amendment Effective Date and any Revolving Credit Loans (as defined in the Senior Credit Agreement as in effect on the Second Amendment Effective Date) outstanding as of the Second Amendment Effective Date or hereafter made pursuant to the Revolving Commitments (as defined in the Senior Credit Agreement as in effect on the Second Amendment Effective Date) existing as of the Second Amendment Effective Date (collectively, the “Second Amendment Effective Date Senior Loans”)) and any Permitted Refinancing thereof; provided that any such Lien (other than, for the avoidance of doubt, Liens securing such Indebtedness and other obligations outstanding as of the Second Amendment Effective Date or Liens securing Indebtedness in respect of any increase in principal resulting from interest paid in kind or capitalized in respect of the Second Amendment Effective Date Senior Loans) (A) may only be senior to the Lien on the Collateral securing the Notes Obligations if immediately after giving Pro Forma Effect to the Indebtedness such Lien secures ~~could have been incurred (I) pursuant to clause (a) of the definition of Permitted Ratio Debt or (II) under Section 8.1(t) at the time of incurrence of such Indebtedness and at the time of granting of such Lien and (ii~~and the use of proceeds thereof the Consolidated First Lien Net Leverage Ratio is no greater than 3.50 to 1.00 or (B) must otherwise be junior to the Lien on the Collateral securing the Notes Obligations;

(kk) [Reserved];

(ll) in the case of any non-wholly owned Restricted Subsidiary, any put and call arrangements or restrictions on disposition related to its Equity Interests set forth in its Operating Documents or any related joint venture or similar agreement;

(mm) Liens securing Swap Contracts entered into in the ordinary course of business and not for speculation purposes, so long the value of the property securing such Swap Contracts does not exceed $~~5,000,000~~2,000,000 at any time;

(nn) Liens on property incurred pursuant to any sale-leaseback transaction permitted hereunder ~~and general intangibles related thereto~~;

(oo) any restriction on the transfer or pledge of assets contained in any License or otherwise imposed by the Communications Act or any FCC Authorization or comparable state or local legislation, regulations or ordinances or otherwise imposed by Law; and

(pp) Liens arising by operation of law in the United States under Article 2 of the UCC in favor of a reclaiming seller of goods or buyer of goods.

8.3 Investments. Without the consent of the Requisite Purchasers, the Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, make or hold any Investments, except:

(a) Investments by the Company or any of its ~~Restricted~~ Subsidiaries in assets that were cash or Cash Equivalents when such Investment was made;

(b) loans or advances to officers, directors and employees of any Note Party (or any direct or indirect parent thereof) or any of its ~~Restricted~~ Subsidiaries (i) for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes~~,~~ and (ii) in connection with such Person’s purchase of Equity ~~Interests~~Interest of the Company or to permit the payment of taxes with respect thereto; provided that, to the extent such loans or advances are made in cash, the amount of such loans and advances used to acquire such Equity Interests shall be contributed to the Company in cash as common equity; provided further that the aggregate principal amount outstanding at any time under ~~this clause (ii) shall not exceed $7,500,000, and (iii) for any other purposes not described in the foregoing~~ clauses (i) and (ii)~~; provided that the aggregate principal amount outstanding at any time under this clause (iii)~~ shall not exceed $~~2,500,000~~1,000,000 at any time outstanding;

(c) Investments (i) by the Company or any ~~Restricted~~ Subsidiary in any Note Party, (ii) by any Restricted Subsidiary that is not a Note Party in any other Restricted Subsidiary that is not a Note Party and (iii) so long as no Event of Default then exists or would result therefrom, by any Note Party in any Restricted Subsidiary that is not a Note Party; provided that (A) no such Investments made pursuant to clause (iii) in the form of intercompany loans shall be evidenced by a promissory note unless any such promissory note constituting a negotiable instrument is pledged to the Collateral Agent in accordance with the terms of the Security Agreement, (B) any Investments in the form of intercompany loans constituting Indebtedness of any Note Party owed to any Restricted Subsidiary that is not a Note Party shall be unsecured and subordinated to the Note Obligations on terms consistent with the subordination provisions set forth in Section 5.1 of the Security Agreement and (C) the aggregate amount of Investments made pursuant to clause (iii) ~~(excluding any Investments received in respect of, or consisting of, the transfer or contribution of Equity Interests in or Indebtedness of any Foreign Subsidiary to any other Foreign Subsidiary that is a Restricted Subsidiary) shall not exceed the sum of (x) (I) prior to the Trigger Date, the greater of $15,000,000 and 15% of LTM EBITDA (valued at the time of the making thereof) and (II) on and after the Trigger Date, the greater of $37,500,000 and 30% of LTM EBITDA (valued at the time of the making thereof), and (y) the Cumulative Credit at such time; provided that, if such Investment is made pursuant to this clause (y) (other than (i) any Investment made using the portion of the Cumulative Credit described in clause (a) of the definition thereof, in which case no Event of Default pursuant to Section 10.1(a) or (i) shall have occurred and be continuing, or (ii) any Investment made using the portion of the Cumulative Credit described in clause (c)(i) of the definition thereof), no Event of Default shall have occurred and be continuing;~~shall not exceed $5,000,000, in aggregate, from and after the Second Amendment Effective Date (it being agreed that such amount, to the extent of any such Investments constituting intercompany loans, may be repaid and such amount shall be replenished by such repayment, but not above $5,000,000);

(d) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business;

(e) Investments consisting of transactions permitted under Sections 8.1, 8.2 (other than 8.1(c) and (d)), Section 8.4 (other than Section 8.4(c)(ii) or (e)), Section 8.5 (other than Section 8.5(d)(ii) or (e)), Section 8.6 (other than Section 8.6(d)) and Section 8.9, respectively;

(f) Investments (i) existing ~~or contemplated~~ on the Closing Date or made pursuant to legally binding written contracts in existence on the Closing Date, and any ~~modification, replacement,~~ renewal~~, reinvestment~~ or extension thereof and (ii) existing on the Closing Date by the Company or any Restricted Subsidiary in the Company or any other Restricted Subsidiary and any ~~modification,~~ renewal or extension thereof; provided that, in each case, (x) the amount of the original Investment (or if less, the then outstanding amount of such Investment) is not increased except by the express terms of such Investment or as otherwise permitted by this Section 8.3 and (y) any Investment in the form of Indebtedness of any Note Party owed to any Restricted Subsidiary that is not a Note Party shall be subject to the subordination terms set forth in Section 5.1 of the Security Agreement;

(g) Investments in Swap Contracts permitted under Section 8.1;

(h) promissory notes, securities and other non-cash consideration received in connection with Dispositions permitted by Section 8.5;

(i) any acquisition of all or substantially all the assets of a Person or any Equity Interests in a Person (including in any joint venture) that becomes a ~~Restricted Subsidiary~~Note Party or division or line of business of a Person ~~(or any subsequent Investment made in a Person, division or line of business previously acquired in a Permitted Acquisition~~by a Note Party (and which will be owned by a Note Party), in a single transaction or series of related transactions; provided that no Event of Default ~~under Sections 10.1(a) or (i)~~ shall have occurred and be continuing on the date that the Company or the applicable ~~Restricted Subsidiary~~Note Party enters into a binding agreement with respect to such acquisition and, immediately after giving effect to such acquisition, (i) any acquired or newly formed Restricted Subsidiary shall not be liable for any Indebtedness except for Indebtedness otherwise permitted by Section 8.1; (ii) to the extent required by the Collateral and Guarantee Requirement, (A) the Equity Interests, property, assets and businesses acquired in such purchase or other acquisition shall constitute Collateral and (B) any such newly created or acquired ~~Material~~wholly-owned Domestic Subsidiary (other than an Excluded Subsidiary) shall become a Guarantor and comply with the Collateral and Guarantee Requirement, in each case, in accordance with Section 7.10; and (iii) the aggregate amount of ~~cash~~ consideration paid by Note Parties pursuant to this Section 8.3(i) ~~in assets (other than Equity Interests) that are not (or do not become at the time of such acquisition) directly owned by a Note Party or that are not pledged under the Collateral Documents or in Equity Interests of Persons that do not become Note Parties shall not exceed the sum of (A) (I) prior to the Trigger Date, the greater of $25,000,000 and 20% of LTM EBITDA (valued at the time of the making of such acquisition) and (II) on and after the Trigger Date, the greater of $50,000,000 and 40.0% of LTM EBITDA (valued at the time of the making of such~~

~~acquisition) plus (B) the Cumulative Credit at such time (~~from and after the Second Amendment Effective Date shall not exceed $5,000,000, in aggregate; provided that solely to the extent that such acquisition is (x) is Accretive (as certified to the Purchasers by a financial officer of the Company in writing at least 10 days prior to such proposed Permitted Acquisition (and containing reasonably detailed calculations and support therefor)), and (y) any such increased amount of consideration therefor not payable under the preceding $5,000,000 basket is funded solely with (1) the proceeds of Qualified Debt and/or (2) Excluded Contributions, then an additional amount for any such acquisition following the Second Amendment Effective Date, of up to the sum of (A) if funded in whole or in part with Qualified Debt, the then remaining available Qualified Debt Investment Basket Amount as in effect at such time, plus (B) any amount of Excluded Contributions contemporaneously contributed for such purpose and not otherwise applied (the proceeds of neither of which of (A) or (B) shall be included as a deduction to Consolidated First Lien Net Debt pending their use for such acquisition), may be paid as consideration for any such acquisition~~, a “Permitted Acquisition”); provided that, if such Investment is~~ pursuant to this proviso (acquisitions made pursuant to this ~~clause (B) (other than (i) any Investment made using the portion of the Cumulative Credit described in clause (a) of the definition thereof, in which case no Event of Default pursuant to Section 10.1(a) or (i) shall have occurred and be continuing, or (ii) any Investment made using the portion of the Cumulative Credit described in clause (c)(i) of the definition thereof), no Event of Default shall have occurred and be continuing;~~Section 8.3(i) being “Permitted Acquisitions”);

(j) [Reserved];

(k) Investments in the ordinary course of business consisting of UCC Article 3 endorsements for collection or deposit and UCC Article 4 customary trade arrangements with customers consistent with past practices;

(l) Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers arising in the ordinary course of business or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(m) [Reserved];

~~(n) Investments (including Permitted Acquisitions) in an aggregate amount pursuant to this Section 8.3(n) (valued at the time of the making thereof, and without giving effect to any write downs or write offs thereof) not to exceed (x) (A) prior to the Trigger Date, the greater of $10,000,000 and 10% of LTM EBITDA and (B) on and after the Trigger Date, the greater of $37,500,000 and 30% of LTM EBITDA plus (y) the Cumulative Credit at such time; provided that if such Investment is made pursuant to this clause (y) (other than (i) any Investment made using the portion of the Cumulative Credit described in clause (a) of the definition thereof, in which case no Event of Default pursuant to Section 10.1(a) or (i) shall have occurred and be continuing, or (ii) any Investment made using the portion of the Cumulative Credit described in clause (c)(i) of the definition thereof), no Event of Default shall have occurred and be continuing;~~

(n) [Reserved];

(o) ~~on and after the Trigger Date only,~~ Investments made in Restricted Subsidiaries that are not Note Parties or in respect of joint ventures or other similar agreements or partnership not to exceed ~~the greater of $37,500,000 and 30% of LTM EBITDA (valued at the time of the making thereof)~~$5,000,000, in aggregate from and after the Second Amendment Effective Date;

(p) [Reserved];

(q) advances of payroll payments to employees in the ordinary course of business;

(r) ~~(i)~~ Investments made in the ordinary course of business in connection with obtaining, maintaining or renewing client contracts and loans or advances made to distributors and suppliers in the ordinary course of business ~~and (ii) Investments to the extent that payment for such Investments is made with or exchanged for Equity Interests of Company permitted to be issued hereunder~~;

(s) Prior existing Investments of a Restricted Subsidiary which is acquired after the Closing Date in accordance with Section 8.3 or of a Person merged or amalgamated or consolidated into the Company or merged, amalgamated or consolidated with a ~~Restricted~~ Subsidiary in accordance with Section 8.4 after the Closing Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(t) ~~Investments made by a Restricted Subsidiary that is not a Note Party to the extent such Investments are financed with the proceeds received by such Restricted Subsidiary from an Investment in such Restricted Subsidiary by a Note Party permitted under this Section 8.3;~~[Reserved];

(u) (i) intercompany receivables that arise solely from customary transfer pricing arrangements among the Company and its Restricted Subsidiaries in each case in the ordinary course of business~~;~~ and (ii) with respect to any intercompany Investment in any non-wholly owned Restricted Subsidiary that is not a Note Party which, pursuant to the terms of such Investment, is convertible into Equity Interests of such Restricted Subsidiary, the conversion of such Investment into Equity Interests of such Restricted Subsidiary in accordance with the terms of such Investment;

(v) ~~Investments funded with Excluded Contributions~~[Reserved];

(w) Investments in deposit accounts, securities accounts and commodities accounts maintained by the Company or such Restricted Subsidiary, as the case may be;

(x) Investments constituting any part of a reorganization and other activities related to tax planning or tax reorganization that do not impair the security interests granted to the Collateral Agent for the benefit of the holders of the Notes in any ~~material~~ respect and are otherwise not ~~materially~~ adverse to the Purchasers and after giving effect to such Investment, reorganization or other activity, the Company and the Restricted Subsidiaries comply with Section 7.10; and

(y) so long as no Event of Default has occurred and is continuing or would result therefrom, the Company or any Restricted Subsidiary may make Investments in an ~~unlimited amount so long as the Consolidated Total Net Leverage Ratio (calculated on a Pro Forma Basis) as of the end of the most recent Test Period is no greater than 2.75:1.00; and~~amount not to exceed $7,500,000 in aggregate from and after the Second Amendment Effective Date.

~~(z) the Specified Acquisition.~~

To the extent an Investment is permitted to be made by a Note Party directly in any Restricted Subsidiary or any other Person who is not a Guarantor or Note Party (each such person, a “Target Person”) under any provision of this Section 8.3, such Investment may be made by advance, contribution or distribution by a Note Party to a Restricted Subsidiary or the Company and further advanced or contributed to a Restricted Subsidiary for purposes of making the relevant Investment in the Target Person without constituting an Investment for purposes of Section 8.3 (it being understood that such Investment must satisfy the requirements of, and shall count towards any thresholds in, a provision of this Section 8.3 as if made by the applicable Note Party directly to the Target Person).

8.4 Fundamental Changes. Without the consent of the Requisite Purchasers, the Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of related transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that:

(a) any Restricted Subsidiary may merge, amalgamate or consolidate with (i) the Company (including a merger, the purpose of which is to reorganize the Company into a new jurisdiction); provided that in any such merger, amalgamation or consolidation involving the Company, the Company shall be the continuing or surviving Person or (ii) one or more other Restricted Subsidiaries; provided that when any Person that is a Note Party is merging with a Restricted Subsidiary that is not a Note Party, ~~the~~a Note Party shall be the continuing or surviving Person or the surviving entity shall substantially concurrently become a Note Party; provided, further, that any security interests granted to the Collateral Agent for the benefit of the holders of the Notes in the Collateral pursuant to the Collateral Documents shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such merger, consolidation, dissolution or liquidation) and all actions required to maintain said perfected status have been or will promptly be taken, in each case, as required by ~~Sections~~Section 7.10 or 7.12 to the extent required pursuant to the Collateral and Guarantee Requirement;

(b) (i) any Restricted Subsidiary that is not a Note Party may merge, amalgamate or consolidate with or into any other Restricted Subsidiary that is not a Note Party, (ii) any Restricted Subsidiary may liquidate or dissolve; provided that if such Restricted Subsidiary is a Note Party, it shall be liquidated or dissolved into a Note Party and (iii) any Restricted Subsidiary may change its legal form if, with respect to clauses (ii) and (iii), the Company determines in good faith that such action is in the best interest of the Company and its Restricted Subsidiaries and is not materially disadvantageous to the Purchasers (it being understood that in the case of any change in legal form, a Subsidiary that is a Guarantor or a Note Party will remain a Guarantor or a Note Party, respectively, unless such Guarantor or Note Party is otherwise permitted to cease being a Guarantor or Note Party hereunder);

(c) any Restricted Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Company or to another Restricted Subsidiary; provided that if the transferor in such a transaction is a ~~Guarantor~~Note Party, then (i) the transferee must be a ~~Guarantor or the Company~~Note Party or (ii) to the extent constituting an Investment, such Investment must be a permitted Investment in or Indebtedness of a Restricted Subsidiary which is not a Note Party in accordance with Sections 8.3 (other than Section 8.3(e) and 8.3(h)) and 8.1 (other than Sections 8.1(c) and (d)), respectively;

(d) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the Company may merge or consolidate with any other Person; provided that (i) in any such merger or consolidation involving the Company, the Company shall be the continuing or surviving Person; provided, further, that any security interests granted to the Collateral Agent for the benefit of the holders of the Notes in the Collateral pursuant to the Collateral Documents shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such merger, consolidation, dissolution or liquidation), the Successor Company shall, to the extent subject to the terms hereof, have complied with the requirements of Section 7.10 and all actions required to maintain said perfected status have been or will promptly be taken as required by Section 7.12 to the extent required pursuant to the Collateral and Guarantee Requirement; or (ii) if the Person formed by or surviving any such merger or consolidation is not the Company (any such Person, the “Successor Company”), (A) the Successor Company shall be an entity organized or existing under the Laws of the United States or any state thereof or the District of Columbia, (B) the Successor Company shall expressly assume all the obligations of the Company under this Agreement and the other Note Documents to which the Company is a party pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Collateral Agent, (C) the Subsidiaries, unless they are parties to such merger or consolidation, shall be Subsidiaries of the Successor Company after giving effect to such transaction (and if wholly-owned Subsidiaries parties to the merger or consolidation, shall be wholly-owned Subsidiaries of the Successor Company after giving effect to such transaction), (D) each Guarantor, unless it is the other party to such merger or consolidation, shall have confirmed that its Guaranty shall apply to the Successor Company’s obligations under the Note Documents, (~~D~~E) each Guarantor, unless it is the other party to such merger or consolidation, shall have by a supplement to the Security Agreement and other applicable Collateral Documents confirmed that its obligations thereunder shall apply to the Successor Company’s obligations under the Note Documents, (~~E~~F) if reasonably requested by the Collateral Agent, each mortgagor of a Mortgaged Property, unless it is the other party to such merger or consolidation, shall have by an amendment to or restatement of the applicable mortgage (or other instrument reasonably satisfactory to the Collateral Agent) confirmed that its obligations thereunder shall apply to the Successor Company’s obligations under the Note Documents, (G) such Successor Company shall have satisfied the Collateral and Guarantee Requirement to the Collateral Agent’s satisfaction and (~~F~~H) the Company shall have delivered to the Collateral Agent an officer’s certificate stating that such merger or consolidation and such supplement to this Agreement or any Collateral Document comply with this Agreement~~;~~ and do not adversely affect the Collateral and Guarantee Requirement or the enforceability, perfection or priority of the Collateral Agent’s Lien under the Collateral Documents or the priorities set forth herein and in the Intercreditor and Subordination Agreement; provided, further, that if the foregoing are satisfied, the Successor Company will succeed to, and be substituted for, the Company under this Agreement;

(e) so long as no Event of Default has occurred and is continuing or would result therefrom (in the case of a merger involving a Note Party), any Restricted Subsidiary may merge or consolidate with any other Person in order to effect ~~an~~a Permitted Acquisition or other Investment permitted pursuant to Section 8.3; provided that the continuing or surviving Person shall be a Restricted Subsidiary and, if involving a Note Party, shall be a Note Party, which together with each of such surviving Person’s Subsidiaries that are Restricted Subsidiaries, shall have complied with the requirements of Section 7.10 or 7.13 to the extent required pursuant to the Collateral and Guarantee Requirement;

(f) [Reserved]; and

(g) so long as no Event of Default has occurred and is continuing or would result therefrom, a merger, dissolution, liquidation, consolidation or Disposition, the purpose of which is to effect a Disposition permitted pursuant to Section 8.5 (other than Section 8.5(e)) or a Restricted Payment permitted pursuant to Section 8.6 (other than Section 8.6(d)).

8.5 Dispositions. Without the consent of the Requisite Purchasers, the Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, make any Disposition, except:

(a) Dispositions of obsolete, worn out, used or surplus property, whether now owned or hereafter acquired, in the ordinary course of business and Dispositions of property no longer used or useful in the conduct of the business of the Company or any of its Restricted Subsidiaries;

(b) Dispositions of inventory in the ordinary course of business or consistent with past practice, goods held for sale in the ordinary course of business and immaterial assets (including allowing any registrations or any applications for registration of any immaterial IP Rights to lapse or go abandoned in the ordinary course of business) and termination of leases and licenses in the ordinary course of business;

(c) Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property;

(d) Dispositions of property (including Equity Interests in or Indebtedness of Foreign Subsidiaries) to the Company or any Restricted Subsidiary; provided that if the transferor of such property is a Note Party, (i) the transferee thereof must be a Note Party or (ii) if such transaction constitutes an Investment, such transaction is permitted under Section 8.3 (other than Section 8.3(e) or (h));

(e) to the extent constituting Dispositions, transactions permitted by (i) Section 8.2 (other than Section 8.2(i) and (l)(ii)), (ii) Section 8.3 (other than Section 8.3(e) or (h)), (iii) Section 8.4 (other than Section 8.4(g)) and (iv) Section 8.6 (other than Section 8.6(d));

(f) [Reserved];

(g) Dispositions of cash and Cash Equivalents;

(h) (i) leases, subleases, licenses or sublicenses (including licenses and sublicenses of software or other IP Rights) and terminations thereof, in each case in the ordinary course of business, and which do not materially interfere with the business of the Company and its Restricted Subsidiaries (taken as a whole) and (ii) Dispositions of IP Rights (including inbound licenses) that are no longer material to the business of the Company and its Restricted Subsidiaries;

(i) transfers of property subject to Casualty Events;

(j) Dispositions of property ~~in an aggregate amount not to exceed $10,000,000 in any fiscal year~~; provided that (i) at the time of such Disposition (other than any such Disposition made pursuant to a legally binding commitment entered into at a time when no Default has occurred and is continuing), no Event of Default shall have occurred and be continuing or would result from such Disposition and, (ii) with respect to Dispositions pursuant to this Section 8.5(j) for an aggregate purchase price for all such Dispositions in excess of $~~10,000,000~~5,000,000 in any fiscal year, the Company or any of its Restricted Subsidiaries shall receive not less than ~~75~~100% of such consideration in the form of cash or Cash Equivalents (in each case, free and clear of all Liens at the time received, other than non-consensual Liens permitted by Section 8.2 and Liens permitted by Sections 8.2(a), (f), (k), (l), (m), (n), (p), (q), (r)(i), (r)(ii), (s), (dd) (only to the extent the Note Obligations are secured by such cash and Cash Equivalents) and (kk) (only to the extent the Note Obligations are secured by such cash and Cash Equivalents)); provided, however, that for the purposes of this clause (ii), the following shall be deemed to be cash: (A) any liabilities (as shown on the Company’s most recent balance sheet provided hereunder or in the footnotes thereto) of the Company or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the payment in cash of the Note Obligations, that are assumed by the transferee with respect to the applicable Disposition and for which the Company and all of its Restricted Subsidiaries shall have been validly released by all applicable creditors in writing, (B) any securities received by the Company or the applicable Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within 180 days following the closing of the applicable Disposition, and (C) aggregate non-cash consideration received by the Company or the applicable Restricted Subsidiary ~~having an aggregate fair market value (determined as of the closing of the applicable Disposition for which such non-cash~~

~~consideration is received) not to exceed the greater of $18,750,000 and 15% of LTM EBITDA;~~ (x) where the asset being disposed of is a joint venture or interest therein where the non- Affiliate joint venture partner controls the joint venture and the Company and/or its Subsidiaries receive sale consideration in the same form as the joint venture partner and/or (y) in connection with dispositions to purchasers (other than Affiliates) that provide products or services in the ordinary course of business to the Company and its Restricted Subsidiaries, up to 25% of the consideration for such disposition is in the form of discounts on such products and services to the extent determined, in good faith, by the Company’s board of directors to be in the best interest of the Company, to be fair value and not materially disadvantageous to the Purchasers;

(k) Dispositions of non-core assets acquired in connection with Permitted Acquisitions or other Investments in order to achieve regulatory approval necessary to consummate such Permitted Acquisition; provided that (i) the aggregate amount of such sales shall not exceed 25% of the lesser of the fair market value of or the proposed purchase price for the acquired entity or business and (ii) each such sale is in an arm’s-length transaction and the Company or the respective Restricted Subsidiary receives at least fair market value in exchange therefor;

(l) Dispositions or discounts without recourse of accounts receivable in connection with the compromise or collection thereof in the ordinary course of business;

(m) Dispositions of property pursuant to sale-leaseback transactions; provided that to the extent the aggregate ~~Net Proceeds~~net cash proceeds from all such Dispositions since the ~~Closing~~Second Amendment Effective Date exceeds $~~10,000,000~~2,000,000, such excess shall be reinvested in accordance with the definition of “Net Proceeds” (as defined in the Senior Credit Agreement) or otherwise shall be applied to repay Senior Indebtedness;

(n) any swap of assets in exchange for ~~services or~~ other assets in the ordinary course of business of comparable or greater value or usefulness to the business of the Company and its Subsidiaries as a whole, as determined in good faith by the management of the Company;

(o) any sale of Equity Interests in, or Indebtedness or other securities of, ~~an~~any Unrestricted Subsidiary;

(p) Dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(q) the unwinding or settlement of any Swap Contract;

(r) the lapse or abandonment in the ordinary course of business of any registrations or applications for registration of any immaterial IP Rights;

(s) Dispositions constituting any part of a reorganization and other activities related to tax planning or tax reorganization that do not impair the security interests granted to the Collateral Agent for the benefit of the holders of the Notes and are otherwise not ~~materially~~ adverse to the Purchasers and after giving effect to such Investment, reorganization or other activity, the Company and the Restricted Subsidiaries comply with Section 7.11;

(t) [Reserved];

(u) Dispositions of non-Collateral assets in an aggregate amount not to exceed $~~10,000,000~~1,000,000; and

(v) Dispositions pursuant to agreements, instruments or arrangements in existence on the ~~Closing Date~~Second Amendment Effective Date and set forth in Schedule 7.05(v) of the Senior Credit Agreement (as in effect on the Second Amendment Effective Date);

provided that any Disposition of any property pursuant to this Section 8.5 (except pursuant to Sections 8.5(a), (b), (d)~~,~~ (~~e~~i), (f), (h), (i), (l), (p), (q)~~,~~ and (r) ~~and (s)~~, and except for Dispositions from a Note Party to any other Note Party) shall be for no less than the fair market value of such property at the time of such Disposition as determined by the Company in good faith. To the extent any Collateral is Disposed of as permitted by this Section 8.5 to any Person other than a Note Party, such Collateral shall be sold free and clear of the Liens created by the Note Documents, and the Collateral Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

8.6 Restricted Payments. Without the consent of the Requisite Purchasers, the Company shall not, and shall not permit any Restricted Subsidiary to, declare or make, directly or indirectly, any Restricted Payment, except:

(a) each Restricted Subsidiary may make Restricted Payments to the Company, and other Restricted Subsidiaries of the Company (and, in the case of a Restricted Payment by a non-wholly owned Restricted Subsidiary, if consented to by the Requisite Purchasers, to the Company and any other Restricted Subsidiary and to each other owner of Equity Interests of such Restricted Subsidiary based on their relative ownership interests of the relevant class of Equity Interests);

(b) the Company and each Restricted Subsidiary may declare and make dividend payments or other Restricted Payments payable solely in the Equity Interests of such Person (and, in the case of such a Restricted Payment by a non-wholly owned Restricted Subsidiary, to the Company and any other Restricted Subsidiary and to each other owner of Equity Interests of such Restricted Subsidiary based on their relative ownership interests of the relevant class of Equity Interests);

(c) Restricted Payments made in respect of working capital adjustments or purchase price adjustments pursuant any Permitted Acquisition or other permitted Investments;

(d) to the extent constituting Restricted Payments, the Company and its Restricted Subsidiaries may enter into and consummate transactions permitted by any provision of Section 8.3 (other than Section 8.3(e)), Section 8.4 (other than Section 8.4(g)), Section 8.5 (other than Section 8.5(e)~~(iv)~~ and 8.5(g)) or Section 8.7 (other than Section 8.7(c), 8.7(d), and 8.7(e));

(e) repurchases of Equity Interests in the Company or any Restricted Subsidiary deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(f) the Company and each Restricted Subsidiary may (i) pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests of such Restricted Subsidiary (or of the Company) held by any future, present or former employee, officer, director, manager or consultant (or any spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees of any of the foregoing) of a Restricted Subsidiary or the Company or (ii) make Restricted Payments in the form of distributions to allow the Company to pay principal or interest on promissory notes that were issued to any future, present or former employee, officer, director, manager or consultant (or any spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees of any of the foregoing) of a Restricted Subsidiary or the Company in lieu of cash payments for the repurchase, retirement or other acquisition or retirement for value of such Equity Interests held by such Persons, in each case, upon the death, disability, retirement or termination of employment of any such Person or pursuant to any employee, manager or director equity plan, employee, manager or director stock option plan or any other employee, manager or director benefit plan or any agreement (including any stock subscription or shareholder agreement) with any employee, director, officer or consultant of such Restricted Subsidiary or the Company or any of its Restricted Subsidiaries; provided that the aggregate amount of Restricted Payments made pursuant to this Section 8.6(f) shall not exceed $~~6,000,000~~1,000,000 in any calendar year (with unused amounts in any calendar year being carried over to the immediately succeeding calendar ~~years~~year subject to a maximum (without giving effect to the following proviso) of $~~12,000,000~~2,000,000 in any calendar year); ~~provided further that such amount in any calendar year may further be increased by an amount not to exceed:~~

~~(A) amounts used to increase the Cumulative Credit pursuant to clauses (b) and (c) of the definition of “Cumulative Credit”;~~

~~(B) Excluded Contributions;~~

~~(C) the Net Proceeds of key man life insurance policies received by the Company or its Restricted Subsidiaries less the amount of Restricted Payments previously made with the cash proceeds of such key man life insurance policies; provided further that cancellation of Indebtedness owing to the Company from members of management of the Company or any of the its Restricted Subsidiaries in connection with a repurchase of Equity Interests of the Company will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of this Agreement;~~

(g) so long as no Event of Default has occurred and is continuing or would result therefrom ~~(other than (i) in the case of any Restricted Payment made using the portion of the Cumulative Credit described in clause (a) of the definition thereof, in which case no Event of Default pursuant to Section 10.1(a) or (i) shall have occurred and be continuing or would result therefrom, or (ii) in the case of any Restricted Payment made using the portion of the Cumulative Credit described in clause (c)(i) of the definition thereof)~~, the Company may make Restricted Payments in an aggregate amount not to exceed ~~(x) (A) prior to the Trigger Date, $2,500,000, and (B) on and after the Trigger Date, $25,000,000 plus (y) the Cumulative Credit at such time; provided that with respect to any Restricted Payment made pursuant to clause (y) above, solely to the extent such payments are made in reliance on clause (b) of the definition of~~

~~“Cumulative Credit”, the Consolidated Total Net Leverage Ratio (calculated on a Pro Forma Basis) is less than or equal to 4.00:1.00;~~$1,000,000 in any fiscal year;

(h) [Reserved];

~~(i) payments made or expected to be made by Company or any of the Restricted Subsidiaries in respect of withholding or similar Taxes payable by or with respect to any future, present or former employee, director, manager or consultant (or any spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees of any of the foregoing) and any repurchases of Equity Interests in consideration of such payments including deemed repurchases, in each case, in connection with the exercise of stock options;~~

(i) [Reserved];

(j) ~~(i)~~ any Restricted Payment by the Company to pay listing fees and other costs and expenses attributable to being a publicly traded company which are reasonable and ~~customary and (ii) on and after the Trigger Date only, additional Restricted Payments in an aggregate amount per annum not to exceed $10,750,000;~~customary;

(k) the Company or any of the Restricted Subsidiaries may pay cash in lieu of fractional Equity Interests in connection with (i) any dividend, split or combination thereof or (ii) any Permitted Acquisition;

(l) ~~Restricted Payments in the amount of any Excluded Contribution~~[Reserved];

~~(m) any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Equity Interests (“Treasury Capital Stock”) or Junior Financing made by exchange (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares) for, or out of the proceeds of the substantially concurrent sale of, Equity Interests of the Company (other than Disqualified Equity Interests) (“Refunding Capital Stock”) or a substantially concurrent contribution to the equity (other than through the issuance of Disqualified Equity Interests or through an Excluded Contribution) of the Company; provided, however, that to the extent so applied, the Net Proceeds, or fair market value of property or assets or of marketable securities, from such sale of Equity Interests or such contribution will be excluded from~~ clause ~~(c) of the Cumulative Amount;~~

(m) any conversion of the Convertible Notes made by exchange for Equity Interests of the Company (other than Disqualified Equity Interests) in accordance with the terms thereof;

(n) any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Disqualified Equity Interests of the Company or a Restricted Subsidiary made by exchange for or out of the proceeds of the substantially concurrent sale of Disqualified Equity Interests of the Company or a Restricted Subsidiary, as the case may be, that, in each case, is permitted to be incurred pursuant to Section 8.1; and

(o) the payment of any Restricted Payment within 60 days after the date of declaration thereof, if at the date of declaration such Restricted Payment would have complied with the provisions of this Agreement;.

~~(p) so long as no Event of Default has occurred and is continuing or would result therefrom, the Company or any Restricted Subsidiary may make Restricted Payments in an unlimited amount so long as the Consolidated Total Net Leverage Ratio (calculated on a Pro Forma Basis) as of the end of the most recent Test Period is no greater than 2.50:1.00;~~

~~(q) [Reserved]; and~~

~~(r) dividends or other distributions of Equity Interests of Unrestricted Subsidiaries (unless the Unrestricted Subsidiary’s principal asset is cash or Cash Equivalents).~~

For purposes of determining compliance with this Section 8.6, in the event that a Restricted Payment (or portion thereof) meets the criteria of more than one of the categories of payments permitted by clauses (a) through (~~r~~o) above, the Company will be entitled to classify such Restricted Payment (or portion thereof) on the date of its payment or later reclassify (based on circumstances existing on the date of such reclassification) such Restricted Payment (or portion thereof) in any manner that complies with this Section 8.6.

8.7 Transactions with Affiliates. Without the consent of the Requisite Purchasers, the Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into any transaction of any kind with any Affiliate of the Company, whether or not in the ordinary course of business, in each case involving aggregate payments or consideration in excess of $3,000,000, other than:

(a) transactions among the Company and its Restricted Subsidiaries or any entity that becomes a Restricted Subsidiary as a result of such transaction;

(b) on terms substantially as favorable to the Company or such Restricted Subsidiary as would be obtainable by the Company or such Restricted Subsidiary at the time in a comparable arm’s-length transaction with a Person other than an Affiliate;

(c) Restricted Payments permitted under Section 8.6;

(d) loans and other Investments among the Company and its Subsidiaries and joint ventures (to the extent any such Subsidiary that is not a Restricted Subsidiary or any such joint venture is only an Affiliate as a result of Investments by the Company and/or its Restricted Subsidiaries in such Subsidiary or joint venture) to the extent otherwise permitted under Section 8.3;

(e) transactions by the Company and its Restricted Subsidiaries to the extent permitted under and in accordance with an express provision (including any exceptions thereto) of this Article VIII;

(f) employment and severance arrangements between the Company and its Restricted Subsidiaries and their respective officers and employees in the ordinary course of business and transactions pursuant to stock option plans and employee benefit plans and arrangements in the ordinary course of business;

(g) the payment of customary fees and reasonable out of pocket costs to, and indemnities provided on behalf of, directors, officers, employees and consultants of the Company and its Restricted Subsidiaries in the ordinary course of business to the extent attributable to the ownership or operation of the Company and its Restricted Subsidiaries;

(h) transactions pursuant to agreements, instruments or arrangements in existence on the ~~Closing Date~~Second Amendment Effective Date and set forth on Schedule 7.08(h) of the Senior Credit Agreement (as in effect on the Second Amendment Effective Date), or any amendment thereto to the extent such an amendment is not adverse to the Purchasers or the Note Parties in any material respect;

(i) the issuance or transfer of Equity Interests (other than Disqualified Equity Interests) of the Company, including to any former, current or future director, manager, officer, employee or consultant (or any spouses, former spouses, successors, executors, administrators, heirs, legatees, distributes or Affiliate of any of the foregoing) of the Company or any of its Subsidiaries for consideration deemed reasonably sufficient by the Company’s board of directors;

(j) transactions with customers, clients, joint venture partners, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Agreement that are fair to the Company and the Restricted Subsidiaries, in the reasonable determination of the board of directors or the senior management of the Company, or are on terms at least as favorable (as reasonably determined by the Company) as might reasonably have been obtained at such time from an unaffiliated party;

(k) the payment of expenses and indemnities pursuant to and in accordance with this Agreement or any of the other Securities Agreements; and

(l) transactions in which the Company or any of the Restricted Subsidiaries, as the case may be, deliver to the Collateral Agent a letter from an Independent Financial Advisor stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or meets the requirements of Section 8.7(b)~~; and~~.

~~(m) payments to or from, and transactions with, joint ventures (to the extent any such joint venture is only an Affiliate as a result of Investments by the Company and the Restricted Subsidiaries in such joint venture) in the ordinary course of business to the extent otherwise permitted under Section 8.3.~~

8.8 Burdensome Agreements. Without the consent of the Requisite Purchasers, the Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into or permit to exist any Contractual Obligation (other than this Agreement, any other Note Document or the Senior Credit Agreement) that limits the ability of:

(a) any Restricted Subsidiary ~~that is not a Guarantor~~ to make Restricted Payments to the Company; or

(b) any Note Party to create, incur, assume or suffer to exist Liens on property of such Person for the benefit of the Purchasers with respect to the Notes and the Note Obligations;

provided that the foregoing Sections 8.8(a) and (b) shall not apply to Contractual Obligations which:

(i) (x) exist on the Closing Date and (y) to the extent Contractual Obligations permitted by clause (x) are set forth in an agreement evidencing Indebtedness, are set forth in any agreement evidencing any permitted modification, replacement, renewal, extension or refinancing of such Indebtedness so long as such modification, replacement, renewal, extension or refinancing (taken as a whole) does not materially expand the scope of such Contractual Obligation (as reasonably determined by the Company);

(ii) are binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary, so long as such Contractual Obligations were not entered into in contemplation of such Person becoming a Restricted Subsidiary; provided, further, that this clause (ii) shall not apply to Contractual Obligations that are binding on a Person that becomes a Restricted Subsidiary pursuant to Section 7.13;

(iii) represent Indebtedness of a Restricted Subsidiary which is not a Note Party which is permitted by Section 8.1 and which does not apply to any Note Party;

(iv) are customary restrictions (as reasonably determined by the Company) that arise in connection with (x) any Lien permitted by Sections 8.2(a), (b), (f), (i), (j)(i), (k), (l), (p), (q), (r)(i), (r)(ii), (s), (u), (v), (w), (z), (aa), (dd), (ee), (gg)~~, (ii)~~ and (kk) and relate to the property subject to such Lien or (y) arise in connection with any Disposition permitted by Section 8.4 or 8.5 and relate solely to the assets or Person subject to such Disposition;

(v) are customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 8.3 and applicable solely to such joint venture and its equity;

(vi) are negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 8.1(u) but solely to the extent any negative pledge relates to ~~(i)~~ the property financed by such Indebtedness and the proceeds, accessions and products thereof ~~or (ii) the property secured by such Indebtedness and the proceeds, accessions and products thereof so long as the agreements governing such Indebtedness permit the Liens securing the Note Obligations~~;

(vii) are customary restrictions on leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate to the property interest, rights or the assets subject thereto;

(viii) comprise restrictions imposed by any agreement relating to secured Indebtedness permitted pursuant to Sections 8.1(b), (e), (g), (~~n)(i), (~~u)~~,~~ and (y) and ~~(bb) and~~ to the extent that such restrictions apply only to the property or assets securing such Indebtedness ~~or, in the case of Section 8.1(g) or (u), to the Restricted Subsidiaries incurring or guaranteeing such Indebtedness~~;

(ix) are customary provisions restricting subletting, transfer or assignment of any lease governing a leasehold interest of the Company or any Restricted Subsidiary;

(x) are customary provisions restricting assignment or transfer of any agreement entered into in the ordinary course of business;

(xi) are restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business;

(xii) arise in connection with cash or other deposits permitted under Sections 8.2 and 8.3 and limited to such cash or deposit;

(xiii) comprise restrictions imposed by any agreement governing Indebtedness entered into on or after the Closing Date and permitted under Section 8.1 that are, taken as a whole, in the good faith judgment of the Company, either (a) no more restrictive than the restrictions contained in this Agreement or (b) no more restrictive with respect to the Company or any Restricted Subsidiary than customary market terms for Indebtedness of such type, so long as the Company shall have determined in good faith that such restrictions pursuant to this clause (b) will not affect its obligation or ability to make any payments required hereunder;

(xiv) are restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(xv) are restrictions regarding licensing or sublicensing by the Company and its Restricted Subsidiaries of IP Rights (including customary restrictions on assignment contained in license or sublicense agreements) entered into in the ordinary course of business;

(xvi) [Reserved]; and

(xvii) are restrictions on cash earnest money deposits in favor of sellers in connection with acquisitions not prohibited hereunder.

8.9 Prepayments, Etc. of Subordinated Indebtedness, Qualified Debt or Convertible Notes. Without the consent of the Requisite Purchasers, the Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly:

(a) Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner (each of the foregoing a “Junior Financing Prepayment” (it being understood that payments of regularly scheduled principal, interest and mandatory prepayments and “AHYDO” payments shall be permitted, subject to any applicable subordination agreements or provisions relating thereto or applicable thereto and/or restrictions herein) any Indebtedness for borrowed money of a Note Party (other than intercompany indebtedness owing to a Note Party) that is (x) subordinated in right of payment to the Note Obligations expressly by its terms or (y) is secured by a Lien on the Collateral on a junior lien basis to the Liens securing the Note Obligations (collectively, “Junior Financing”), any Qualified Debt or Convertible Notes (including, for the avoidance of doubt, any such prepayment, redemption or repurchase of the Convertible Notes as a result of put rights exercised by holders thereof pursuant to the terms thereof), except (i) the refinancing thereof with any Indebtedness (to the extent such Indebtedness constitutes a Permitted Refinancing and, if such Indebtedness was originally incurred under Section 8.1(g), is permitted pursuant to Section 8.1(g)), (ii) the conversion or exchange of any Junior Financing, any Qualified Debt or Convertible Notes to Equity Interests (other than Disqualified Equity Interests) of the Company, (iii) the prepayment of Indebtedness of the Company or any Restricted Subsidiary to the Company or any Restricted Subsidiary that is a Note Party, subject to the subordination provisions applicable to any such Indebtedness~~,~~ and ~~(iv) [Reserved], (v) repayments of the seller financing permitted by Section 8.1(v), (vi) so long as no Event of Default has occurred and is continuing or would result therefrom (other than any Junior Financing Prepayment or other payment made using (i) the portion of the Cumulative Credit described in clause (a) of the definition thereof, in which case no Event of Default pursuant to Section 10.1(a) or (i) shall have occurred and be continuing or would result therefrom, or (ii) the portion of the Cumulative Credit described in clause (c)(i) if the definition thereof), repayments, redemptions, purchases, defeasances and other payments in respect of Junior Financings prior to their scheduled maturity in an aggregate amount not to exceed (A) prior to the Trigger Date, $0 and (B) on and after the Trigger Date, the greater of $10,000,000 and 8.0% LTM EBITDA plus the Cumulative Credit at such time; provided that solely to the extent such payments are made in reliance on clause (b) of the definition of “Cumulative Credit”, the Consolidated Total Net Leverage Ratio (calculated on a Pro Forma Basis in accordance with Section  7.2) is less than or equal to 4.00:1.00, plus additional Junior Financing Prepayments so long as the Consolidated Total Net Leverage Ratio (after giving Pro Forma Effect thereto) does not exceed 2.50:1.00 and (vii) the redemption, repurchase or retirement of Junior Financing if, at the date of the applicable redemption notice, such payment would have complied with the provisions hereof as if it were and is deemed at such time~~ t~~o be made at the time of such notice.~~the prepayment, redemption or repurchase of the Convertible Notes as a result of put rights exercised by holders thereof pursuant to the terms thereof with cash of the Company or the proceeds of the Revolving Credit Loans under (and as defined) in the Senior Credit Agreement in the aggregate amount not to exceed $10,000,000.

(b) Amend, modify or change any term or condition of (x) any Junior Financing Documentation in respect of any Specified Junior Financing Obligation or (y) any documentation relating to the Convertible Notes or any documentation relating to any Qualified Debt, in any case, in violation of the definition of “Permitted Refinancing” or any other applicable subordination or intercreditor agreement or provisions applicable thereto.

(c) Make any interest or principal payments in respect of Qualified Debt in cash; provided, that the foregoing shall not restrict any Permitted Refinancing thereof that satisfies the requirements contained in the definition of Qualified Debt.

Notwithstanding anything to the contrary in any Note Document, the Company and any Restricted Subsidiary may make regularly scheduled payments of interest and fees on any Junior Financing and may make any payments required by the terms of such Indebtedness in order to avoid the application of Section 163(e)(5) of the Code to such Indebtedness.

~~8.10 Permitted JV Holdings Activities. Without the consent of the Requisite Purchasers, the Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, until such time as WMS shall be a Guarantor (upon which time this Section 8.10 shall have no further force and effect), with respect to JV Holdings, engage in any operating or business activities; provided that the following and any activities incidental thereto shall be permitted in any event: (i) its ownership of its rights in respect of the Equity Interests of WMS and activities incidental thereto, including payment of dividends and other amounts in respect of its Equity Interests permitted under Section 8.6, (ii) the maintenance of its legal existence (including the ability to incur fees, costs and expenses relating to such maintenance), (iii) the performance of its obligations with respect to the Note Documents and any other documents governing Indebtedness permitted to be incurred by the Company or a Restricted Subsidiary pursuant to Section 8.1, (iv) guaranteed obligations in respect of Indebtedness of the Company and the Restricted Subsidiaries permitted under Section 8.1, including any Permitted Refinancing thereof, (v) holding any cash or property (but not operating any property) and (vi) any activities incidental or reasonably related to the foregoing. JV Holdings shall not incur any Liens on its rights in respect of the Equity Interests of the WMS, other than non-consensual Liens and JV Holdings shall not own any Equity Interests other than those of WMS.~~

ARTICLE IX

TRANSFER OF NOTES

9.1 Note Register.

(a) The Company shall cause to be kept at their principal office a register for the registration and transfer of the Notes (the “Note Register”). The names and addresses of the holders of the Notes and the principal amounts (and stated interest) of the Notes owing to each holder of Notes pursuant to the terms hereof, the transfer of the Notes and the names and addresses of the transferees of the Notes shall be registered in the Note Register.

(b) The Person in whose name any registered Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes of this Agreement and the Company shall not be affected by any notice to the contrary, until due presentment of such Note for registration of transfer so provided in this Section 9.1(b). Payment of or on account of the principal, interest and any other amount paid on any registered Note shall be made to (or based upon the written order of) such registered holder.

(c) Upon surrender of any Note for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company’ expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be in the form of Exhibit A hereto. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes.

(d) Upon written request, the Company shall deliver to the Collateral Agent a copy of the Note Register as in effect at such time and the Collateral Agent shall be entitled to rely on its accuracy for all purposes. For the avoidance of doubt, the Collateral Agent shall be entitled to rely on the last copy of the Note Register in its possession for all purposes.

9.2 Lost, Destroyed or Mutilated Notes.

Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of a Purchaser being satisfactory) of the ownership and the loss, theft, destruction or mutilation of any Note, and in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company (if such Purchaser is a Purchaser as of the date hereof, a financial institution or another institutional investor, its own agreement being satisfactory) or, in the case of any such mutilation, upon surrender for cancellation of such Note, the Company shall, without charge, issue, register and deliver in lieu of such Note a new Note of like kind representing the same rights represented by and dated the date of such lost, stolen, destroyed or mutilated Note. Any such new Note shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Note shall be at any time enforceable by any Person.

9.3 Restriction on Transfer.

Except pursuant to Section 7.15 hereof, no Note holder may transfer any Note or any of the rights of such holder hereunder, prior to January 1, 2021 or without the prior authorization of the Company, provided that a Note holder may transfer all or any portion of such holder’s Notes (together with the related rights hereunder) to a Permitted Transferee of such holder, subject to compliance with the terms of this Agreement. Any attempted transfer that is not in compliance with this Agreement shall be null and void ab initio, and the Company shall not be required to recognize such transfer or the purported transferee(s) as a holder.

9.4 Restrictive Legend.

Each certificate for the Notes, and each certificate for any such securities issued to subsequent transferees of any such certificate shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE HOLDER OF THIS NOTE (A) ACKNOWLEDGES THAT IT HAS RECEIVED A COPY OF THE INTERCREDITOR AND SUBORDINATION AGREEMENT, (B) AGREES THAT IT WILL BE BOUND BY AND WILL TAKE NO ACTIONS CONTRARY TO THE PROVISIONS OF THE INTERCREDITOR AND SUBORDINATION AGREEMENT, (C)

AUTHORIZES AND INSTRUCTS THE COLLATERAL AGENT TO ENTER INTO THE INTERCREDITOR AND SUBORDINATION AGREEMENT AS COLLATERAL AGENT AND ON BEHALF OF SUCH HOLDER AND (D) HEREBY CONSENTS TO THE PAYMENT SUBORDINATION AND THE SUBORDINATION OF THE LIENS SECURING THE NOTE OBLIGATIONS ON THE TERMS SET FORTH IN THE INTERCREDITOR AND SUBORDINATION AGREEMENT. THE FOREGOING PROVISIONS ARE INTENDED AS AN INDUCEMENT TO THE LENDERS AND/OR PURCHASERS UNDER THE FIRST LIEN LOAN DOCUMENTS (AS DEFINED IN THE INTERCREDITOR AND SUBORDINATION AGREEMENT) AND THE OTHER SECOND LIEN NOTE DOCUMENTS (AS DEFINED IN THE INTERCREDITOR AND SUBORDINATION AGREEMENT) TO EXTEND CREDIT TO THE COMPANY AND THE GUARANTORS AND SUCH LENDERS AND/OR PURCHASERS ARE INTENDED THIRD PARTY BENEFICIARIES OF SUCH PROVISIONS. IN THE EVENT OF ANY CONFLICT OR INCONSISTENCY BETWEEN THE PROVISIONS OF THE INTERCREDITOR AND SUBORDINATION AGREEMENT AND THIS NOTE OR THE PURCHASE AGREEMENT REFERRED TO ABOVE, THE PROVISIONS OF THE INTERCREDITOR AND SUBORDINATION AGREEMENT SHALL CONTROL.

THE SECURITIES REPRESENTED BY THIS NOTE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES OR BLUE SKY LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR APPLICABLE STATE SECURITIES OR BLUE SKY LAWS.

ADDITIONALLY, THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS NOTE IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE SECURITIES PURCHASE AGREEMENT DATED AS OF MARCH 8, 2018, AMONG THE COMPANY AND CERTAIN OTHER SIGNATORIES THERETO, AS AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE ISSUER HEREOF.

THIS NOTE HAS BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (WITHIN THE MEANING OF SECTION 1272 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED). UPON WRITTEN REQUEST, THE COMPANY WILL PROMPTLY MAKE AVAILABLE TO ANY HOLDER OF THIS NOTE THE FOLLOWING INFORMATION: (1) THE ISSUE PRICE AND DATE OF THE NOTE, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE NOTE AND (3) THE YIELD TO MATURITY OF THE NOTE. HOLDERS SHOULD CONTACT THE TREASURER OF THE COMPANY AT ~~6100 CENTER DRIVE, SUITE 1050~~6080 CENTER DRIVE, SUITE 1200, LOS ANGELES, CA 90045.”

9.5 Notice of Transfer. Each holder shall, prior to any Transfer of any Notes permitted hereunder, give three (3) Business Days’ prior written notice (or, if such three Business Day notice period is not reasonably practicable, such notice as is reasonably practicable), to the Company of such holder’s intention to effect such Transfer and to comply in all other respects with the provisions of this Section 9.5 in making such proposed Transfer. Each such notice shall describe the manner and circumstances of the proposed Transfer. Upon the reasonable request by the Company, the holder delivering such notice shall deliver a written opinion, addressed to the Company, of counsel for such holder (which may be in-house counsel for such holder), stating that in the opinion of such counsel (which opinion shall be reasonably satisfactory to the Company) such proposed Transfer does not involve a transaction requiring registration of such Notes under the Securities Act; provided, however, that (i) in the case of a holder of Notes which is a partnership or a limited liability company, no such opinion of counsel shall be necessary for a transfer by such holder of Notes to a partner or member of such holder of Notes, or a retired partner or member of such holder who retires after the date hereof, or the estate of any such partner or member or retired partner or member, if in each case the transferee agrees in writing to be subject to the terms of this Article IX to the same extent as if such transferee were originally a signatory to this Agreement; and (ii) in the case of a holder of Notes which is a corporation or a limited liability company, no such opinion of counsel shall be necessary for a transfer by such holder of Notes to an Affiliate, officer, director, member or manager of such entity. Subject to compliance with Section 9.3, such holder shall be entitled to Transfer the Notes in accordance with the terms of the notice delivered to the Company, if the Company does not request such opinion, within three Business Days after delivery of such notice or, if the Company does request such opinion, upon its receipt thereof. Each certificate or other instrument evidencing the securities issued upon the Transfer of any Notes (and each certificate or other instrument evidencing any untransferred balance of such Notes) shall bear the applicable legend set forth in Section 9.4 unless (i) such opinion of counsel is to the effect that registration of any future Transfer is not required by the applicable provisions of the Securities Act or (ii) the Company has waived the requirement of such legend.

ARTICLE X

EVENTS OF DEFAULT

10.1 Defaults. The existence or occurrence of any one or more of the following events shall constitute an “Event of Default”:

(a) Company fails to pay any principal or premium (including the Applicable Premium) on any of the Notes, or any portion thereof on the date when due; or

(b) Company fails to pay any interest on any of the Notes, or any portion thereof, within five (5) Business Days after the date when due; or

(c) any Note Party fails to comply with, or cause or permit any Subsidiary to fail to comply with, Section 7.3, Section 7.5 (solely with respect to the Company) or any of the covenants contained in Article VIII; or

(d) Any Note Party fails to perform or observe any other covenant or agreement (not specified in clauses (a), (b) or (c) above) contained in any Note Document on its part to be performed or observed within thirty (30) days after the giving of notice by the Requisite Purchasers of such Default; or

(e) Any representation or warranty of any Note Party made in any Note Document, or in any certificate or other writing delivered by such Note Party pursuant to any Note Document, proves to have been incorrect when made or reaffirmed in any material respect (or, in the case of any representation and warranty qualified by materiality, in all respects), which in the case of such representations or warranties that are capable of being cured, shall not be cured within a period of thirty (30) from receipt by the Company of written notice thereof from the Requisite Purchasers; or

(f) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Company or any of the Restricted Subsidiaries or the payment of which is guaranteed by the Company or any of the Restricted Subsidiaries (other than Indebtedness owed to the Company or a Restricted Subsidiary), whether such Indebtedness or guarantee now exists or is created after the issuance of the Notes, if both:

(a) such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated final maturity; and

(b) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at its stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregates $~~20,000,000~~7,500,000 or more at any one time outstanding;

(g) (i) any material provision of any Note Document, at any time after its execution and delivery and for any reason other than the agreement or action (or omission to act) of the Collateral Agent or the Purchasers or satisfaction in full of all the Note Obligations (other than contingent indemnity and expense reimbursement obligations for which claims have not been made), ceases to be in full force and effect or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable; or any party thereto denies in writing that it has any or further liability or obligation under any Note Document, or purports to revoke, terminate or rescind any Note Document; or (ii) any Collateral Document after delivery thereof shall for any reason (other than pursuant to the terms thereof including as a result of a transaction not prohibited under this Agreement) cease to create a valid and perfected Lien, with the priority required by the Collateral Documents on and security interest in any material portion of the Collateral purported to be covered thereby, subject to Liens permitted under Section 8.2 or any Note Party contests in writing the validity or priority of a Lien, (A) except to the extent that any such perfection or priority is not required pursuant to the Collateral and Guarantee Requirement or results from the failure of the Collateral Agent to maintain possession of certificates actually delivered to it representing securities or negotiable instruments pledged under the Collateral Documents which does not arise from a breach by a Note Party of its obligations under the Note Documents or take other required actions required to be taken by the Collateral Agent under the Note Documents and (B) except as to Collateral consisting of Real Property to the extent that such losses are covered by a lender’s title insurance policy and such insurer has not denied coverage; or

(h) A final judgment or order for the payment of money is entered against the Company or any of its Restricted Subsidiaries in excess of $~~20,000,000~~7,500,000 in the aggregate (to the extent not covered by either (i) independent third-party insurance as to which the insurer does not deny coverage or (ii) another creditworthy (as reasonably determined by the Collateral Agent) indemnitor and such judgment shall not have been satisfied, vacated, discharged or stayed or bonded pending an appeal for a period of sixty (60) consecutive days; or

(i) Other than with respect to any dissolutions otherwise permitted under this Agreement, any Note Party or any ~~Material~~Restricted Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes a general assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or substantially all of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) consecutive days, or an order for relief is entered in any such proceeding; or

(j) (i) An ERISA Event occurs which has resulted or would reasonably be expected to result in a Material Adverse Effect, (ii) a Note Party, any Restricted Subsidiary or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any instalment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan and a Material Adverse Effect would reasonably be expected to result or (iii) a termination, withdrawal or noncompliance with applicable Law or plan terms or other event similar to an ERISA Event occurs with respect to a Foreign Plan that would reasonably be expected to result in a Material Adverse Effect, either individually or in the aggregate with each other such event.

10.2 Acceleration.

If an Event of Default occurs (other than a Specified Event of Default), and at any time thereafter during the continuance of such event, the Requisite Purchasers may take any of the following actions and at the same or different times: (i) declare the Notes (if outstanding) to be forthwith due and payable, whereupon the entire unpaid principal of the Notes, together with premium (including the Applicable Premium) and accrued but unpaid interest thereon and all other Note Obligations (including without limitation, any fee), shall become forthwith due and payable in full in cash, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by each Note Party, anything contained herein or in any other Note Document to the contrary notwithstanding or (ii) exercise any and all other remedies provided under any Note Document upon the occurrence and continuance of an Event of Default; provided, however, that with respect to the occurrence of a Specified Event of Default, the principal of the Notes, together with premium (including the Applicable Premium) and accrued but unpaid interest and fees thereon and any other liabilities of the Note Parties accrued hereunder or in any other Note Document, shall automatically become due and payable in full in cash, all without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by each Note Party, anything contained in this Agreement or in any other Note Document to the contrary notwithstanding. ~~Without limiting the foregoing, any redemption, prepayment, repayment, or payment of the Notes in or in connection with an insolvency proceeding shall constitute an optional prepayment thereof under the terms of Section 3.5 and require the immediate payment of the premium set forth in Section 3.5.~~

Without limiting the foregoing, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of each Purchaser’s lost profits as a result thereof, in the event the Notes are accelerated or otherwise become due prior to June 30, 2023, in each case, in respect of any Event of Default (including, but not limited to, upon the occurrence of any Specified Event of Default) (including the acceleration of claims by operation of law)), the Applicable Premium with respect to an optional redemption pursuant to Section 3.5(a) will also be due and payable as though the Notes were optionally redeemed and shall constitute part of the Note Obligations. Any premium (including the Applicable Premium) payable above shall be presumed to be the liquidated damages sustained by each Purchaser as the result of the early redemption and the Note Parties agree that it is reasonable under the circumstances currently existing. The premium (including the Applicable Premium) shall also be payable in the event the Notes (and/or this Agreement) are satisfied or released by foreclosure (whether by power of judicial proceeding), deed in lieu of foreclosure or by any other means. THE NOTE PARTIES EXPRESSLY WAIVE (TO THE FULLEST EXTENT THEY MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING PREMIUM (INCLUDING THE APPLICABLE PREMIUM) IN CONNECTION WITH ANY SUCH ACCELERATION. The Note Parties agree (to the fullest extent they may lawfully do so) that: (A) the premium (including the Applicable Premium) is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (B) the premium (including the Applicable Premium) shall be payable notwithstanding the then prevailing market rates at the time payment is made; (C) there has been a course of conduct between the Purchasers and the Note Parties giving specific consideration in this transaction for such agreement to pay the premium (including the Applicable Premium), and (D) the Note Parties shall be estopped hereafter from claiming differently than as agreed to in this paragraph. The Note Parties expressly acknowledge that their agreement to pay the premium (including the Applicable Premium) to the Purchasers as herein described is a material inducement to the Purchasers to enter into the Second Amendment.

10.3 Waiver of Defaults.

The Requisite Purchasers by notice to the Parent may waive an existing Event of Default and its consequences except (a) a Default in the payment of the principal of or interest on a Note or (b) an Event of Default in respect of a provision that under Section 13.8 cannot be amended without the consent of each Purchaser affected. When an Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Event of Default or impair any consequent right.

10.4 Control by Majority.

The Requisite Purchasers may direct the time, method and place of conducting any proceeding for any remedy available to the Purchasers or the Collateral Agent or of exercising any trust or power conferred on the holders of the Notes, in each case in its capacity as such. No Purchaser may pursue any remedy with respect to this Agreement, the Notes or the Collateral other than as provided in the preceding sentence, except that the right of any Purchaser to receive payment of principal of and interest on the Notes held by such Purchaser, on or after the respective due dates expressed or provided for in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Purchaser.

10.5 Limitation on Suits.

A Purchaser may not use this Agreement to prejudice the rights of another Purchaser or to obtain a preference or priority over another Purchaser.

ARTICLE XI

[RESERVED]

ARTICLE XII

THE COLLATERAL AGENT

12.1 Appointment.

As promptly as practicable after the date of this Agreement, and in no event later than the Closing Date, the Purchasers agree to appoint a collateral agent mutually agreeable to the Company and the Purchasers (in each case acting reasonably and in good faith) as the Collateral Agent hereunder and under the other Note Documents as a contractual representative of the Purchasers with respect to the Collateral. Each Purchaser hereby authorizes the Collateral Agent to act as its agent in accordance with the terms of this Agreement and the other Note Documents, including entry into the Intercreditor and Subordination Agreement as the agent of such

Purchaser. The Collateral Agent agrees to act upon the express conditions contained in this Agreement and the other Note Documents, as applicable. The provisions of this Article XII are solely for the benefit of the Collateral Agent and the Purchasers and no Note Party shall have rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties under this Agreement, the Collateral Agent shall act solely as an agent of the Purchasers and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for any Note Party.

12.2 Powers and Duties; General Immunity.

(a) Each Purchaser irrevocably authorizes the Collateral Agent to take such action on such Purchaser’s behalf and to exercise such powers, rights and remedies hereunder and under the other Note Documents as are specifically delegated or granted to the Collateral Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. The Collateral Agent shall have only those duties and responsibilities that are expressly specified in this Agreement and the other Note Documents. The Collateral Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. The Collateral Agent shall not have, by reason of this Agreement or any of the other Note Documents, a fiduciary relationship in respect of any Purchaser or any Note Party; and nothing in this Agreement or any of the other Note Documents, expressed or implied, is intended to or shall be so construed as to impose upon the Collateral Agent any obligations in respect of this Agreement or any of the other Note Documents except as expressly set forth herein or therein.

(b) The Collateral Agent shall not be responsible to any Purchaser for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Agreement or any other Note Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by the Collateral Agent to the Purchasers or by or on behalf of any Note Party to the Collateral Agent or any Purchaser in connection with the Note Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Note Party or any other Person liable for the payment of any Note Obligations, nor shall the Collateral Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Note Documents or as to the use of the proceeds of the sale of the Notes or as to the existence or possible existence of any Default or Event of Default. Anything contained in this Agreement to the contrary notwithstanding, the Collateral Agent shall not have any liability arising from confirmations of the amount of outstanding principal amount of the Notes or the component amounts thereof.

(c) Neither the Collateral Agent nor any of its officers, directors, employees or agents shall be liable to the Purchasers for any action taken or omitted by the Collateral Agent under or in connection with any of the Note Documents except to the extent caused by the Collateral Agent’s gross negligence, bad faith or willful misconduct as determined by a final and nonappealable judgment of a court of competent jurisdiction. The Collateral Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection with this Agreement or any of the other Note Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until the Collateral Agent shall have received instructions in respect thereof from the Requisite Purchasers (or such other Purchasers as may be required to give such instructions hereunder) and, upon receipt of such instructions from the Requisite Purchasers (or such other Purchasers, as the case may be), the Collateral Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions; provided that the Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Collateral Agent to liability or that is contrary to any Note Document or applicable laws. Without prejudice to the generality of the foregoing, (i) the Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication (including any electronic message), instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for the Note Parties), accountants, experts and other professional advisors selected by it; and (ii) no Purchaser shall have any right of action whatsoever against the Collateral Agent as a result of the Collateral Agent acting or (where so instructed) refraining from acting under this Agreement or any of the other Note Documents in accordance with the instructions of the Requisite Purchasers (or such other Purchasers as may be required to give such instructions hereunder).

12.3 Independent Investigation by the Purchasers; No Responsibility For Appraisal of Creditworthiness.

Each Purchaser agrees that it has made its own independent investigation of the financial condition and affairs of the Note Parties in connection with the purchase of the Notes and that it has made and shall continue to make its own appraisal of the creditworthiness of the Note Parties. The Collateral Agent shall not have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of the Purchasers or to provide any Purchaser with any credit or other information with respect thereto, whether coming into its possession before the Closing or at any time or times thereafter, and the Collateral Agent shall not have any responsibility with respect to the accuracy of or the completeness of any information provided to the Purchasers.

12.4 Right to Indemnity.

Each Purchaser, in proportion to its pro rata share of the outstanding principal amount of the Notes held by such Purchaser, severally agrees to indemnify the Collateral Agent and its officers, directors, employees, agents, attorneys, professional advisors and Affiliates to the extent that any such Person shall not have been reimbursed by the Note Parties, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements and fees and disbursements of any financial advisor engaged by the Collateral Agent) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Collateral Agent or such other Person in exercising the powers, rights and remedies of the Collateral Agent or performing duties of the Collateral Agent hereunder or under the other Note Documents or otherwise in its capacity as the Collateral Agent in any way relating to or arising out of this Agreement or the other Note Documents; provided that no Purchaser shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of the Collateral Agent resulting solely from the Collateral Agent’s gross negligence, bad faith or willful misconduct as determined by a final and nonappealable judgment of a court of competent jurisdiction. If any indemnity furnished to the Collateral Agent or any other such Person for any purpose shall, in the opinion of the Collateral Agent, be insufficient or become impaired, the Collateral Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

12.5 Resignation of Collateral Agent; Successor Collateral Agent.

The Requisite Purchasers may replace the Collateral Agent at any time with or without cause by giving five (5) Business Days’ written notice to the Collateral Agent and the Company. The Collateral Agent may resign at any time by giving thirty days’ prior written notice thereof to the Purchasers and the Company. Upon any such notice of resignation by the Collateral Agent, the Requisite Purchasers shall have the right, upon five (5) Business Days’ notice to the Company, to appoint a successor Collateral Agent. If no such successor shall have been so appointed by the Requisite Purchasers and shall have accepted such appointment within thirty days after the retiring Collateral Agent gives notice of its resignation, the retiring Collateral Agent may, on behalf of the Purchasers, appoint a successor Collateral Agent. If the Collateral Agent shall notify the Purchasers and the Company that no Person has accepted such appointment as successor Collateral Agent, such resignation shall nonetheless become effective in accordance with the Collateral Agent’s notice and the retiring Collateral Agent shall be discharged from its duties and obligations under the Note Documents, except that any Collateral held by the Collateral Agent will continue to be held by it until a Person shall have accepted the appointment of successor Collateral Agent. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring the Collateral Agent and the retiring Collateral Agent shall be discharged from its duties and obligations under this Agreement (if not already discharged as set forth above). After any retiring Collateral Agent’s resignation hereunder, the provisions of this Article XII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Collateral Agent under this Agreement.

12.6 Collateral Documents.

Each Purchaser hereby further authorizes the Collateral Agent, on behalf of and for the benefit of the Purchasers, to enter into each Collateral Document as secured party and to be the agent for and representative of the Purchasers under the Guaranty Agreement, and each Purchaser agrees to be bound by the terms of each Collateral Document and the Guaranty Agreement. The Collateral Agent shall not (a) enter into or consent to any amendment, modification, termination or waiver of any provision contained in any Collateral Document, the Guaranty Agreement or (b) release any Collateral (except as otherwise expressly permitted or required pursuant to the terms of this Agreement or the applicable Collateral Document), in each case without the prior written consent of the Requisite Purchasers; provided, further, however, that, without further written consent or authorization from the Purchasers, the Collateral Agent may execute any documents or instruments necessary to release any Lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted by this

Agreement or to which the Requisite Purchasers have otherwise consented in writing. Anything contained in any of the Note Documents to the contrary notwithstanding, the Note Parties, the Collateral Agent and each Purchaser hereby agree that (1) no Purchaser shall have any right individually to realize upon any of the Collateral under the Collateral Documents or to enforce the Guaranty Agreement, it being understood and agreed that all powers, rights and remedies under the Collateral Documents and the Guaranty Agreement may be exercised solely by the Collateral Agent for the benefit of the Purchasers in accordance with the terms thereof, and (2) in the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale, the Collateral Agent or any Purchaser may be the purchaser of any or all of such Collateral at any such sale and the Collateral Agent, as agent for and representative of the Purchasers (but not any Purchaser or the Purchasers in its or their respective individual capacities unless the Requisite Purchasers shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Note Obligations as a credit on account of the purchase price for any Collateral payable by the Collateral Agent at such sale.

ARTICLE XIII

MISCELLANEOUS

13.1 Notices.

All notices, demands and requests of any kind to be delivered to any party hereto in connection with this Agreement shall be (a) delivered personally; (b) sent by nationally-recognized overnight courier guarantying next Business Day delivery; (c) sent by first class, registered or certified mail, postage prepaid, return receipt requested; or (d) sent by email, in each case to such party at its address as follows:

(i)	if to the Company, to:

Global Eagle Entertainment Inc.

~~6100~~ 6080 Center Drive, Suite ~~1020~~1200

Los Angeles, CA 90045

Attention: ~~Stephen Ballas~~Christian Mezger; Kim Nakamaru

Email: ~~stephen.ballas~~christian.mezger@globaleagle.com;

global.legal.corporate@globaleagle.com

~~and to:~~

~~Global Eagle Entertainment Inc.~~

~~6100 Center Drive, Suite 1020~~

~~Los Angeles, CA~~

~~Attention: Jeff Leddy~~

~~Email: jeff.leddy@globaleagle.com~~

with copies (which shall not constitute actual or constructive notice) to:

~~Simpson Thacher & Bartlett~~Winston & Strawn LLP

~~2475 Hanover Street~~200 Park Avenue

~~Palo Alto, CA 94304~~

New York, NY 10166

Attention: ~~William Brentani~~Joel L. Rubinstein

~~Email: wbrentani@stblaw.com~~

Telephone: 212-294-5336

Facsimile: 212-294-4700

E-mail:         JRubinstein@winston.com

(ii)	if to the Collateral Agent, to the address referred to in its Joinder.

(iii)	if to any Purchaser, to such Purchaser’s address set forth on Schedule I hereto.

Any notice, demand or request so delivered shall constitute valid notice under this Agreement and shall be deemed to have been received (a) on the day of actual delivery in the case of personal delivery; (b) on the next Business Day after the date when sent in the case of delivery by nationally-recognized overnight courier; (c) on the third Business Day after the date of deposit in the U.S. mail in the case of mailing; or (d) upon receipt in the case of an email transmission or the next Business Day if the date of receipt is not a Business Day. Any party hereto may from time to time by notice in writing served upon the other in accordance with this Section 13.1 specify a different mailing address or a different person to which all such notices, demands or requests thereafter are to be addressed.

13.2 Survival of Agreement.

(a) All agreements, covenants, representations and warranties contained herein or made in writing by or on behalf of the Company in connection with the transactions contemplated hereby shall survive the execution and delivery of this Agreement and the Securities Documents without limit. No termination or cancellation (regardless of cause or procedure) of this Agreement shall in any way affect or impair the powers, obligations, duties, rights and liabilities of the parties hereto in any way with respect to any transaction or event occurring prior to such termination or cancellation, or any of the representations contained in this Agreement and the other Securities Documents and all such undertakings, agreements, covenants, warranties and representations shall survive such termination or cancellation as provided above. The Purchasers shall be entitled to rely upon, and shall be deemed to have relied upon, all representations, warranties and covenants to be performed prior to the Closing Date contained in this Agreement or any other Securities Document, notwithstanding any knowledge of the Purchasers to the contrary, or any contrary information delivered to the Purchasers by the Company or any other Person.

(b) The Company further agrees that to the extent it makes a payment or payments to the Purchasers under this Agreement or any other Note Document, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy, insolvency or similar state or United States Federal Law, then, to the extent of such payment or repayment, the Note Obligation or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been received by the Purchasers.

13.3 Successors and Assigns; Participations.

(a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party, and all covenants, promises and agreements by or on behalf of the Company or the Purchasers that are contained in this Agreement or any other Securities Document shall bind and inure to the benefit of their respective successors and permitted assigns except that no Note Party shall assign its rights or obligations hereunder without the prior written consent of the Requisite Purchasers. Each Purchaser shall have the right, subject to the provisions of Article IX, to assign or otherwise transfer its rights under this Agreement or any Notes held by it.

(b) Each Purchaser may from time to time on or after January 1, 2021 grant participations to one or more Persons, banks or other financial institutions in all or a portion of the Notes; provided, however, that (i) such Purchaser’s obligations under this Agreement shall remain unchanged, (ii) such Purchaser shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating Persons, banks or other financial institutions shall not be a Purchaser hereunder for any purpose except, if the participation agreement so provides, for the purposes of Section 13.5 but only to the extent that the cost of such benefits to the Company does not exceed the cost which the Company would have incurred in respect of such Purchaser absent the participation, (iv) the Note Parties, the Collateral Agent and the other Purchasers shall continue to deal solely and directly with such Purchaser in connection with such Purchaser’s rights and obligations under this Agreement, (v) the participation interest shall be expressed as a percentage of the granting Purchaser’s Notes as it then exists and shall not restrict an increase in the Notes, or in the granting Purchaser’s Notes, so long as the amount of the participation interest is not affected thereby, (vi) the consent of the holder of such participation interest shall not be required for amendments or waivers of provisions of the Note Documents except as set forth in any agreement between such Purchaser and the participant governing such participation and (vii) written notice of such participation is given to the Company by the participating Purchaser. Each Purchaser that grants a participation shall maintain a register on which it records the names and address of each participant and the amounts of each participant’s interest. The parties shall treat each Person whose name is recorded in the register as the owner of a participation for all purposes of this Agreement, notwithstanding any notice to the contrary.

13.4 Expenses. Each of the Company and the Purchasers will be responsible for their own expenses in connection with this Agreement and the other Securities Documents. The Purchasers shall be solely responsible for the fees and expenses of the Collateral Agent.

13.5 Indemnification.

(a) Indemnification by the Company. The Company shall indemnify the Collateral Agent (and any sub-agent thereof), each Purchaser, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses (other than lost profits), claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Company, any other Note Party or any of their respective Subsidiaries) other than such Indemnitee and its Related Parties arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Securities Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby or (ii) any actual or prospective claim, litigation, investigation or proceeding relating to the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Securities, any other Note Party or any of their respective Subsidiaries, and regardless of whether any Indemnitee is a party thereto; provided such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of such Indemnitee. This Section 13.5(a) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, liabilities, etc., arising from any non-Tax claim.

(b) Reimbursement by Purchasers. To the extent that the Company for any reason fails to indefeasibly pay any amount required under Section 13.5(a) to be paid by it to the Collateral Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Purchaser severally agrees to pay to the Collateral Agent (or any such sub-agent) or such Related Party, as the case may be, such Purchaser’s pro rata share (determined as of the time that the applicable unreimbursed indemnity payment is sought) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Purchaser); provided that the unreimbursed indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Collateral Agent (or any such sub-agent) or against any Related Party of any of the foregoing acting for the Collateral Agent in connection with such capacity.

(c) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, no party hereto shall assert, and each party hereto hereby waives, any claim against any Indemnitee or any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any Securities Note Document or any agreement or instrument contemplated hereby or the transactions contemplated hereby or thereby. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Securities Documents or the transactions contemplated hereby or thereby.

(d) Payments. All amounts due under Section 13.5 shall be payable promptly after demand therefor.

(e) Survival. Each party’s obligations under Sections 13.4 and 13.5 shall survive the termination of the Securities Documents and payment of the obligations hereunder.

13.6 GOVERNING LAW; JURISDICTION AND VENUE.

(a) ALL QUESTIONS CONCERNING THE CONSTRUCTION, INTERPRETATION AND VALIDITY OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(b) THE PARTIES TO THIS AGREEMENT AGREE THAT JURISDICTION AND VENUE IN ANY ACTION BROUGHT BY ANY PARTY HERETO PURSUANT TO THIS AGREEMENT SHALL EXCLUSIVELY LIE IN ANY FEDERAL OR STATE COURT LOCATED IN THE COUNTY OF NEW YORK IN THE STATE OF NEW YORK. BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE JURISDICTION OF SUCH COURTS FOR THEMSELVES AND IN RESPECT OF THEIR PROPERTY WITH RESPECT TO SUCH ACTION. THE PARTIES HERETO IRREVOCABLY AGREE THAT VENUE WOULD BE PROPER IN SUCH COURT, AND HEREBY WAIVE ANY OBJECTION THAT SUCH COURT IS AN IMPROPER OR INCONVENIENT FORUM FOR THE RESOLUTION OF SUCH ACTION.

(c) THE COMPANY HEREBY AGREES THAT SERVICE UPON IT BY REGISTERED OR CERTIFIED MAIL (RETURN RECEIPT REQUESTED) SHALL CONSTITUTE SUFFICIENT NOTICE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE PURCHASERS TO BRING PROCEEDINGS AGAINST THE COMPANY IN THE COURTS OF ANY OTHER JURISDICTION.

13.7 WAIVER OF JURY TRIAL.

EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THIS AGREEMENT OR ANY OTHER SECURITIES DOCUMENT OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM IN RESPECT TO THIS AGREEMENT OR ANY OTHER SECURITIES DOCUMENT, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. EACH PARTY HERETO HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHTS TO TRIAL BY JURY.

13.8 Waivers; Amendments.

(a) No failure or delay of the Purchasers in exercising any power or right in this Agreement or in any other Securities Document shall operate as a waiver hereof or thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise of any other right or power. No waiver of any provision of this Agreement or any other Note Document or consent to any departure by the Securities Parties therefrom shall in any event be effective unless the same shall be authorized as provided for in Section 13.8(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Note Parties in any case shall entitle the Note Parties to any other or further notice or demand in similar or other circumstances.

(b) Subject to Section 13.21, neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into by the Company and the Requisite Purchasers; provided that no such amendment, waiver or modification shall (i) reduce the principal amount of any Note or reduce the rate of interest thereon, or reduce any other amounts payable hereunder; (ii) postpone the scheduled date of payment of the principal amount of any Note, or any interest thereon; (iii) change Section 3.2(d) in a manner that would alter the pro rata sharing of payments required thereby; (iv) change any of the provisions of this Section 13.8 or the definition of “Requisite Purchasers” or any other provision hereof specifying the number or percentage of Purchasers required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder; (v) increase the obligations of any Purchaser under this Agreement, in each of the foregoing situations, unless such amendment, waiver or modification is consented to by the Purchasers affected thereby; or (vi) modify any provision that would materially affect the Collateral Agent without the Collateral Agent’s written consent; provided, further, that the Collateral Agent shall be notified of any amendment, waiver or modification to this Agreement or any provision hereof.

13.9 Public Announcements.

The Company agrees that it will consult with the Purchasers prior to issuing any press release or make any other public announcement, statement or filing with regard to the execution of this Agreement.

Each of the holders of the Notes agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and its and its Affiliates’ managers, administrators, directors, officers, employees, trustees, partners, investors, funding sources, investment advisors and agents, including accountants, legal counsel and other advisors (collectively “Advisors”) on a “need to know basis” (provided that (i) the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and agree or otherwise have an obligation to keep such Information confidential and (ii) such holder shall be responsible for the compliance of its Affiliates and such Affiliates’ Advisors with this paragraph); (b) to the extent required or requested by, or upon the good faith determination by counsel that such information should be disclosed in light of ongoing oversight or review of such Person, by any governmental authority or self-regulatory authority having or asserting jurisdiction over such Person (including any governmental authority regulating any such holder or its Affiliates); provided that such holder agrees that it will notify the Company as soon as practicable in the event of any such disclosure by such Person (other than at the request of a regulatory authority) unless such notification is prohibited by law, rule or regulation; (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; provided that such holder agrees that it will notify the Company as soon as practicable in the event of any such disclosure by such Person (other than at the request of a regulatory authority) unless such notification is prohibited by law, rule or regulation; (d) to any other party to this Agreement; (e) subject to an agreement containing provisions at least as restrictive as those of this paragraph (or as may otherwise be reasonably acceptable to the Company), any permitted transferee of in any of its rights or obligations under this Agreement; (f) with the prior written consent of the Company; (g) to the extent such Information becomes publicly available other than as a result of a breach of this paragraph or other obligation of confidentiality owed to the Company or its Affiliates or becomes available to such holder or any of their respective Affiliates on a non-confidential basis from a source other than a Note Party or its related parties (so long as such source is not known (after due inquiry) to such holder or any of their respective Affiliates to be bound by confidentiality obligations to any Note Party or its Affiliates); (h) in connection with the exercise of any remedies hereunder or under any other Note Document or any action or proceeding relating to this Agreement or any other Note Document or the enforcement of its rights hereunder or thereunder; or (i) to the extent such information is independently developed by such holder or any of their respective Affiliates. For the purposes of this paragraph, “Information” means all information received from the Note Parties relating to any Note Party, its Affiliates or its Affiliates’ directors, officers, employees, trustees, investment advisors or agents, other than any such information that is publicly available to such holder prior to disclosure by any Note Party other than as a result of a breach of this paragraph or any other confidentiality obligation owed to any Note Party or their Affiliates. The fee letter dated March 27, 2018 between the Collateral Agent and the Purchasers shall be treated as confidential Information under this paragraph as between the Purchasers and the Collateral Agent.

13.10 Independence of Covenants, Representations and Warranties.

All agreements and covenants hereunder shall be given independent effect so that if a certain action or condition constitutes a default under a certain agreement or covenant, the fact that such action or condition is permitted by another agreement or covenant shall not affect the occurrence of such default, unless expressly permitted under an exception to such initial covenant. In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness or breach of a representation and warranty hereunder.

13.11 No Fiduciary Relationship.

No provision in this Agreement or in any other Securities Document and no course of dealing among the parties hereto shall be deemed to create any fiduciary duty by the Purchasers or any of their respective agents or Affiliates to any Note Party or their respective directors, officers, employees, agents, stockholders or Affiliates.

13.12 No Duty.

All attorneys, accountants and other professional Persons and consultants retained by the Purchasers shall have the right to act exclusively in the interest of the Purchasers and shall have no duty of disclosure, duty of loyalty, duty of care or other duty or obligation of any type or nature whatsoever to any Note Party, their respective directors, officers, employees, agents, stockholders or Affiliates or any other Person.

13.13 Construction.

The Company and the Purchasers acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Securities Documents with its legal counsel and that this Agreement and the other Securities Documents shall be construed as if jointly drafted by the Purchasers and the Note Parties.

13.14 Severability.

Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable laws, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable laws in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, and such invalid, void or otherwise unenforceable provisions shall be null and void. It is the intent of the parties, however, that any invalid, void or otherwise unenforceable provisions be automatically replaced by other provisions which are as similar as possible in terms to such invalid, void or otherwise unenforceable provisions but are valid and enforceable to the fullest extent permitted by applicable laws.

13.15 Counterparts; Facsimile Execution.

This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by facsimile, .pdf or otherwise) to the other party, it being understood that all parties need not sign the same counterpart. Any counterpart or other signature to this Agreement or any other Securities Document that is delivered by facsimile, .pdf or otherwise shall be deemed for all purposes as constituting good and valid execution and delivery by such party of this Agreement or such Securities Document.

13.16 Headings.

Article and section headings and the table of contents used herein are for convenience of reference only and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

13.17 Entire Agreement.

This Agreement (including the schedules and exhibits hereto) and the agreements and documents referred to herein contain the entire agreement of the parties and supersede any and all prior agreements among the parties with respect to the subject matter hereof.

13.18 USA Patriot Act Notice.

Each Purchaser that is subject to the Patriot Act (as hereinafter defined) and the Collateral Agent (for itself and not on behalf of any Purchaser) hereby notifies the Company that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Company, which information includes the name and address of the Company and other information that will allow such Purchaser or the Collateral Agent, as applicable, to identify the Company in accordance with the Patriot Act. On or prior to the Closing Date, the Company and Purchasers shall provide all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation, the Patriot Act and the Beneficial Ownership Regulation, in each case to the extent requested by Collateral Agent or any Purchaser of the Company prior to the Closing Date.

13.19 Lien Termination, Subordination and Release; Guarantee Release.

(a) The Collateral Agent shall release any Lien on any property granted to or held by the Collateral Agent under any Securities Document (i) upon payment in full of all Note Obligations (other than contingent obligations for which no claim has been made), (ii) at the time the property subject to such Lien is Disposed or to be Disposed as part of or in connection with any Disposition permitted hereunder or under any other Securities Document, (iii) subject to Section 13.8, if the release of such Lien is approved, authorized or ratified in writing by the Requisite Purchasers or (iv) if the property subject to such Lien is owned by a Guarantor, upon release of such Guarantor from its obligations under the Guaranty Agreement pursuant to Section 13.9(c);

(b) The Collateral Agent shall subordinate any Lien on any property granted to or held by the Collateral Agent under any Securities Document to the holder of any Lien on such property that is permitted to be senior to the Liens securing the Note Obligations pursuant to Sections 8.1(b), (u), (w) (with respect to assumed Indebtedness), (aa) (with respect to Section 8.2(b) and (u)) and (bb); and

(c) The Collateral Agent shall release any Guarantor from its obligations under the Guaranty Agreement if such Person ceases to be a Restricted Subsidiary or becomes an Excluded Subsidiary as a result of a transaction or designation permitted under this Agreement or any other Securities Document.

13.20 Pro Forma Calculations.

(a) Notwithstanding anything to the contrary herein, for purposes of determining compliance with any test contained in this Agreement, the Consolidated ~~Total Net Leverage Ratio, Total net Leverage Ratio, the Consolidated~~ First Lien Net Leverage Ratio~~, the Consolidated Senior Secured Net Leverage Ratio, Interest Coverage Ratio,~~ and Consolidated EBITDA ~~and Total Assets~~ shall be calculated on a pro forma basis to give effect to all Specified Transactions that have been made during the applicable period of measurement or subsequent to such period and prior to or simultaneously with the event for which the calculation is made in the manner prescribed by this Section 13.20. In addition, whenever a financial ratio or test is to be calculated on a pro forma basis, the reference to the “Test Period” for purposes of calculating such financial ratio or test shall be deemed to be a reference to, and shall be based on, the most recently ended Test Period for which internal financial statements of the Company are available (as determined in good faith by the Company).

(b) For purposes of calculating any financial ratio or test (including the Consolidated ~~Total Net Leverage Ratio, the Total Net Leverage Ratio, the Consolidated~~ First Lien Net Leverage Ratio~~, the Consolidated Senior Secured Net Leverage Ratio, Interest Coverage Ratio,~~ and Consolidated EBITDA ~~and Total Assets~~), Specified Transactions (with any incurrence or repayment of any Indebtedness in connection therewith to be subject to Section 13.20(d)) that have been made (i) during the applicable Test Period and (ii) if applicable as described in Section 13.20(a), subsequent to such Test Period and prior to or simultaneously with the event for which the calculation of any such ratio or test is made shall be calculated on a pro forma basis assuming that all such Specified Transactions (and any increase or decrease in Consolidated EBITDA and the component financial definitions used therein attributable to any Specified Transaction) had occurred on the first day ~~(or, in case of the determination of Total Assets, the last day)~~ of the applicable Test Period. If since the beginning of any applicable Test Period any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into the Company or any of its Restricted Subsidiaries since the beginning of such Test Period shall have made any Specified Transaction that would have required adjustment pursuant to this Section 13.20, then such financial ratio or test (and Consolidated EBITDA ~~and Total Assets~~) shall be calculated to give pro forma effect thereto in accordance with this Section 13.20.

~~(c) Whenever pro forma effect is to be given to a Specified Transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company and include, for the avoidance of doubt, the amount of “run-rate” cost savings, operating expense reductions and synergies projected by the Company in good faith to be realized as a result of specified actions taken or expected to be taken (calculated on a pro forma basis as though such cost savings, operating expense reductions and synergies had been realized on the first day of such period and as if such cost savings, operating expense reductions and synergies were realized during the entirety of such period) and “run-rate” means the full recurring benefit for a period that is associated with any action taken, committed to be taken or expected to be taken (including any savings expected to result from the elimination of a public target’s compliance costs with public company requirements) net of the amount of actual benefits realized during such period from such actions, and any such adjustments shall be included in the initial pro forma calculations of such financial ratios or tests and during any subsequent Test Period in which the effects thereof are expected to be realized relating to such Specified Transaction; provided that (i) such amounts are (A) reasonably supportable and quantifiable in the good faith judgment of the Company, (B) reasonably anticipated to be realized not later than 18 months after the date of such Specified Transaction, and (C) no~~

~~amounts shall be added pursuant to this Section 13.20 to the extent duplicative of any amounts that are otherwise added back in computing Consolidated EBITDA, whether through a pro forma adjustment or otherwise, with respect to such period; provided that any increase to Consolidated EBITDA as a result of cost savings, operating expense reductions and synergies pursuant to this Section 13.20 shall be subject to the limitations set forth in clause (vii) of the definition of “Consolidated EBITDA.”~~

(c) [Reserved].

(d) In the event that the Company or any Restricted Subsidiary incurs (including by assumption or guarantees) or repays (including by redemption, repayment, retirement or extinguishment) any Indebtedness included in the calculations of any financial ratio or test, (i) during the applicable Test Period or (ii) subject to Section 13.20(a) subsequent to the end of the applicable Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made, then such financial ratio or test shall be calculated giving pro forma effect to such incurrence or repayment of Indebtedness, to the extent required, as if the same had occurred on the last day of the applicable Test Period.

[Signature page follows]

ANNEX II

SCHEDULES TO AMENDED PURCHASE AGREEMENT

[See attached]

Schedule 4.17

Capitalization

(a)

1.

Shares of common stock, $0.0001 par value per share: 400,000,000 shares authorized[1], 91,781,686 outstanding (excluding 3,053,634 shares of common stock held by a wholly-owned subsidiary of the Company)

2.	Shares of preferred stock, $0.0001 par value per share: 1,000,000 shares authorized, no shares issued and outstanding

(b)

1.	Equity Plans
a.

Under the Global Eagle Entertainment Inc. Amended and Restated 2013 Equity Incentive Plan (as amended, the “2013 Plan”) (11,000,000 shares reserved for issuance), there was outstanding (as of December 31, 2018):

i.	2,047,647 vested but unexercised options to purchase Common Stock (Options)

ii.	2,651,319 unvested Options

iii.	906,699 unvested restricted stock units (RSUs)

iv.	268,115 unvested performance-based restricted stock units (PSUs)

b.

Under the Global Eagle Entertainment Inc. 2016 Inducement and Retention Stock Plan for EMC Employees (as amended) (871,400 shares reserved for issuance), there was outstanding as (as of December 31, 2018):

i.	9,502 vested but unexercised Options

ii.	23,400 unvested Options

iii.	20,890 unvested restricted stock units (RSUs)

c.

Under the Global Eagle Entertainment Amended and Restated 2017 Omnibus Long-Term Incentive Plan, there was outstanding (as of December 31, 2018) (8,500,000 shares reserved for issuance, plus rollover of unused or forfeited capacity under the 2013 Plan):

i.	686,179 vested but unexercised Options

ii.	2,597,265 unvested Options

iii.	4,985,044 unvested restricted stock units (RSUs)

iv.	1,871,630 unvested performance-based restricted stock units (PSUs)

v.	5,998,082 vested Stock Appreciation Rights (SARs)

2.	2.75% Convertible Senior Notes due 2035

3.

900,000 “UMG Contingent Shares”: Pursuant to a settlement agreement with UMG Recordings, Inc., Capitol Records, Universal Music Corp. and entities affiliated with the foregoing (collectively, “UMG”), the Company agreed to issue to UMG 500,000

[1]	375,000 shares are voting shares and 25,000,000 shares are non-voting shares shares of its Common Stock when and if the closing price of its Common Stock exceeds $10.00 per share and 400,000 additional shares of its Common Stock when and if the closing price of its Common Stock exceeds $12.00 per share.

(c)

1.	Voting Rights Waiver Agreement between the Company and Putnam Investment Management, LLC, dated October 21, 2013.

ANNEX III

EXHIBITS TO AMENDED PURCHASE AGREEMENT

[See attached]

EXECUTION VERSION

SECOND LIEN NOTES

THE HOLDER OF THIS NOTE (A) ACKNOWLEDGES THAT IT HAS RECEIVED A COPY OF THE INTERCREDITOR AND SUBORDINATION AGREEMENT, (B) AGREES THAT IT WILL BE BOUND BY AND WILL TAKE NO ACTIONS CONTRARY TO THE PROVISIONS OF THE INTERCREDITOR AND SUBORDINATION AGREEMENT, (C) AUTHORIZES AND INSTRUCTS THE COLLATERAL AGENT TO ENTER INTO THE INTERCREDITOR AND SUBORDINATION AGREEMENT AS COLLATERAL AGENT AND ON BEHALF OF SUCH HOLDER AND (D) HEREBY CONSENTS TO THE PAYMENT SUBORDINATION AND THE SUBORDINATION OF THE LIENS SECURING THE NOTE OBLIGATIONS ON THE TERMS SET FORTH IN THE INTERCREDITOR AND SUBORDINATION AGREEMENT. THE FOREGOING PROVISIONS ARE INTENDED AS AN INDUCEMENT TO THE LENDERS AND/OR PURCHASERS UNDER THE FIRST LIEN LOAN DOCUMENTS (AS DEFINED IN THE INTERCREDITOR AND SUBORDINATION AGREEMENT) AND THE OTHER SECOND LIEN NOTE DOCUMENTS (AS DEFINED IN THE INTERCREDITOR AND SUBORDINATION AGREEMENT) TO EXTEND CREDIT TO THE COMPANY AND THE GUARANTORS AND SUCH LENDERS AND/OR PURCHASERS ARE INTENDED THIRD PARTY BENEFICIARIES OF SUCH PROVISIONS. IN THE EVENT OF ANY CONFLICT OR INCONSISTENCY BETWEEN THE PROVISIONS OF THE INTERCREDITOR AND SUBORDINATION AGREEMENT AND THIS NOTE OR THE PURCHASE AGREEMENT REFERRED TO ABOVE, THE PROVISIONS OF THE INTERCREDITOR AND SUBORDINATION AGREEMENT SHALL CONTROL.

THE SECURITIES REPRESENTED BY THIS NOTE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES OR BLUE SKY LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR APPLICABLE STATE SECURITIES OR BLUE SKY LAWS.

ADDITIONALLY, THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS NOTE IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE SECURITIES PURCHASE AGREEMENT DATED AS OF MARCH 8, 2018, AMONG THE COMPANY AND CERTAIN OTHER SIGNATORIES THERETO, AS AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE ISSUER HEREOF.

THIS NOTE HAS BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (WITHIN THE MEANING OF SECTION 1272 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED). UPON WRITTEN REQUEST, THE COMPANY WILL PROMPTLY MAKE AVAILABLE TO ANY HOLDER OF THIS NOTE THE FOLLOWING INFORMATION: (1) THE ISSUE PRICE AND DATE OF THE NOTE, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE NOTE AND (3) THE YIELD TO MATURITY OF THE NOTE. HOLDERS SHOULD CONTACT THE TREASURER OF THE COMPANY AT 6080 CENTER DRIVE, SUITE 1200, LOS ANGELES, CA 90045.

1

$150,000,000	July 19, 2019

FOR VALUE RECEIVED, intending to be legally bound hereby, Global Eagle Entertainment Inc., a Delaware corporation (the “Company”), hereby promises to pay to the order of Searchlight II TBO, L.P. (the “Purchaser”), to the account specified in writing by the Purchaser to the Company in accordance with the Purchase Agreement, the principal sum of ONE HUNDRED FIFTY MILLION DOLLARS ($150,000,000), or such greater or lesser principal amount of this Note then outstanding, on June 30, 2023.

Interest on this Note shall be computed on the basis of a year of 360 days of twelve 30-day months and shall include the first day of an applicable interest period but excluding the last day of such interest period.

(i)

Subject to clause (ii) below, on and after the Second Amendment Effective Date, interest on the Notes will initially be pay-in-kind at a rate of 12% per annum (“PIK Interest”), which PIK Interest will be capitalized, compounded and added to the unpaid principal amount of the Note Obligations on the applicable Interest Payment Date whereupon from and after such date such additional amount shall be also accrue interest at the interest rate then applicable to the principal amount of the Notes.

(ii)

At any time after the Second Amendment Effective Date, interest on the Notes may, at the option of the Company, convert to accruing cash pay at a rate of 10% per annum (the “Cash Interest Rate”) on the terms set forth in the Purchase Agreement if at the time of such election the terms of the Senior Credit Agreement (as in effect at such time) and any other agreement governing any Permitted Refinancing thereof and other Senior Indebtedness then in effect permit interest on the Notes to be paid in cash.

Except as otherwise provided in the Purchase Agreement, payments of principal of, interest on and premium, if any, with respect to this Note are to be made in lawful money of the United States of America, in immediately available funds, to such account as the holder of this Note shall have specified by written notice to the Company as provided in the Purchase Agreement.

As used in this Note, “Purchase Agreement” shall mean the Securities Purchase Agreement, dated as of March 8, 2018, among the Company, the Collateral Agent and the purchasers identified on Schedule I thereto, as amended by the First Amendment to Securities Purchase Agreement, dated as of March 27, 2018 and the Second Amendment to Securities Purchase Agreement and Amendment to Security Agreement, dated as of July 19, 2019, and as further amended, restated, amended and restated, supplemented and/or modified from time to time. This Note is one of the Notes (herein called the “Notes”) issued pursuant to the Purchase Agreement. Capitalized terms that are used herein and not defined herein shall have the meaning given to such terms in the Purchase Agreement. To the extent any provision of this Note conflicts with the express provisions of the Purchase Agreement, the provisions of the Purchase Agreement shall govern and be controlling.

This Note may be voluntarily prepaid in accordance with the provisions applicable to prepayments set forth in the Purchase Agreement.

The Note is a registered Note and, as provided in the Purchase Agreement, upon surrender of this Note for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder hereof or such holder’s attorney duly authorized in writing and accompanied by the

2

address for notices of each transferee of the Note or part thereof), the Company shall execute and deliver, at the Company’ expense (except as provided in the Purchase Agreement), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Prior to due presentment for registration of transfer or exchange, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposed, and the Company will not be affected by any notice to the contrary.

This Note shall be construed and interpreted in accordance with the laws of the State of New York. If any of the terms of this Note, or any agreement or instrument securing payment hereof, shall be declared invalid by any court of competent jurisdiction, such invalidity shall not affect any of the other terms hereof or such other instrument.

This Note is one of the Notes referred to in the Purchase Agreement. The holder of this Note is entitled to all of the benefits under the Purchase Agreement and the other Note Documents including certain security provided thereunder. This Note amends and replaces in entirety the Note, dated as of March 27, 2018, by the Company in favor of the Purchaser, in the principal amount of $150,000,000 (the “Existing Note”). Upon execution and delivery of this Note on the date hereof, the Existing Note shall be of no force and effect.

The Company hereby waives presentment for payment, demand, and, except for notices specifically required by the Purchase Agreement or the other Note Documents, notice of nonpayment, notice of protest, and protest of this Note, and all other notices or demands in connection with the delivery, acceptance, performance, default, dishonor, or enforcement of the payment of this Note.

*            *             *            *            *

3

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the date first above written.

GLOBAL EAGLE ENTERTAINMENT INC.

By:
Name:
Title:

[Signature Page to Note]

SCHEDULE OF CHANGES IN

PRINCIPAL AMOUNT OF NOTE

The initial outstanding principal amount of this Note is $150,000,000, as adjusted to give effect to any repayments of such principal amount and any PIK payments on the Note as set forth below.

Date	Outstanding principal amount	Amount of repayments of principal amount	Amount of PIK payment added to principal amount	Principal amount following repayments and PIK payments

ANNEX IV

SCHEDULES TO AMENDED SECURITY AGREEMENT

[See attached]

Schedule I

Subsidiary Parties

	Restricted Subsidiary	Jurisdiction of Organization of Restricted Subsidiary

1.	Airline Media Productions, Inc.	Delaware

2.	Emerging Markets Communications, LLC	Delaware

3.	Entertainment in Motion, Inc.	California

4.	Global Eagle Entertainment Operations Solutions, Inc.	Delaware

5.	Global Eagle Services, LLC	Delaware

6.	Global Eagle Telecom Licensing Subsidiary LLC	Delaware

7.	IFE Services (USA), Inc.	Delaware

8.	Inflight Productions USA Inc.	California

9.	Maritime Telecommunications Network, Inc.	Colorado

10.	MTN Government Services, Inc.	Delaware

11.	MTN International, Inc.	Delaware

12.	MTN License Corp.	Washington

13.	N44HQ, LLC	Delaware

14.	Post Modern Edit, Inc.	Delaware

	Restricted Subsidiary	Jurisdiction of Organization of Restricted Subsidiary
15.	Row 44, Inc.	Delaware

16.	The Lab Aero, Inc.	California

2

Schedule II

Pledged Equity and Pledged Debt

Equity Interests of Companies and Subsidiaries

Current Legal Entities Owned	Record Owner	Certificate No.	No. Shares/Interest	Percent Pledged
Row 44, Inc.	Global Eagle Entertainment Inc.	82	1,000	100%
N44HQ, LLC	Row 44, Inc.	1†	100%	100%
3222177 Nova Scotia Limited	Row 44, Inc.	3R and 5	100	100%
Row 44 (Russia)	Row 44, Inc.	uncertificated	100%	100%
Global Eagle Services, LLC	Row 44, Inc.	uncertificated	100%	100%
Post Modern Edit, Inc.	Global Eagle Entertainment Inc.	2	1,000	100%
Airline Media Productions, Inc.	Global Eagle Entertainment Inc.	2	1,000	100%
Entertainment in Motion, Inc.	Global Eagle Entertainment Inc.	8	200	100%
Global Eagle Entertainment Operations Solutions, Inc.	Global Eagle Entertainment Inc.	1	100	100%
Inflight Productions USA Inc.	Global Eagle Entertainment Inc.	2	100	100%
The Lab Aero, Inc.	Inflight Productions USA Inc.	2	1,000	100%
Emerging Markets Communications, LLC	Global Eagle Entertainment Inc.	2†	100 Units	100%
EMC Holdco 3 Coöperatief U.A.	Emerging Markets Communications, LLC	uncertificated	100%	100%
Emerging Markets Communications Deutschland GmbH	Emerging Markets Communications, LLC	uncertificated	1	100%
Emerging Markets Communications Argentina SRL	Emerging Markets Communications, LLC	uncertificated	2,314 Cuotas (95%)	100%

†	Equity interests in these entities are memorialized in certificates that are not Article 8 compliant.

Current Legal Entities Owned	Record Owner	Certificate No.	No. Shares/Interest	Percent Pledged
Emerging Markets Communications (Kenya), Ltd.	Emerging Markets Communications, LLC	1	80 (80%)	100%
Emerging Markets Communications FZE	Emerging Markets Communications, LLC	6159	1	100%
Ground and Wireless Infrastructure Limited	Emerging Markets Communications, LLC	TBD*	999,999	100%
Emerging Markets Communications UK Limited	Emerging Markets Communications, LLC	1	1	100%
Maritime Telecommunications Network, Inc.	Emerging Markets Communications LLC	22	20,000,000	100%
MTN Government Services, Inc.	Maritime Telecommunications Network, Inc.	C-02	100	100%
MTN License Corp.	Maritime Telecommunications Network, Inc.	C-002	10,000	100%
MTN International, Inc.	Maritime Telecommunications Network, Inc.	C-02	100	100%
Santander Teleport, S.L.	Maritime Telecommunications Network, Inc.	uncertificated	589,519 (49%)	100%
Global Eagle Telecom Licensing Subsidiary LLC	Global Eagle Entertainment Inc.	uncertificated	100%	100%
GEE Financing Limited	Global Eagle Entertainment Inc.	50	3	100%
Western Outdoor Interactive Pvt Limited	Global Eagle Entertainment Inc.	TBD*	112,000 (82.98%)	100%

*	These certificates are being issued after the Second Amendment Effective Date and, therefore, the certificate numbers are not known as of the Second Amendment Effective Date.

4

Debt Interests of Companies and Subsidiaries

1. Intercompany Note, dated as of September 29, 2017, in an initial principal amount of $151,500,000 between Global Eagle Entertainment Inc. (as successor to Global Eagle Entertainment Luxembourg II Sarl), as the lender, and Global Eagle Holdings GmbH (as successor to Platin 1475. GmbH), as the borrower, as amended, restated, supplemented or otherwise modified from time to time.

2. Intercompany Note, dated as of November 26, 2018, in an initial principal amount of EUR 964,000 between Global Eagle Entertainment Inc. (as successor to Global Eagle Entertainment Luxembourg II Sarl), as the lender, and Global Eagle Holdings GmbH (as successor to Global Entertainment GmbH), as the borrower, as amended, restated, supplemented or otherwise modified from time to time.

3. Intercompany Note, dated as of January 1, 2017, in an initial principal amount of $2,228,100 between Entertainment in Motion Inc., as the lender, and Global Eagle Holdings GmbH (as successor to Global Entertainment GmbH), as the borrower, as amended, restated, supplemented or otherwise modified from time to time.

4. Promissory Note, dated as of December 15, 2015, in an initial principal amount of $218,067 between Global Eagle Entertainment Inc., as the lender, and PMG California, Inc., as the borrower, as amended, restated, supplemented or otherwise modified from time to time.

5. Promissory Note, dated as of December 15, 2015, in an initial principal amount of $423,324 between Global Eagle Entertainment Inc., as the lender, and Global Eagle Holdings GmbH (as successor to Global Entertainment GmbH), as the borrower, as amended, restated, supplemented or otherwise modified from time to time.

6. Promissory Note, dated as of December 15, 2015, in an initial principal amount of $631,055 between Global Eagle Entertainment Inc., as the lender, and DTI Software, Inc., as the borrower, as amended, restated, supplemented or otherwise modified from time to time.

7. Promissory Note, dated as of September 11, 2014, in an initial principal amount of $541,840 between Global Eagle Entertainment Inc. (as successor to Global Eagle Entertainment Luxembourg II Sarl), as the lender, and Global Eagle Holdings GmbH (as successor to Global Eagle Entertainment GmbH), as the borrower, as amended, restated, supplemented or otherwise modified from time to time.

8. Debenture Subscription Agreement made and entered into on June 30, 2015, between Western Outdoor Interactive Private Limited (formerly known as Fairdeal Multimedia Private Limited) and held by the Company (as successor to Global Eagle Entertainment Luxembourg II Sarl) in the initial principal amount of INR 2,419,350,000 and the conversion of any interest thereunder into equity interests in Western Outdoor Private Limited (formerly known as Fairdeal Multimedia Private Limited) from time to time, as amended, restated, supplemented or otherwise modified from time to time.

5

Schedule III

Commercial Tort Claims

None.

Schedule IV

Deposit Accounts, Securities Accounts, Commodities Accounts and all other Depositary Accounts

Entity	Bank	Account Number
Emerging Markets Communications, LLC	Citibank	31155355
Global Eagle Entertainment Inc.	Citibank	30984856
Maritime Telecommunications Network, Inc.	Bank of America	898052387886
Row 44, Inc.	Silicon Valley Bank	660003560

ANNEX V

EXHIBITS TO AMENDED SECURITY AGREEMENT

[See attached]

Execution Version

PERFECTION CERTIFICATE

July 19, 2019

Reference is hereby made to that certain Second Amendment to Securities Purchase Agreement and Amendment to Security Agreement (the “Second Amendment”), dated as of the date hereof, by and among Global Eagle Entertainment Inc., a Delaware corporation (the “Issuer”), the Guarantors identified on the signature pages thereto (the “Guarantors” and, together with the Issuer being collectively, the “Note Parties”), the Purchasers (as defined below) party thereto, and Cortland Capital Market Services, LLC, as collateral agent (in such capacity, the “Collateral Agent”), which Second Amendment amends the terms of that certain (i) Securities Purchase Agreement, dated as of March 8, 2018 (as amended and/or supplemented by the First Amendment to Securities Purchase Agreement, dated as of March 27, 2018, the Joinder to Securities Purchase Agreement, dated as of March 27, 2018, and the Second Amendment, and as further amended, restated, supplemented or otherwise modified from time to time, the “Amended SPA”), by and among the Issuer, the Collateral Agent and the purchasers party thereto (collectively, the “Purchasers” and, individually, a “Purchaser”) and (ii) Security Agreement, dated as of the March 27, 2018 (as amended by the Second Amendment and as further amended, restated, supplemented or otherwise modified from time to time, the “Amended Security Agreement”), among the Issuer and the Guarantors party thereto and the Collateral Agent. Capitalized terms used but not defined herein have the meanings assigned in the Amended SPA or the Amended Security Agreement, as applicable.

The undersigned hereby certifies to the Collateral Agent, on behalf of the Issuer and not in any individual capacity, as of the Second Amendment Effective Date, after giving effect to the transactions to occur on the Second Amendment Effective Date, as follows:

1. Names.

(a) The exact legal name of each Note Party, as such name appears in its respective certificate of incorporation or any other organizational document, is set forth in Schedule 1(a). Each Note Party is (i) the type of entity disclosed next to its name in Schedule 1(a) and (ii) a registered organization except to the extent disclosed in Schedule 1(a). Also set forth in Schedule 1(a) is the organizational identification number, if any, of each Note Party that is a registered organization, the Federal Taxpayer Identification Number, if any, of each Note Party and the jurisdiction of formation of each Note Party.

(b) Set forth in Schedule 1(b) hereto is a list of any other legal names each Note Party has had in the past five years, together with the date of the relevant change.

(c) Set forth in Schedule 1(c) is a list of all other names used by each Note Party, or any other business or organization to which each Note Party became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, on any filings with the Internal Revenue Service at any time within the five years preceding the date hereof. Except as set forth in Schedule 1(c), no Note Party has changed its jurisdiction of organization at any time during the past four months.

2. Current Locations. The chief executive office of each Note Party is located at the address set forth opposite its name in Schedule 2 hereto.

3. Extraordinary Transactions. Except for those purchases, acquisitions and other transactions described in Schedule 3 attached hereto, within the last five years prior to the date hereof, all of the Collateral with a value in excess of $1,000,000 has been originated by each Note Party in the ordinary course of business or consists of goods which have been acquired by such Note Party in the ordinary course of business from a person in the business of selling goods of that kind.

4. [Reserved]

5. [Reserved]

6. Schedule of Filings. Attached hereto as Schedule 6 is a schedule of the appropriate filing offices for the financing statements relating to the Security Agreement.

7. Material Real Property. Attached hereto as Schedule 7(a) is a list of all (i) real property owned by each Note Party located in the United States as of the Second Amendment Effective Date, (ii) real property to be encumbered by a Mortgage and fixture filing, which real property includes all real property owned having a value in excess of $1,000,000 as of the Second Amendment Effective Date (such real property, the “Mortgaged Property”), and (iii) common names, addresses and uses of each Mortgaged Property. Except as described in Schedule 7(b) attached hereto no Note Party has entered into any leases, subleases, tenancies, franchise agreements, licenses or other occupancy arrangements as owner, lessor, sublessor, licensor, franchisor or grantor with respect to any of the Mortgaged Property described in Schedule 7(a).

8. [Reserved]

9. Equity Interests. Attached hereto as Schedule 9 is a true and correct list of each of all of the authorized, and the issued and outstanding, Equity Interests of each Note Party and its direct Subsidiaries and the record and beneficial owners of such Equity Interests setting forth the percentage of such Equity Interests pledged under each Security Agreement.

10. Instruments and Tangible Chattel Paper. Attached hereto as Schedule 10 is a true and correct list of all promissory notes, instruments (other than checks to be deposited in the ordinary course of business), tangible chattel paper, electronic chattel paper and other evidence of Indebtedness for borrowed money held by each Note Party as of the date hereof having, in each case, an aggregate principal amount in excess of $1,000,000 including all intercompany notes made by any Note Party to a non-Note Party, stating if such instruments, chattel paper or other evidence of indebtedness is pledged under a Security Agreement.

11. Intellectual Property. (a) Attached hereto as Schedule 11(a) is a schedule setting forth all of each Note Party’s Patents and Trademarks (each as defined in each Security Agreement) applied for or registered with the United States Patent and Trademark Office, and all other Patents and Trademarks, including the name of the registered owner or applicant and the registration, application, or publication number, as applicable, of each Patent or Trademark owned by each Note Party.

(b) Attached hereto as Schedule 11(b) is a schedule setting forth all of each Note Party’s United States Copyrights (as defined in each Security Agreement), and all other Copyrights, including the name of the registered owner and the registration number of each Copyright owned by each Note Party.

12. Commercial Tort Claims. Attached hereto as Schedule 12 is a true and correct list of all Commercial Tort Claims (as defined in each Security Agreement) held by each Note Party, reasonably expected to result in a judgment having a value in excess of $500,000, including a brief description thereof and stating if such commercial tort claims are required to be pledged under a Security Agreement.

13. [Reserved]

14. Other Assets. Attached hereto as Schedule 14 is a true and correct list of all of the following types of assets, if any, owned or held by each Note Party: (a) all agreements and contracts with any Governmental Authority in excess of $1,000,000 in the aggregate, (b) all FCC licenses, (c) all aircraft and airplanes, (d) all ships, boats and vessels, (e) all rolling stock and trains, and (f) all oil, gas, minerals and “as-extracted collateral” (as defined under the Uniform Commercial Code), in each case, to the extent such types of assets are required to be pledged as Collateral pursuant to the Security Agreement.

15. Deposit Accounts. Attached hereto as Schedule 15 is a true and complete list and description, of all Deposit Accounts, Securities Accounts and Commodities Accounts (other than accounts constituting an Excluded Deposit Account or an Excluded Asset) maintained by each Grantor.

[The remainder of this page has been intentionally left blank]

IN WITNESS WHEREOF, we have hereunto signed this Perfection Certificate as of the date first set forth above.

GLOBAL EAGLE ENTERTAINMENT INC. GLOBAL EAGLE SERVICES, LLC
AIRLINE MEDIA PRODUCTIONS, INC.
ENTERTAINMENT IN MOTION, INC.
GLOBAL EAGLE ENTERTAINMENT OPERATIONS SOLUTIONS, INC.
INFLIGHT PRODUCTIONS USA INC.
POST MODERN EDIT, INC.
THE LAB AERO, INC.
ROW 44, INC.
N44HQ, LLC
EMERGING MARKETS COMMUNICATIONS, LLC
MARITIME TELECOMMUNICATIONS NETWORK, INC. MTN INTERNATIONAL, INC.
MTN GOVERNMENT SERVICES, INC.
MTN LICENSE CORP. GLOBAL EAGLE TELECOM LICENSING SUBSIDIARY LLC IFE SERVICES (USA), INC., each as a Grantor

By:
Name: Christian Mezger
Title: Chief Financial Officer

Schedule 1(a)

Legal Names, Etc.

	Legal Name	Jurisdiction	Type of Entity	Registered Organization (Yes/No)	Organizational ID#	Tax ID#
1.	Airline Media Productions, Inc.	Delaware	Corporation	Yes	5324278	36-4762314
2.	Emerging Markets Communications, LLC	Delaware	Limited liability company	Yes	3236843	59-3740735
3.	Entertainment in Motion, Inc.	California	Corporation	Yes	C1437240	95-4173908
4.	Global Eagle Entertainment Inc.	Delaware	Corporation	Yes	4935384	27-4757800
5.	Global Eagle Entertainment Operations Solutions, Inc.	Delaware	Corporation	Yes	4975423	45-2683375
6.	Global Eagle Services, LLC	Delaware	Limited liability company	Yes	6489735	37-1897899
7.	Global Eagle Telecom Licensing Subsidiary LLC	Delaware	Limited Liability company	Yes	6852262	38-4082547
8.	IFE Services (USA), Inc.	Delaware	Corporation	Yes	4375943	77-0692120
9.	Inflight Productions USA Inc.	California	Corporation	Yes	C1933834	95-4528493
10.	Maritime Telecommunications Network, Inc.	Colorado	Corporation	Yes	19941144227	84-1289974

11.	MTN Government Services, Inc.	Delaware	Corporation	Yes	4656525	26-4556069
12.	MTN International, Inc.	Delaware	Corporation	Yes	4749775	27-4338559
13.	MTN License Corp.	Washington	Corporation	Yes	602597188	20-4560314
14.	N44HQ, LLC	Delaware	Limited liability company	Yes	4566674	26-3240570
15.	Post Modern Edit, Inc.	Delaware	Corporation	Yes	5324271	80-0926256
16.	Row 44, Inc.	Delaware	Corporation	Yes	3765133	20-8782959
17.	The Lab Aero, Inc.	California	Corporation	Yes	C3102885	26-2799831

Schedule 1(b)

Prior Organizational Names

Note Party/Subsidiary	Prior Name	Date of Change
Airline Media Productions, Inc.	GEE Newco Corporation	July 22, 2013
Global Eagle Entertainment Operations Solutions, Inc.	Marks Systems, Inc.	October 27, 2015
Post Modern Edit, Inc.	GEE Content Services Corporation	July 22, 2013
Inflight Productions USA Inc.	IFP Productions Inc.	August 27, 1997

Schedule 1(c)

(1) Changes in Corporate Identity

Note Party	Description of Change to Identity or Other Name Used
Global Eagle Entertainment Operations Solutions, Inc.	Merger of MasFlight Merger Sub, Inc. into Marks Systems, Inc. (prior name of Issuer) on August 4, 2015.
Row 44, Inc.	Merger of EAGL Merger Sub Corp. with and into Issuer on January 31, 2013.

(2) Other Names

Note Party	Other Name
Maritime Telecommunications Network, Inc.	MTN Satellite Communications

Schedule 2

Chief Executive Offices

	Note Party/Subsidiary	Address	County	State
1.	Airline Media Productions, Inc.	6080 Center Drive, Suite 1200, Los Angeles, CA 90045	Los Angeles	California

2.	Emerging Markets Communications, LLC	6080 Center Drive, Suite 1200, Los Angeles, CA 90045	Los Angeles	California

3.	Entertainment in Motion, Inc.	6080 Center Drive, Suite 1200, Los Angeles, CA 90045	Los Angeles	California

4.	Global Eagle Entertainment Inc.	6080 Center Drive, Suite 1200, Los Angeles, CA 90045	Los Angeles	California

5.	Global Eagle Entertainment Operations Solutions, Inc.	6080 Center Drive, Suite 1200, Los Angeles, CA 90045	Los Angeles	California

6.	Global Eagle Services, LLC	6080 Center Drive, Suite 1200, Los Angeles, CA 90045	Los Angeles	California

7.	Global Eagle Telecom Licensing Subsidiary LLC	6080 Center Drive, Suite 1200, Los Angeles, CA 90045	Los Angeles	California

8.	IFE Services (USA), Inc.	6080 Center Drive, Suite 1200, Los Angeles, CA 90045	Los Angeles	California

9.	Inflight Productions USA Inc.	6080 Center Drive, Suite 1200, Los Angeles, CA 90045	Los Angeles	California

	Note Party/Subsidiary	Address	County	State
10.	Maritime Telecommunications Network, Inc.	6080 Center Drive, Suite 1200, Los Angeles, CA 90045	Los Angeles	California

11.	MTN Government Services, Inc.	6080 Center Drive, Suite 1200, Los Angeles, CA 90045	Los Angeles	California

12.	MTN International, Inc.	6080 Center Drive, Suite 1200, Los Angeles, CA 90045	Los Angeles	California

13.	MTN License Corp.	6080 Center Drive, Suite 1200, Los Angeles, CA 90045	Los Angeles	California

14.	N44HQ, LLC	6080 Center Drive, Suite 1200, Los Angeles, CA 90045	Los Angeles	California

15.	Post Modern Edit, Inc.	6080 Center Drive, Suite 1200, Los Angeles, CA 90045	Los Angeles	California

16.	Row 44, Inc.	6080 Center Drive, Suite 1200, Los Angeles, CA 90045	Los Angeles	California

17.	The Lab Aero, Inc.	6080 Center Drive, Suite 1200, Los Angeles, CA 90045	Los Angeles	California

Schedule 3

Transactions Other Than in the Ordinary Course of Business

Note Party	Description of Transaction Including Parties Thereto	Date of Transaction
Global Eagle Entertainment Inc.	Asset Purchase Agreement by and among RMG Networks, Inc., RMG Media Networks, Inc., Executive Media Network, Inc., Corporate Image Media, Inc., RMG Media Networks Limited and Global Eagle Entertainment Inc.	July 1, 2015

Global Eagle Entertainment Inc.	Agreement and Plan of Merger by and among Global Eagle Entertainment Inc., Masflight Merger Sub, Inc., Marks Systems, Inc. and Joshua Marks	August 4, 2015

Global Eagle Entertainment Inc.	Interest Purchase Agreement by and between EMC Acquisition Holdings, LLC and Global Eagle Entertainment Inc.	May 9, 2016

Schedule 6

UCC Filings and Filing Offices

	Note Party	Jurisdictions
1.	Airline Media Productions, Inc.	Delaware

2.	Emerging Markets Communications, LLC	Delaware

3.	Entertainment in Motion, Inc.	California

4.	Global Eagle Entertainment Inc.	Delaware

5.	Global Eagle Entertainment Operations Solutions, Inc.	Delaware

6.	Global Eagle Services, LLC	Delaware

7.	Global Eagle Telecom Licensing Subsidiary LLC	Delaware

8.	IFE Services (USA), Inc.	Delaware

9.	Inflight Productions USA Inc.	California

10.	Maritime Telecommunications Network, Inc.	Colorado

11.	MTN Government Services, Inc.	Delaware

12.	MTN International, Inc.	Delaware

13.	MTN License Corp.	Washington

14.	N44HQ, LLC	Delaware

15.	Post Modern Edit, Inc.	Delaware

16.	Row 44, Inc.	Delaware

17.	The Lab Aero, Inc.	California

Schedule 7(a)

Real Property

I. Owned Real Property

None.

II. Mortgaged Real Property

None.

Schedule 7(b)

Mortgaged Property Occupancy Arrangements

None.

Schedule 9

Equity Interests of Loan Parties and Subsidiaries

Current Legal Entities Owned	Record Owner	Certificate No.	No. Shares/Interest Owned	Percent Pledged
Row 44, Inc.	Global Eagle Entertainment Inc.	82	100% (1,000 shares)	100%

N44HQ, LLC	Row 44, Inc.	1†	100%	100%

3222177 Nova Scotia Limited	Row 44, Inc.	3R and 5	100% (100 units)	100%

Row 44 (Russia)	Row 44, Inc.	uncertificated	100%	100%

Global Eagle Services, LLC	Row 44, Inc.	uncertificated	100%	100%

Post Modern Edit, Inc.	Global Eagle Entertainment Inc.	2	100% (1,000 shares)	100%

Airline Media Productions, Inc.	Global Eagle Entertainment Inc.	2	100% (1,000 shares)	100%

Entertainment in Motion, Inc.	Global Eagle Entertainment Inc.	8	100% (200 shares)	100%

Global Eagle Entertainment Operations Solutions, Inc.	Global Eagle Entertainment Inc.	1	100% (100 shares)	100%

Inflight Productions USA Inc.	Global Eagle Entertainment Inc.	2	100% (100 shares)	100%

The Lab Aero, Inc.	Inflight Productions USA Inc.	2	100% (1,000 shares)	100%

Emerging Markets Communications, LLC	Global Eagle Entertainment Inc.	2†	100% (100 units)	100%

EMC Holdco 3 Coöperatief U.A.	Emerging Markets Communications, LLC	uncertificated	100%	100%

†	Equity interests in these entities are memorialized in certificates that are not Article 8 compliant.

Current Legal Entities Owned	Record Owner	Certificate No.	No. Shares/Interest Owned	Percent Pledged
Emerging Markets Communications Deutschland GmbH	Emerging Markets Communications, LLC	uncertificated	100% (1 share)	100%

Emerging Markets Communications Argentina SRL	Emerging Markets Communications, LLC	uncertificated	95% (2,314 cuotas)	100%

Emerging Markets Communications (Kenya), Ltd.	Emerging Markets Communications, LLC	1	80% (80 shares)	100%

Emerging Markets Communications FZE	Emerging Markets Communications, LLC	6159	100% (1 share)	100%

Ground and Wireless Infrastructure Limited	Emerging Markets Communications, LLC	TBD	99.99% (999,999 shares)	100%

Emerging Markets Communications UK Limited	Emerging Markets Communications, LLC	1	100% (1 share)	100%

Maritime Telecommunications Network, Inc.	Emerging Markets Communications LLC	22	100% (20,000,000 shares)	100%

MTN Government Services, Inc.	Maritime Telecommunications Network, Inc.	C-02	100% (100 shares)	100%

MTN License Corp.	Maritime Telecommunications Network, Inc.	C-002	100% (10,000 shares)	100%

MTN International, Inc.	Maritime Telecommunications Network, Inc.	C-02	100% (100 shares)	100%

Santander Teleport, S.L.	Maritime Telecommunications Network, Inc.	uncertificated	49% (589,519 shares)	100%

Global Eagle Telecom Licensing Subsidiary LLC	Global Eagle Entertainment Inc.	uncertificated	100%	100%

Current Legal Entities Owned	Record Owner	Certificate No.	No. Shares/Interest Owned	Percent Pledged
GEE Financing Limited	Global Eagle Entertainment Inc.	50	100% (3 shares)	100%

Western Outdoor Interactive Pvt Limited	Global Eagle Entertainment Inc.	TBD	82.98% (112,000 shares)	100%

IFE Services (USA), Inc.	GEE Financing Limited	N/A	100% (1,100 shares)	0%

Wireless Maritime Services, LLC	Maritime Telecommunications Network, Inc.	Uncertificated	49%	0%

Schedule 10

Instruments and Tangible Chattel Paper

1. Intercompany Note, dated as of September 29, 2017, in an initial principal amount of $151,500,000 between Global Eagle Entertainment Inc. (as successor to Global Eagle Entertainment Luxembourg II Sarl), as the lender, and Global Eagle Holdings GmbH (as successor to Platin 1475. GmbH), as the borrower.

2. Intercompany Note, dated as of November 26, 2018, in an initial principal amount of EUR 964,000 between Global Eagle Entertainment Inc. (as successor to Global Eagle Entertainment Luxembourg II Sarl), as the lender, and Global Eagle Holdings GmbH (as successor to Global Entertainment GmbH), as the borrower, as amended, restated, supplemented or otherwise modified from time to time.

3. Intercompany Note, dated as of January 1, 2017, in an initial principal amount of $2,228,100 between Entertainment in Motion Inc., as the lender, and Global Eagle Holdings GmbH (as successor to Global Entertainment GmbH), as the borrower, as amended, restated, supplemented or otherwise modified from time to time.

4. Debenture Subscription Agreement made and entered into on June 30, 2015, between Western Outdoor Interactive Private Limited (formerly known as Fairdeal Multimedia Private Limited) and held by the Issuer (as successor to Global Eagle Entertainment Luxembourg II Sarl) in the initial principal amount of INR 2,419,350,000 and the conversion of any interest thereunder into equity interests in Western Outdoor Private Limited (formerly known as Fairdeal Multimedia Private Limited) from time to time, as amended, restated, supplemented or otherwise modified from time to time.

Schedule 11(a)

Patents and Trademarks

UNITED STATES PATENTS

Registered:

Owner	Patent Number	Description
Global Eagle Entertainment Inc.	10,158,692	SYSTEM AND METHOD FOR ZERO LATENCY BROWSING
Global Eagle Entertainment Inc.	7,068,235	ANTENNA SYSTEM
Global Eagle Entertainment Inc.	7,350,753	RF SHIELDING FOR AIRCRAFT WINDOWS
Global Eagle Entertainment Inc.	7,388,551	ANTENNA SYSTEM
Global Eagle Entertainment Inc.	7,783,575	METHOD AND APPARATUS FOR CONNECTING A NETWORK OF ELECTRONIC SIGNS
Global Eagle Entertainment Inc.	8,209,261	METHOD AND APPARATUS FOR CONNECTING A NETWORK OF ELECTRONIC SIGNS
Global Eagle Entertainment Inc.	8,086,488	METHOD AND APPARATUS FOR DEFINING, DISTRIBUTING AND REDEEMING SMS AND MMS COUPONS
Global Eagle Entertainment Inc.	9,489,678	METHOD AND APPARATUS FOR CONNECTING A NETWORK FOR ELECTRONIC SIGNS (CONTINUATION OF P15C70)
Global Eagle Entertainment Inc.	8,818,842	METHOD AND APPARATUS FOR DEFINING, DISTRIBUTING AND REDEEMING SMS AND MMS COUPONS
Global Eagle Entertainment Inc.	8,537,982	SYSTEM FOR SYNCHRONIZING TELEPHONES AND ELECTRONIC DISPLAYS
Global Eagle Entertainment Inc.	9,255,809	SYSTEM AND METHOD FOR INTEGRATED TRIP PLANNING BASED ON FIXED AND FLEXIBLE ITINERARY COMPONENTS
Global Eagle Entertainment Inc.	8,184,974	FIBER-TO-SEAT (FTTS) FIBER DISTRIBUTION SYSYTEM

Global Eagle Entertainment Inc.	8,659,990	SERIAL NETWORKING FIBER-TO-THE-SEAT INFLIGHT ENTERTAINMENT SYSTEM
Global Eagle Entertainment Inc.	9,118,547	SERIAL NETWORKING FIBER-TO-THE-SEAT INFLIGHT ENTERTAINMENT SYSTEM
Global Eagle Entertainment Inc.	9,532,082	SERIAL NETWORKING FIBER-TO-THE-SEAT INFLIGHT ENTERTAINMENT SYSTEM
Global Eagle Entertainment Inc.	8,424,045	VIDEO DISPLAY UNIT DOCKING ASSEMBLY FOR FIBER-TO-THE-SCREEN INFLIGHT ENTERTAINMENT SYSTEM
Global Eagle Entertainment Inc.	8,416,698	SERIAL NETWORKING FIBER OPTIC INFLIGHT ENTERTAINMENT SYSTEM NETWORK CONFIGURATION
Global Eagle Entertainment Inc.	9,036,487	SERIAL NETWORKING FIBER OPTIC INFLIGHT ENTERTAINMENT SYSTEM NETWORK CONFIGURATION
Global Eagle Entertainment Inc.	9,344,351	INFLIGHT ENTERTAINMENT SYSTEM NETWORK CONFIGURATIONS
Global Eagle Entertainment Inc.	8,487,483	INFLIGHT ENTERTAINMENT SYSTEM POWER PROVISIONING
Global Eagle Entertainment Inc.	8,689,264	SEAT END PROGRAM CACHE UPDATES FOR INFLIGHT ENTERTAINMENT SYSTEM
Global Eagle Entertainment Inc.	9,043,846	INFLIGHT ENTERTAINMENT SYSTEM WITH SELECTIVELY PRELOADED SEAT END VIDEO CACHES
Global Eagle Entertainment Inc.	9158185	PERSONAL INTERACTIVE OVERHEAD PROJECTION INFLIGHT ENTERTAINMENT SYSTEM
Global Eagle Entertainment Inc.	7,729,657	NOISE REDUCTION SYSTEM AND METHOD THEREOF
Global Eagle Entertainment Inc.	8,238,817	NOISE REDUCTION SYSTEM AND METHOD THEREOF
Global Eagle Entertainment Inc.	7,522,877	NOISE REDUCTION SYSTEM AND METHOD THEREOF

Global Eagle Entertainment Inc.	8,346,162	SYSTEM AND METHOD FOR REDUCING VSAT APERTURES VIA SATELLITE MIMO
Global Eagle Entertainment Inc.	8,285,203	SYSTEM AND METHOD FOR ENABLING ULTRA SMALL APERTURE COMMUNICATION ANTENNA USING SPECTRAL REPLICATION AND COHERENT FREQUENCY AND PHASE COMBINING
Global Eagle Entertainment Inc.	8,340,574	SYSTEM AND METHOD FOR ENABLING ULTRA SMALL APERTURE COMMUNICATION ANTENNA USING SPECTRAL REPLICATION AND COHERENT FREQUENCY AND PHASE COMBINING
Global Eagle Entertainment Inc.	7,907,894	SYSTEM AND METHOD FOR ENABLING ULTRA SMALL APERTURE COMMUNICATION ANTENNA USING SPECTRAL REPLICATION AND COHERENT FREQUENCY AND PHASE COMBINING
Global Eagle Entertainment Inc.	8,335,468	SHORT-PERIODICITY CARRIER ACQUISITION FOR SATCOM INTERFERENCE CANCELLATION
Global Eagle Entertainment Inc.	8,384,758	VIDEO MANAGEMENT SYSTEM OVER SATELLITE
Global Eagle Entertainment Inc.	8,879,982	AUTOMATIC UPLINK POWER CONTROL IN INTERFERENCE CANCELLATION BASED SPECTRAL REUSE
Global Eagle Entertainment Inc.	8,954,600	SYSTEM AND METHOD FOR ZERO LATENCY BROWSING
Global Eagle Entertainment Inc.	9,661,059	SYSTEM AND METHOD FOR ZERO LATENCY BROWSING
Global Eagle Entertainment Inc.	9,130,644	POWER BOOSTER IN AN MEO SETTING
Global Eagle Entertainment Inc.	9,775,191	PHYSICAL LAYER HAND-OFF AND DIVERSITY COMBINING IN NON-GEOSTATIONARY SATELLITE CONSTELLATION
Global Eagle Entertainment Inc.	9,900,047	MULTI-CHANNEL SPREAD SPECTRUM RETURN CHANNEL FOR ULTRA SMALL APERTURE

Global Eagle Entertainment Inc.	9,185,603	DYNAMICALLY RECONFIGURING SATELLITE POOLS OF BANDWIDTH BASED ON REAL-TIME AND PREDETERMINED FACTORS
Global Eagle Entertainment Inc.	9,609,550	CONFIGURING WAN BACKLINK BANDWIDTH FOR A MOBILE COMMUNICATION PLATFORM BASED ON REAL-TIME AND PREDETERMINED FACTORS
Global Eagle Entertainment Inc.	9,615,293	SYSTEM TO FORM AND MANAGE BONDED CHANNEL COMPRISING SATELLITE AND WIFI BANDWIDTH
Global Eagle Entertainment Inc.	9,178,606	WIFI COORDINATION OF SATELLITE CHANNELS BETWEEN MOVING VESSELS
Global Eagle Entertainment Inc.	9,287,966	WIFI COORDINATION OF SATELLITE CHANNELS BETWEEN MOVING VESSELS
Global Eagle Entertainment Inc.	9,100,089	ROAMING CONTENT CACHE UPDATE AND REPORTING SYSTEM
Global Eagle Entertainment Inc.	8,730,103	DUAL ANTENNA TRANSFER SWITCH SYSTEM, METHOD AND APPARATUS
Global Eagle Entertainment Inc.	9,431,701	DUAL ANTENNA TRANSFER SWITCH SYSTEM, METHOD AND APPARATUS
Global Eagle Entertainment Inc.	8,514,069	TRACKING PASSENGERS ON CRUISE SHIPS
Global Eagle Entertainment Inc.	8,823,517	TRACKING PASSENGERS ON CRUISE SHIPS
Global Eagle Entertainment Inc.	9,159,212	TRACKING PASSENGERS ON CRUISE SHIPS
Global Eagle Entertainment Inc.	9,160,801	LOCAL EVENT OVERLAYS TO GLOBAL SOCIAL MEDIA NETWORK
Global Eagle Entertainment Inc.	9,794,325	POST IT NOW CONTENT PROMOTION ABOARD A MOBILE COMMUNICATION PLATFORM
Global Eagle Entertainment Inc.	9,578,103	CROWD SOURCED CONTENT FOR LOCAL SOCIAL MEDIA CONTEXT ABOARD A MOBILE COMMUNICATIONS PLATFORM
Global Eagle Entertainment Inc.	9,184,925	LOCAL EVENT OVERLAYS TO GLOBAL SOCIAL MEDIA NETWORK

Global Eagle Entertainment Inc.	8,885,756	MULTI-ANTENNA/MULTILINK DIVERSITY MANAGEMENT FOR MOBILE COMMUNICATION PLATFORM
Global Eagle Entertainment Inc.	8,891,660	ONBOARD ACTIVITY INFLUENCED MULTI-ANTENNA PAIRING SYSTEM FOR MOBILE COMMUNICATION PLATFORM
Global Eagle Entertainment Inc.	8,995,558	MULTI-ANTENNA/MULTILINK DIVERSITY MANAGEMENT FOR MOBILE COMMUNICATION PLATFORM
Global Eagle Entertainment Inc.	9,900,062	ONBOARD ACTIVITY INFLUENCED MULTI-ANTENNA PAIRING SYSTEM FOR MOBILE COMMUNICATION PLATFORM
Global Eagle Entertainment Inc.	8,824,751	DIGITAL PHOTOGRAPH GROUP EDITING AND ACCESS
Global Eagle Entertainment Inc.	9,300,706	DIGITAL PHOTOGRAPH GROUP EDITING AND ACCESS
Global Eagle Entertainment Inc.	9,112,578	DATA ARCHIVE FROM ISOLATED LOCATIONS
Global Eagle Entertainment Inc.	9,209,985	ASSOCIATION OF DIVERSE APPLICATION LOGIC ACROSS MULTIPLE DISTINCT DEVICES WITH PRIORITY BANDWIDTH CHANNEL
Global Eagle Entertainment Inc.	9,210,102	SYSTEM TO ENABLE PRIORITY BANDWIDTH FOR PARTICULAR IP ADDRESSES DURING LIMITED DURATION EVENT
Global Eagle Entertainment Inc.	7,945,167	PREVENTING MOBILE COMMUNICATIONS IN A QUIET ZONE USING ARTIFICIALLY IMPOSED SIGNAL TIME DELAY
Global Eagle Entertainment Inc.	9,106,810	MARITIME SAFETY SYSTEMS FOR CREW AND PASSENGERS
Global Eagle Entertainment Inc.	9,078,105	EVENT LOGGING AND REPLAY SYSTEM AND PROCESS FOR MOBILE COMMUNICATION PLATFORM

Global Eagle Entertainment Inc.	9,042,911	DYNAMICALLY RECONFIGURED GEO-FENCE BOUNDARIES
Global Eagle Entertainment Inc.	9,462,420	DYNAMICALLY RECONFIGURED GEO-FENCE BOUNDARIES
Global Eagle Entertainment Inc.	9,461,971	OPTIONAL COMPRESSION OF SECURE NETWORK TRAFFIC
Global Eagle Entertainment Inc.	10,027,404	LOOPBACK SATELLITE TRANSPONDER PRE- DISTORTER
Global Eagle Entertainment Inc.	s/b 10,237,763	REAL TIME DATA METER
Global Eagle Entertainment Inc.	10,326,521	SWITCHING COMMUNICATION NETWORKS ABOARD A MOVING VESSEL BASED ON CONTROL OF PRIORITY

Applications:

Owner	Application Number	Description
Global Eagle Entertainment Inc.	15/138,874 (application pending)	NETWORK COMMUNICATION SYSTEM AND METHOD WITH WEB PUSH PROTOCOL
Global Eagle Entertainment Inc.	62/827,992 (application pending)	Improved Bandwidth and Buffering Delay Estimation in Satellite Links Using Reinforcement Learning and Simulated Annealing
Global Eagle Entertainment Inc.	15/969613 (application pending)	DATA FLOW CONTROL FOR DUAL ENDED TRANSMISSION CONTROL PROTOCOL PERFORMANCE ENHANCEMENT PROXIES

UNITED STATES TRADEMARKS:

Registered:

Owner	Reg. No.	Mark
Global Eagle Entertainment Inc.	3,136,192	NAVAERO
Global Eagle Entertainment Inc.	3,093,580	T PAD
Global Eagle Entertainment Inc.	4,325,665	MASFLIGHT
Global Eagle Entertainment Inc.	1,931,848	OCEAN CREDIT
Maritime Telecommunications Networks Inc.	2,021,275	OCEANPHONE
Global Eagle Entertainment Inc.	2,426,323	MARITIME TELECOMMUNICATIONS NETWORK
Maritime Telecommunications Networks Inc.	2,998,213	MTN & Design
Global Eagle Entertainment Inc.	3,005,864	MTN & Design
Global Eagle Entertainment Inc.	4,248,976	HD CONNECT
Global Eagle Entertainment Inc.	4,359,437	CONNECT AT SEA[1]
Global Eagle Entertainment Inc.	4,473,349	SPEEDNET
Global Eagle Entertainment Inc.	4,489,703	ZERO LATENCY GATEWAY
Global Eagle Entertainment Inc.	4,517,406	EMERGING MARKETS COMMUNICATIONS
Global Eagle Entertainment Inc.	5,350,927	AIRCONNECT GLOBAL
Global Eagle Entertainment Inc.	5,346,645	AIRCONNECT GLOBAL
Global Eagle Entertainment Inc.	5,065,001	AIRVIEW
Global Eagle Entertainment Inc.	5,065,117	AIRPRO
Global Eagle Entertainment Inc.	5,234,649	GEE MARITIME
Global Eagle Entertainment Inc.	5,751,837	GLOBAL EAGLE
Global Eagle Entertainment Inc.	5,751,838	GLOBAL EAGLE
Global Eagle Entertainment Inc.	5,758,187	GLOBAL EAGLE

[1]	Global Eagle Entertainment plans to abandon this trademark in December of 2019.

Global Eagle Entertainment Inc.	5,758,188		GLOBAL EAGLE
Global Eagle Entertainment Inc.	5,751,839		GLOBAL EAGLE
Global Eagle Entertainment Inc.	5,751,840		GLOBAL EAGLE
Global Eagle Entertainment Inc.	5,751,841		GLOBAL EAGLE
Global Eagle Entertainment Inc.	5,758,189		GLOBAL EAGLE
Global Eagle Entertainment Inc.	5,758,190		GLOBAL EAGLE
Global Eagle Entertainment Inc.	5,751,842		GLOBAL EAGLE
Global Eagle Entertainment Inc.	5,746,458		ENRICH TIME
Global Eagle Entertainment Inc.	5503114		AIRTIME
Global Eagle Entertainment Inc.	3,719,086		LUMEXIS
Global Eagle Entertainment Inc.	3,699,931		LUMEXIS & Design
Global Eagle Entertainment Inc.	3,901,649		FIBER-TO-THE-SCREEN
Global Eagle Entertainment Inc.	3,901,648		FTTS
Global Eagle Entertainment Inc.	3,999,178		IFE AT THE SPEED OF LIGHT
Global Eagle Entertainment Inc.	4,268,556	[2]	IFE AT THE SPEED OF LIGHT
Global Eagle Entertainment Inc.	4,978,727		THE FUTURE OF IFE
Inflight Productions USA Inc.	3,966,642		THE LAB.AERO
Row 44, Inc.	3,648,773		ROW 44
Row 44, Inc.	3,894,253		ROW 44
Row 44, Inc.	3,648,365		GIVING BROADBAND WINGS

[2]	Global Eagle Entertainment plans to abandon this trademark.

Applications:

Owner	App. Number	Mark
Global Eagle Entertainment Inc.	87/370,557	GLOBAL EAGLE
Global Eagle Entertainment Inc.	87/370,666	GLOBAL EAGLE (Stylized)
Global Eagle Entertainment Inc.	87/619,242	ENRICH TIME
Global Eagle Entertainment Inc.	87/619,259	ENRICH TIME
Global Eagle Entertainment Inc.	87/619,266	ENRICH TIME
Global Eagle Entertainment Inc.	87/619,287	ENRICH TIME
Global Eagle Entertainment Inc.	87/619,114	PRIVA
Global Eagle Entertainment Inc.	87/619,145	PRIVA
Global Eagle Entertainment Inc.	87/619,159	PRIVA
Global Eagle Entertainment Inc.	87/619,183	PRIVA
Global Eagle Entertainment Inc.	87/619,190	PRIVA
Global Eagle Entertainment Inc.	88/496,141	IFE AT THE SPEED OF LIGHT

Schedule 11(b)

Copyrights

UNITED STATES COPYRIGHTS:

None.

OTHER COPYRIGHTS:

None.

Schedule 12

Commercial Tort Claims

None.

Schedule 14

(a) Agreements and Contracts with Governmental Authorities:

Contracts of Emerging Markets Communications, LLC:

•	Contract with The Central Bank of Congo to Provide Intranet and Internet Bandwidth and Technical Assistance

•	Contract with the Education Secretary of the State of Minas Gerais, Brazil to Provide VSAT Services in Brazil

•	Contract with Agência de Tecnologia da Informação do estado do Piaui-Ati to Provide VSAT Services in Brazil

•	Contract with African Development Bank Group to Provide Broadband VSAT WAN Connectivity to the African Development Bank’s 32 Office Locations in Africa

•	Satellite Capacity (Lease) Agreements with Arab Satellite Communications Organization (“ARABSAT”)

Contracts of Global Eagle Entertainment, Inc.

•	Contract with Navy Motion Picture Service to provide content to US Navy

•	Agreement with Army & Air Force Exchange Service to provide content to the US Army

(b) FCC Licenses:

Note Party	FCC File Numbers	Call Sign	Exp. Date	Description
Global Eagle Telecom Licensing Subsidiary LLC	SES-LIC-20051020-01450	E050308	12/06/2020	C-band fixed-satellite service earth station (7.3m dish) (Fairmont WV)
Global Eagle Telecom Licensing Subsidiary LLC	SES-LIC-20051007-01385, as modified by SES-MOD-20060828-01518 SES-MOD-20080320-00333 SES-MOD-20100505-00555	E050281	12/16/2020	C-band ESV network comprised of the Miramar, FL and Holmdel, NJ hub stations and ESV remotes as well as traditional digital voice and data and International Busines Service
Global Eagle Telecom Licensing Subsidiary LLC	SES-LIC-20011130-02259, as amended by SES-AMD-20040518-00680 SES-AMD-20040812-01173 SES-AFS-20050805-01081 SES-AMD-20060725-01258 SES-MOD-20120626-00615	E010332	10/06/2021	Ku-band ESV network comprised of Miramar, FL hub station and ESV remotes as well as traditional land-based (VSAT) remotes
Global Eagle Telecom Licensing Subsidiary LLC	SES-LIC-20040616-00834, as amended by SES-AMD-20040622-00853	E040270	08/11/2019	Temporary-fixed Ku-band earth station (1.2 m dish)
Global Eagle Telecom Licensing Subsidiary LLC	SES-LIC-20061030-01918, as amended by SES-AMD-20061108-01972	E060392	12/22/2021	Temporary-fixed Ku-band earth station (1.0 m dish)
Global Eagle Telecom Licensing Subsidiary LLC	SES-LIC-20061030-01920, as amended by SES-AMD-20061108-01973	E060393	12/22/2021	Temporary-fixed Ku-band earth station (1.0 m dish)
Global Eagle Telecom Licensing Subsidiary LLC	SES-LIC-20061030-01921, as amended by SES-AMD-20061108-01974	E060394	12/22/2021	Temporary-fixed Ku-band earth station (1.0 m dish)

Global Eagle Telecom Licensing Subsidiary LLC	SES-LIC-20061030-01922, as amended by SES-AMD-20061108-01964	E060395	12/22/2021	Temporary-fixed Ku-band earth station (1.0 m dish)
Global Eagle Telecom Licensing Subsidiary LLC	SES-LIC-20061030-01923, as amended by SES-AMD-20061108-01965	E060396	12/22/2021	Temporary-fixed Ku-band earth station (1.0 m dish)
Global Eagle Telecom Licensing Subsidiary LLC	SES-MOD-20080613-00773	E859623	11/19/2024	C-band fixed-satellite service earth station (two 11.0 m and two 11.3 m dishes) (Holmdel, NJ)
Global Eagle Telecom Licensing Subsidiary LLC	SES-RWL-20091009-01307	E990325	11/22/2024	C-band fixed-satellite service earth station (11.3 m dish) (Holmdel, NJ)
Global Eagle Telecom Licensing Subsidiary LLC	SES-RWL-20091009-01308	E990328	11/22/2024	C-band fixed-satellite service earth station (11.3 m dish) (Holmdel, NJ)
Global Eagle Telecom Licensing Subsidiary LLC	SES-RWL-20091009-01309	E990439	01/05/2025	C-band fixed-satellite service earth station (two 18.3 m dishes) (Holmdel, NJ)
Global Eagle Telecom Licensing Subsidiary LLC	SES-RWL-20090818-01020	KA257	09/25/2024	C-band fixed-satellite service earth station (21.0 m dish) (Holmdel, NJ)
Global Eagle Telecom Licensing Subsidiary LLC	SES-RWL-20120207-00141	KA322	04/10/2027	C-band fixed-satellite service earth station (11.0 m dish) (Holmdel, NJ)
Global Eagle Telecom Licensing Subsidiary LLC	SES-RWL-20040924-01455	KA434	10/25/2019	C-band fixed-satellite service earth station (16.4 m dish) (Holmdel, NJ)
Global Eagle Telecom Licensing Subsidiary LLC	SES-RWL-20060629-01085, as modified by SES-MFS-20090626-00796 SES-MFS-20120409-00346	E860029	07/02/2021	Ku-band fixed-satellite service earth station (7.0 m dish) (Holmdel, NJ)
Global Eagle Telecom Licensing Subsidiary LLC	SES-RWL-20111103-01321	E910614	12/20/2026	Ku-band fixed-satellite service earth station (3.5 m dish) (Holmdel, NJ)
Global Eagle Telecom Licensing Subsidiary LLC	SES-LIC-20070904-01220, as modified by	E070218	10/16/2022	Ku-band earth station (four 6.1 m dishes plus 6.3 m and 4.5 m dishes) (Holmdel, NJ)
SES-MFS-20090602-00676
SES-MOD-20100702-00861
SES-MOD-20101026-01342
SES-MFS-20120409-00344

Global Eagle Telecom Licensing Subsidiary LLC	SES-LIC-20070904-01222, as modified by SES-MFS-20090602-00677 SES-MFS-20120409-00345	E070219	10/16/2022	Ku-band earth station (6.1m dish) (Holmdel, NJ)
Global Eagle Telecom Licensing Subsidiary LLC	SES-MOD-20170207-00126	E160163	12/07/2031	Ku-band earth station (two 9.0 m dishes) (Holmdel, NJ)
Global Eagle Telecom Licensing Subsidiary LLC	0549-EX-CN-2017	WI2XZZ	09/01/2019	Mobile-CONUS for Testing of Ka-band GSAA Antenna with EchoStar 19/Jupitar 2 (S2834) at 97.1 W.L.
Global Eagle Telecom Licensing Subsidiary LLC	SES-MOD-20171002-01094	E080100	08/05/2024	Fixed Satellite Service, Earth Stations Aboard Aircraft license for operation in U.S. airspace and over international waters
Global Eagle Telecom Licensing Subsidiary LLC (licensed to N44HQ LLC)	0003561258	44HQ	08/27/2018	AC – Aircraft

(c) Aircraft and Airplanes:

None.

(d) Ships, Boats and Vessels:

None.

(e) Rolling Stock and Trains:

None.

(f) Oil, Gas, Minerals and as Extracted Collateral:

None.

Schedule 15

Deposit Accounts

Entity	Bank	Account Number
Emerging Markets Communications, LLC	Citibank	31155355
Global Eagle Entertainment Inc.	Citibank	30984856
Maritime Telecommunications Network, Inc.	Bank of America	898052387886
Row 44, Inc.	Silicon Valley Bank	660003560

ANNEX VI

AMENDMENT NO. 1 TO INTERCREDITOR AND SUBORDINATION AGREEMENT

[See attached]

Execution Version

AMENDMENT NO. 1 TO INTERCREDITOR AND SUBORDINATION AGREEMENT

AND CONSENT AND REAFFIRMATION

This AMENDMENT NO. 1 TO INTERCREDITOR AND SUBORDINATION AGREEMENT AND CONSENT AND REAFFIRMATION (this “Amendment”) is made as of July 19, 2019 (the “Effective Date”), by and among GLOBAL EAGLE ENTERTAINMENT INC., a Delaware corporation (the “Borrower” or “Company”), certain subsidiaries of the Borrower from time to time party to the Amended Credit Agreement referred to herein and the Amended Second Lien Securities Purchase Agreement referred to herein (the “Subsidiary Guarantors”), CITIBANK, N.A., as administrative agent for the First Lien Credit Agreement Secured Parties (in such capacity, the “First Lien Agent”), and CORTLAND CAPITAL MARKET SERVICES LLC, as collateral agent for the Second Lien Securities Purchase Agreement Secured Parties (in such capacity, the “Second Lien Agent” and together with the First Lien Agent, the “Agents”). Capitalized terms used in this Amendment (including the Recitals), to the extent not otherwise defined herein, shall have the same meanings as in the Intercreditor Agreement (as defined below).

RECITALS

WHEREAS, the First Lien Agent and the Second Lien Agent are party to that certain Intercreditor and Subordination Agreement, dated as of March 27, 2018 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”);

WHEREAS, reference is made to that certain Omnibus Incremental Term Loan and Seventh Amendment to Credit Agreement and Amendment to Security Agreement (the “First Omnibus Amendment”) dated as of the date hereof by and among the First Lien Agent, the Borrower, the guarantors party thereto and the lenders identified on the signature pages thereto, which amends the terms of that certain Credit Agreement (the “Existing Credit Agreement”), dated as of January 6, 2017 (as amended, restated, supplemented or otherwise modified from time to time, including by the First Omnibus Amendment, the “Amended Credit Agreement”), by and among the First Lien Agent, the Borrower, the guarantors party thereto, and the lenders party thereto;

WHEREAS, reference is made to that certain Second Amendment to Securities Purchase Agreement and Amendment to Security Agreement (the “Second Lien Amendment”), dated as of the date hereof, by and among the Company, the guarantors party thereto, the purchasers party thereto and the Second Lien Agent, which amends the terms of that certain Securities Purchase Agreement (the “Existing Second Lien Securities Purchase Agreement”) dated as of March 8, 2018 (as amended, restated, supplemented or otherwise modified from time to time, including by the Second Lien Amendment, the “Amended Second Lien Securities Purchase Agreement”), by and among the Company, the purchasers party thereto and the Second Lien Agent;

WHEREAS, effective as of the date hereof, each of the Amended Credit Agreement, by virtue of the First Omnibus Amendment, and the Amended Second Lien Securities Purchase Agreement, by virtue of the Second Lien Amendment, replaces in its entirety the Existing Credit Agreement and the Existing Second Lien Securities Purchase Agreement, respectively;

WHEREAS, the Borrower and the Subsidiary Guarantors desire to enter into this Amendment to amend the Intercreditor Agreement in certain respects consistent with the foregoing and pursuant to the terms and conditions below;

WHEREAS, the Second Lien Agent, for and on behalf of itself and the other Second Lien Securities Purchase Agreement Secured Parties, desires to enter into this Amendment to amend the Intercreditor Agreement in certain respects consistent with the foregoing and pursuant to the terms and conditions below; and

WHEREAS, the First Lien Agent, for and on behalf of itself and the other First Lien Credit Agreement Secured Parties, desires to enter into this Amendment to (1) provide its consent to the execution, delivery and performance of the Second Lien Amendment, and the amendments to the Existing Second Lien Securities Purchase Agreement contained therein and (2) amend the Intercreditor Agreement in certain respects consistent with the foregoing and pursuant to the terms and conditions below.

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Consent to Second Lien Amendment. In each case to the extent such consent is required in order to comply with the terms of the Intercreditor Agreement, the First Lien Agent, for and on behalf of itself and the other First Lien Credit Agreement Secured Parties, hereby consents to (a) the execution, delivery and performance of the Second Lien Amendment by the parties thereto (a copy of which is attached hereto as Exhibit A) and (b) the amendments to the Existing Second Lien Securities Purchase Agreement contained in the Second Lien Amendment, including, without limitation, the amendments to Section 3.5 (and related definitions) therein in respect of the extension and calculation of the call premium with respect to optional prepayments of the Notes (as defined in the Amended Second Lien Securities Purchase Agreement).

2. Amendments to Intercreditor Agreement. Effective as of the Effective Date, the Intercreditor Agreement shall be amended as follows:

a. Section 3.01 is hereby amended and replaced in its entirety to read as follows:

“Agreement to Subordinate. The Borrower and each other Grantor covenants and agrees, and the Designated Second Lien Representative, for itself and on behalf of the Second Lien Secured Parties, covenants and agrees, and each Second Lien Secured Party by accepting the Second Lien Note Documents covenants and agrees that, anything in the Second Lien Note Documents or Second Lien Securities Purchase Agreement to the contrary notwithstanding, the Second Lien Secured Obligations are subordinate and junior in right of payment, to the extent provided herein, to all First Lien Secured Obligations, whether outstanding on the date of execution of the Second Lien Securities Purchase Agreement or thereafter created, incurred or assumed, and that the subordination is for the

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benefit of the First Lien Secured Parties. For the avoidance of doubt, the payment priorities set forth in this Agreement shall relate to and include all payments, distributions and proceeds from any source whatsoever and from any and all rights, assets or properties (or proceeds thereof) of the Grantors whatsoever, whether or not constituting Collateral, and whether or not secured by the First Liens or Second Liens.”.

b. Section 3.02(a) is hereby amended and replaced in its entirety to read as follows:

“(a) No payment by the Borrower or any other Grantor with respect to the Second Lien Secured Obligations (whether such payment is a payment on account of principal (or premium, if any), sinking funds or interest on the Second Lien Secured Obligations or otherwise) shall be made if either of the following occurs (each, a “Payment Default”):

(i) the failure of any Grantor to pay, on a timely basis, any principal, interest, fees or other obligations under the First Lien Loan Documents including, without limitation, any default in payment of First Lien Secured Obligations after acceleration thereof; or

(ii) any Default or Event of Default (each as defined in the First Lien Credit Agreement) under any First Lien Loan Documents has occurred and the maturity of any First Lien Secured Obligations is accelerated in accordance with the applicable terms of the First Lien Loan Documents, unless, in either case, the Payment Default has been cured or waived and any such acceleration has been rescinded or such First Lien Secured Obligations have been Discharged; provided, however, that, subject to Section 4.02, the Borrower may pay the Second Lien Secured Obligations without regard to the foregoing if (i) the Borrower and the Designated Second Lien Representative receive written notice approving such payment from the Designated First Lien Representative with respect to which a Payment Default has occurred and is continuing or (ii) such payment is made in kind or in Equity Interests of the Borrower (or any parent entity thereof). The Borrower shall promptly give notice to the Designated Second Lien Representative of any occurrence of a Payment Default.”.

c. Section 4.02 is hereby amended and replaced in its entirety to read as follows:

“Distribution on Dissolution, Liquidation and Reorganization. Upon any distribution of any kind or character, whether in cash, property or securities, by any Grantor upon any dissolution, winding up, liquidation or reorganization of such Grantor, whether in a Bankruptcy/Liquidation Proceeding or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of such Grantor or otherwise:

(a) the First Lien Secured Parties shall be entitled to a Discharge of First Lien Secured Obligations before the Second Lien Secured Parties are entitled to receive any payment or distribution upon the Second Lien Secured Obligations (whether by payment of principal (and premium, if any) or interest on the Second Lien Secured Obligations or otherwise);

3

(b) any payment or distribution by any Grantor of any kind or character, whether in cash, property or securities, to which the Second Lien Agent or Second Lien Secured Parties would be entitled except for the provisions of this Article 4 shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the Designated First Lien Representative for application to payment of the First Lien Secured Obligations, to the extent necessary for the Discharge of the First Lien Secured Obligations (as determined at the time of such payment by the applicable court authorizing or approving such payment); and

(c) in the event that, notwithstanding the foregoing, any payment or distribution of assets of any Grantor of any kind or character, whether in cash, property or securities, shall be received by the Designated Second Lien Representative or any Second Lien Secured Party before the Discharge of First Lien Secured Obligations shall have occurred, such payment or distribution shall be paid over to the Designated First Lien Representative for application to payment of the First Lien Secured Obligations, to the extent necessary for the Discharge of the First Lien Secured Obligations.

Nothing contained in this Agreement or in the Second Lien Note Documents is intended to or shall impair, as between the Borrower, its creditors (other than the First Lien Secured Parties) and the Second Lien Secured Parties, the obligation of the Grantors, which is unconditional and absolute, to pay to the Second Lien Secured Parties the Second Lien Secured Obligations as and when the same shall become due and payable in accordance with the terms of the applicable Second Lien Note Documents, or to affect the relative rights of the Second Lien Secured Parties and creditors of the Borrower (other than the First Lien Secured Parties).”.

d. Section 10.16 is hereby amended and replaced in its entirety to read as follows:

“Equity Interests; Payment in Kind. Notwithstanding anything contained herein to the contrary (including, without limitation, in respect of subordination and turnover provisions), the right of the Second Lien Secured Parties to receive either (i) interest payments in kind or (ii) except as provided in Section 3.02 or Section 4.02 or in the context of a Bankruptcy/Insolvency Proceeding in which the First Lien Secured Parties are not receiving payment in full in cash of the First Lien Obligations pursuant to a plan of reorganization, Equity Interests of the Borrower (or any parent entity thereof) shall not be affected by any of the terms contained herein.”.

3. Conditions Precedent to Effectiveness of this Amendment. This Amendment shall not become effective until all of the following conditions precedent shall have been satisfied in the discretion of each Agent or waived by both Agents:

(a) Both Agents shall have received fully executed counterparts from all parties hereto of this Amendment.

(b) (i) The First Lien Agent shall have received (x) the Second Lien Amendment, dated as of the date hereof, duly authorized, executed and delivered by and among the Borrower, the guarantors party thereto, the purchasers party thereto (constituting “Requisite Purchasers” as defined in the Existing Second Lien Securities Purchase Agreement) and the Second Lien Agent in substantially the form set forth in Exhibit A hereto and (y) the First Omnibus Amendment, dated as of the date hereof, duly authorized, executed and delivered by the Borrower,

4

the guarantors party thereto and the lenders party thereto (constituting “Required Lenders” as defined in the Existing Credit Agreement) and (ii) the Second Lien Agent shall have received (x) the First Omnibus Amendment dated as of the date hereof, duly authorized, executed and delivered by and among the Borrower, the guarantors party thereto, the lenders party thereto (constituting “Required Lenders” as defined in the Existing Credit Agreement) and the First Lien Agent and (y) the Second Lien Amendment, dated as of the date hereof, duly authorized, executed and delivered by and among the Borrower, the guarantors party thereto, the purchasers party thereto (constituting “Requisite Purchasers” as defined in the Existing Second Lien Securities Purchase Agreement) and the Second Lien Agent.

4. Representations and Warranties. Each Agent represents and warrants to the other Agent that it has the requisite power and authority to execute and deliver this Amendment for itself and on behalf of the applicable First Lien Credit Agreement Secured Parties represented by it (in the case of the First Lien Agent) or the applicable Second Lien Securities Purchase Agreement Secured Parties represented by it (in the case of the Second Lien Agent).

5. Choice of Law. THIS AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON OR ARISING OUT OF THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

6. C ounterparts. This Amendment may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telefacsimile or other electronic method of transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

7. Reaffirmation of Intercreditor Agreement.

(a) Each of the Borrower and the Subsidiary Guarantors, the First Lien Agent, on behalf of itself and the First Lien Credit Agreement Secured Parties, and the Second Lien Agent, on behalf of itself and the Second Lien Securities Purchase Agreement Secured Parties, hereby confirms, acknowledges and agrees that (i) the Intercreditor Agreement (as amended hereby) remains in full force and effect following the execution, delivery and performance of and after giving effect to this Amendment, the First Omnibus Amendment and the Second Lien Amendment and (ii) the Intercreditor Agreement (as amended hereby) remains binding with respect thereto and with respect to all obligations under each such agreement including, without limitation, the First Lien Secured Obligations as amended and increased by the First Omnibus Amendment and the Second Lien Secured Obligations as amended by the Second Lien Amendment.

(b) Upon and after the effectiveness of this Amendment, (i) each reference in the Intercreditor Agreement to “this Intercreditor Agreement”, “hereunder”, “hereof” or words of like import referring to the Intercreditor Agreement, and each reference in the First Lien Loan

5

Documents and the Second Lien Note Documents to “the Intercreditor Agreement”, “thereunder”, “thereof” or words of like import referring to the Intercreditor Agreement, shall mean and be a reference to the Intercreditor Agreement as modified and amended hereby and (ii) all references in the Intercreditor Agreement to the (X) “First Lien Credit Agreement” shall be deemed to include and refer to the Amended Credit Agreement and (Y) “Second Lien Securities Purchase Agreement” shall be deemed to include and refer to the Amended Second Lien Securities Purchase Agreement.

8. Severability. Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

9. Consent to Jurisdiction; Waiver of Jury Trial. The jurisdiction and waiver of jury trial provisions set forth in Sections 10.07(b) and 10.08 of the Intercreditor Agreement are hereby incorporated by reference, mutatis mutandis.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow.]

6

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

CITIBANK, N.A.,
as First Lien Agent

By:
Name:
Title:

CORTLAND CAPITAL MARKET SERVICES LLC,
as Second Lien Agent

By:
Name:
Title:

Amendment No. 1 to Intercreditor Agreement

GLOBAL EAGLE ENTERTAINMENT INC., as Company

By:
Name: Christian Mezger
Title: Chief Financial Officer

GLOBAL EAGLE SERVICES, LLC
AIRLINE MEDIA PRODUCTIONS, INC.
ENTERTAINMENT IN MOTION, INC.
GLOBAL EAGLE ENTERTAINMENT OPERATIONS
SOLUTIONS, INC.
INFLIGHT PRODUCTIONS USA INC.
POST MODERN EDIT, INC.
THE LAB AERO, INC.
ROW 44, INC.
N44HQ, LLC
EMERGING MARKETS COMMUNICATIONS, LLC
MARITIME TELECOMMUNICATIONS NETWORK, INC.
MTN INTERNATIONAL, INC.
MTN GOVERNMENT SERVICES, INC.
MTN LICENSE CORP.
GLOBAL EAGLE TELECOM LICENSING
SUBSIDIARY LLC
IFE SERVICES (USA), INC.,
each as a Subsidiary Guarantor

By:
Name: Christian Mezger
Title: Chief Financial Officer

Amendment No. 1 to Intercreditor Agreement

Exhibit A

SECOND LIEN AMENDMENT

[See attached]